As filed with the Securities and Exchange Commission on August 6, 2008.

                                                                        File No.
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
    Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

                            CHINA VOICE HOLDING CORP.
             (Exact name of registrant as specified in its charter)

                 NEVADA                                     16-1680725

     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

  327 Plaza Real, Suite 319, Boca Raton, Florida               33432
     (Address of principal executive offices)               (Zip Code)

                  Registrant's telephone number: (561) 394-2482

                                   Copies to:

                                  Bill Burbank
                      Chief Executive Officer and President
                            China Voice Holding Corp.
                            327 Plaza Real, Suite 319
                            Boca Raton, Florida 33432
                                 (561) 394-2482

                              Ronald L. Brown, Esq.
                                Andrews Kurth LLP
                          1717 Main Street, Suite 3700
                               Dallas, Texas 75214
                                 (214) 659-4400

        Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered

       Not applicable.                                   Not applicable.

        Securities to be registered pursuant to Section 12(g) of the Act:
                     Common Stock, par value $.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer                         Accelerated filer

Non-accelerated filer                           Smaller reporting company [X]
(Do not check if a smaller reporting company)

                                TABLE OF CONTENTS


ITEM 1.      BUSINESS..........................................................1


ITEM 1A.     RISK FACTORS......................................................8


ITEM 2.      FINANCIAL INFORMATION............................................22

             SELECTED CONSOLIDATED FINANCIAL DATA.............................22

             Management's Discussion and Analysis of Financial Condition
               and Results of Operation.......................................22


ITEM 3.      PROPERTIES.......................................................27


ITEM 4.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...27


ITEM 5.      DIRECTORS AND EXECUTIVE OFFICERS.................................29


ITEM 6.      EXECUTIVE COMPENSATION...........................................31


ITEM 7.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND
               DIRECTOR INDEPENDENCE..........................................33


ITEM 8.      LEGAL PROCEEDINGS................................................34


ITEM 9.      MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
               EQUITY AND RELATED.............................................34


ITEM 10.     RECENT SALES OF UNREGISTERED SECURITIES..........................35


ITEM 11.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED..........40


ITEM 12.     INDEMNIFICATION OF DIRECTORS AND OFFICERS........................44


ITEM 13.     FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA......................47


ITEM 14.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
               AND FINANCIAL DISCLOSURE.......................................47


ITEM 15.     FINANCIAL STATEMENTS AND EXHIBITS................................47


SIGNATURES   .................................................................48


FINANCIAL STATEMENTS.........................................................F-1


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You should rely only on the  information  contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this document is accurate as of the date of this Form 10 only.

As used in this Form 10, unless the context otherwise requires the terms "we," "us," "our," "CHVC" and the "Company" refer to China Voice Holding Corp., a Nevada corporation, and its subsidiaries.

                           FORWARD-LOOKING STATEMENTS

Except for statements of historical fact, certain information described in this document contains "forward-looking statements" that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," "would" or similar words. The statements that contain these or similar words should be read carefully because these statements discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other "forward-looking" information. China Voice Holding Corp. believes that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able accurately to predict or control. Further, we urge you to be cautious of the forward-looking statements which are contained in this Form 10 because they involve risks, uncertainties and other factors affecting our operations, market growth, service, products and licenses. The factors listed below in the section captioned "Risk Factors" within Item 1A, "Description of Business," as well as other cautionary language in this Form 10, describe such risks, uncertainties and events that may cause our actual results and achievements, whether expressed or implied, to differ materially from the expectations we describe in our forward-looking statements. The occurrence of any of the events described as risk factors could have a material adverse effect on our business, results of operations and financial position.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When our Registration Statement on Form 10 becomes effective, we will file reports, proxy statements, information statements and other information with the Securities and Exchange Commission. You may read and copy this information, for a copying fee, at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services, and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

Our internet address is www.chvc.com. Upon the effectiveness of this registration statement with the SEC, we will make available through a link to the SEC's web site, electronic copies of the materials we file with the SEC (including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders and amendments to those reports). To receive paper copies of our SEC materials, please contact us by mail addressed to China Voice Holding Corp., c/o Investor Relations, 327 Plaza Real, Suite 319, Boca Raton, Florida 33432, (561) 394-2482.





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ITEM 1. BUSINESS

General Information

Our business address is 327 Plaza Real, Suite 319, Boca Raton, Florida 33432, and our telephone number is (561)394-2482. Our website is www.chvc.com. The information contained in, or that can be accessed through, our website is not part of this registration statement.

History

China Voice Holding Corp. was incorporated in New York on August 7, 2003 under the name "Surf Franchise, Inc." On April 1, 2004, we entered into an Agreement and Plan of Reorganization with China Voice Corp., a Nevada Corporation, pursuant to which China Voice Corp. became our wholly-owned subsidiary through a reverse acquisition, whereby the former stockholders of China Voice Corp. received a controlling interest of our common stock. On April 14, 2004, we changed our name from "Surf Franchise, Inc." to "China Voice Holding Corp." On July 22, 2008, we reorganized the company from a New York corporation to a Nevada corporation.

Since the acquisition of China Voice Corp. was closed through the issuance of a controlling interest in our common stock, a subsidiary of China Voice Corp., Voium Technologies Ltd., was deemed as the survivor for accounting purposes.

Company Overview

We are a United States (Nevada) public holding company headquartered in Boca Raton, Florida with a portfolio of next-generation communications products and services doing business in the People's Republic of China and the United States. Through our subsidiaries, we provide Voice over Internet Protocol ("VoIP") telephone services, office automation, wireless broadband, unified messaging, video conferencing, wholesale termination, mobility services, prepaid calling cards and prepaid cellular as well as other advanced voice and data services primarily in China and North America. Licenses that our Chinese subsidiaries hold give us legal status as an approved and licensed telecommunications company to provide VoIP, telecommunication and office automation services throughout China.


Our North American operations provide the infrastructure to support the marketing, sale and fulfillment of Asian communication products and services in the United States. In turn, our Chinese subsidiaries provide a vehicle to distribute and deploy U.S. telecommunication, wireless and next generation technology products within Asia.

Our Growth Strategy

Our growth strategy starts with our existing relationships with telecommunications companies and government entities. These relationships give us the opportunity to reach large numbers of customers quickly. In China, we will continue to expand and strengthen relationships with government entities and telecommunications companies to expand our market and customer reach. In the United States we have acquired and established multiple companies that have extensive distribution and customers and as such generate significant revenue. We are currently developing higher margin products and services to sell into our customer base.

In addition, we have made multiple acquisitions and plan to continue a strategy of pursuing targeted acquisitions of synergistic companies to achieve growth in profitable businesses. We can gain quick access to a large number of customers through properly planned acquisitions. We may finance future acquisitions through the sale of our equity securities, borrowings from lending institutions or through the issuance of our equity securities as consideration for the sale of an acquisition target. If we finance future acquisitions through the sale of our equity securities or issue equity securities as consideration, our stockholders may experience dilution of their ownership percentage in our company. If we make borrowings through lending institutions, we may be subject to restrictions that may inhibit our ability to take certain corporate actions, may be required to pledge all or substantially all of our assets as collateral or may issue additional securities to our lenders that may further dilute our current stockholders. We can provide no assurances that financing for future



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acquisitions  will be available at all, or on terms that are  acceptable  to the
Company.

Products and Services

We offer a variety of next generation communications products and services to government and business entities in the United States and China through our portfolio of subsidiaries. Our business interests are separated into four segments; Communications Software Development, Telecommunications Services, Calling Card Distribution and Advanced Broadband Hardware Distribution. The following is a description of each of our subsidiaries and the products and services they provide as well as their business segment that they fit into. We currently have fifteen subsidiary companies; twelve in the United States that are wholly owned, one in Singapore and two in China. In the United States the subsidiaries are VCG Technologies, Inc. doing business as DTNet Technologies, Inc., which was acquired on December 31 2007, Cable and Voice Corporation, established on June 1, 2008, a master distributor of advanced broadband products and services located in Tampa, Florida. Pursuant to the terms of the Agreement and Plan of Merger, dated August 25, 2006, DTNet Technologies became a wholly-owned subsidiary of our company in exchange for cash consideration of $325,000, a convertible promissory note in the original principal amount of $675,000, and 1,000,000 shares of our common stock. We agreed to issue up to an additional 1,000,000 shares of common stock if certain future earnings conditions are met. CVC International, Inc., established in January 2007, a provider of wholesale VoIP telecommunications services located in South Florida; Phone House, Inc. was acquired in June 2007. Pursuant to the terms of an Agreement and Plan of Merger with the sole stockholder of Phone House we agreed to pay cash consideration of $100,000, a promissory note in the original principal amount of $180,000, and 650,000 shares of our common stock. We may also issue up to an additional 1,500,000 shares of our common stock to Phone House's former sole stockholder upon satisfaction of certain future earnings conditions. We acquired Dial-Tone Communication, Inc., now a Florida corporation, on July 19, 2007 pursuant to the terms of an Agreement and Plan of Merger in which we agreed to pay cash consideration of approximately $47,500, a promissory note in the original principal amount of $20,000 and 450,000 shares of our common stock. In addition, we may issue up to an additional 200,000 shares of our common stock to the former sole stockholder of Dial-Tone Communication if certain future earnings conditions are met. Phone House, Inc and Dial Tone Communications, Inc. are distributors of prepaid calling cards located in Los Angeles, CA; and StarCom Alliance, Inc., established in January 2008, is a Master Distributor of prepaid cellular products and services. In China, we own 100% of Vastland Holding Beijing Co. Ltd., a Wholly-Owned Foreign Enterprise (WOFE) established in July 2007, that is an approved and registered legal entity operating within China that allows us to bank through HSBC, and Candidsoft Technologies Company Ltd. of Beijing, Inc., acquired in January 2006,of which we own 65%. As consideration, we issued 4,925,000 shares of our common stock and, subject to satisfaction of certain future earnings objectives of Candidsoft, we may issue up to an additional 2,000,000 shares of common stock to the selling Candidsoft stockholders.

Candidsoft is a software development company that has produced China's first patented groupware/office automation application that we have integrated with our VoIP telephony services. This platform already has over 1,000,000 users. We are currently installing "seats" that consist of our SKY O/A office automaton application, VoIP and telephony services to our five contracts with three large Chinese Government agencies. All subsidiaries provide monthly financial reporting to our Controller in South Florida.

As referenced above, we classify our business interests into four segments:

Communications Software Development - In China, we have developed patented Office Automation and Internet Telephony technology platforms for large enterprise and government applications. Our web-based technology was designed around the specific needs of the Chinese Government and allows multiple workers to collaborate on a singe project and enables management to effectively monitor virtually every aspect of the workers on-line and telephony experience.

Candidsoft  Technologies  Company  Ltd.  of  Beijing,  Inc.  (Candidsoft)  is an
international software company based in the Zhong-Guan-Cun Science and Technology Park in Beijing, China. CandidSoft has used local expertise to research, develop, and establish information and communication platforms for business and government applications. CandidSoft uses "SKY O/A" as the product trademark and separates products into three general categories: O/A Cooperative Office Solutions, O/A Integrated Office Solutions, and O/A Unified Processing Solutions. The Company provides office automation and integration services to



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government,  academic and commercial  customers and has developed  China's first patented Office Automation application, in large part guided by the needs of Chinese Government Agencies. This platform was designed for flexibility and may be easily modified or extended to meet the specific needs of each Chinese Government Agency or Large Enterprise Company. SKY O/A(TM) uses a web-based technology and allows multiple workers to collaborate on a single project. The SKY O/A(TM) Office Automation platform currently supports over one million users within China. We are focused on delivering our voice and data solutions to Chinese Government Customers and have partnered with China Netcom to private label our services to sell to the private sector. Our service offerings are designed to generate significant cost savings on capital expenditures and ongoing expenses for customers.

Telecommunications Services - We provide VoIP telecommunications services to Carriers, Cable companies, large Call Contact Centers and other communication Service Providers. Our Network Operations Center (NOC) is based in Florida and utilizes a next generation Enhanced Services platform that is manned 24/7. Fully redundant technologies are deployed in a scalable network environment to enable the Company to compete effectively and efficiently in the ever-evolving and rapidly growing IP telecommunications marketplace. We are focused on proving high quality and large volume international routes at competitive prices.

CVC International Inc. is a wholesale provider of telecommunications services to CLEC's, ISPs, IXC's, cable companies and other communication service providers ("Carriers"). The Company's Network Operations Center (NOC) is fully manned 24 x
7. The NOC monitors all aspects of the technical environment, from its extensive backbone to network routers, SIP proxies, numerous routing gateways and soft switches. The Company focuses on selling high volumes of international termination business. Through the licenses and relationships of CHVC's China subsidiaries, the Company has legal access to various origination and termination telecommunication services. We believe the Company can provide a vehicle for the marketing and sale of these hard-to-find China services. Effectively, the Company acts as a middleman between a phone company and a country by placing its own hardware in a telecommunications hub. It takes a fee for calls originating (made from) or terminating (final connection) through its hub based hardware. Additional information on the company may be found at www.CVCINTL.com.

Calling Card Distribution - Our calling card distribution business sells prepaid telephone and cellular calling cards purchased from various telecommunications carriers through a network of private distributors located primarily in southern California. We currently have three subsidiaries that fit into this business segment.

Phonehouse U.S.A., Inc. and Dial-Tone Communications provide discount calling cards that enable users to call China, India, Mexico, Iran, Pakistan, Brazil, Bangladesh, Sri Lanka, Lebanon or anywhere in the world at significant savings. These calling cards may be used to call from the United States to other countries, to call from other countries to the United States, or to call between countries outside the United States. Although the communications business is changing everyday, there will always be a place for selling discount calling cards to a very large "unbankable" population. CHVC plans to leverage the special termination rates that it has negotiated through its CVC International, Inc and its China subsidiaries to develop profitable private-labeled calling cards that will be marketed to targeted ethnic populations within the United States. The Company's calling cards are currently sold through a network of over 90 private distributors. Through this network, the Company estimates that its services are sold through over 10,000 retail outlets, of which more than 5,000 retail outlets are located in Southern California.

We established StarCom Alliance, Inc., a Florida Corporation, in January 2008.

StarCom Alliance, Inc. was established in January 2008 and is a master distributor of prepaid cellular products. StarCom's products provide customers with reduced calling rates for both national and international destinations. The Company's prepaid products include cellular phones, sim cards, cellular calling cards and refill pins. While there will always be a demand for the traditional prepaid calling cards, currently major growth is on prepaid cellular products. This growth is fueled by the desire of customers to better manage their mobile costs and to have certain features and flexibility that the "contract" (or post-paid) services do not offer. During 2008, CHVC will commit significant time and resources to this Company in effort to obtain a stronghold in this fast growing wireless segment.

Advanced Broadband Hardware Distribution - The hardware distribution line supplies broadband, WIFI, and VoIP components hardware to broadband service providers.



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As referenced above, on June 1, 2008 we established Cable and Voice Corporation, a Florida Corporation to better take advantage of the opportunities in the Cable industry.

Cable and Voice Corporation is a leading value-added distributor and manufacturer of advanced broadband products and services. This operation also provides centralized, cost-effective and efficient warehousing, shipping, receiving and fulfillment for all U.S. operations. For over nine years Cable and Voice Corporation formerly DTNet Technologies has delivered quality broadband, VoIP and wireless products to enterprise, government, and service provider customers throughout the world. The Company's products include cable modems, DSL/ADSL modems, cables, UPS units, AV Powerline and Homeplug adapters, WIFI and cellular wireless hardware and software applications, Intelligent Telephone Adapters (ITA) and IP Telephones for VoIP services and other customer premise equipment. Working closely with its international partners, the company has been able to provide excellent quality at very competitive prices. Cable and Voice Corporation also sells an enhanced residential VoIP broadband private label services offering to complement its customers' core services. Cable and Voice Corporation's clients include many of the top 10 largest cable operators, as well as regional and local providers. The Company was awarded one of the first Platinum Vendor designations from the National Cable Television Cooperative
(NCTC), which gives the Company access to more than 1000 independent cable companies with over 15 million subscribers throughout the United States. We believe that good service, knowledgeable salespeople and capable technical support have given the Company our edge over its competition. Additional information on the company may be found at www.CableandVoice.com.

Other Business Opportunities and Subsidiaries:

WRIO Wireless Broadband Technology has awarded CHVC with exclusive sales and marketing rights in China. WRIO advanced wireless broadband technology enables economical broadband access for voice, data and video transmission. WRIO wireless broadband access service allows customers in underserved and un-served areas to enjoy the same benefits of the high-speed and low-cost Internet access as users from major cities in China. The Company's wireless broadband network will be built upon WRIO's patent-pending Hybrid Digital Video Broadcast (HDVB(TM)) technology, which utilizes a proprietary, centralized, long-range, high-data rate forward link based on the Digital Video Broadcast (DVB) international standard. The technology provides very high-speed transmission of voice, data, and video information at an infrastructure cost which is less than 20% of competitive technologies. In addition, due to its unique topology and its full quality of service support, WRIO's network supports a wide variety of applications, such as video broadcasting, Voice over IP (VoIP), video conferencing, and digital radio. This allows the Company to provide VoIP services on its own network. It also allows flexible configuration for secure, inter-office virtual private networks and custom, high-data rate applications. In China, during 2008 CHVC is focused on the deployment of its SKY O/A voice and data solution but plans to launch this technology in China by mid-2009.

Voium Technologies Ltd.

Voium Technologies Ltd. was incorporated on June 12, 2000 as a Cayman Islands corporation and was headquartered in Singapore. On February 27, 2004, China Voice Corp. entered into an agreement with Hughes Corporation, Voium Technologies Ltd., Nations Corp. Limited and Integrated Performance Systems, Inc. pursuant to which Voium Technologies Ltd. became a wholly-owned subsidiary of China Voice Corp. and China Voice Corp. acquired Hughes Corporation's exclusive VoIP license issued by the Government of China. As consideration for the acquisition of Voium Technologies Ltd. and the VoIP License from Hughes Corporation, China Voice Corp. issued 50,000,000 shares of common stock to the parties to the agreement and the remaining stockholders of Voium Technologies Ltd. On April 1, 2004, we acquired China Voice Corp. in a reverse merger transaction whereby China Voice and Voium Technologies became wholly-owned subsidiaries of the Company and we issued an amount of common stock to the stockholders of China Voice Corp. representing a controlling interest in our Company. Currently, Voium Technologies Ltd. is a holding company for our advanced communications service business in China and is a holding company investing in wireless communications technology in Southeast Asia.

East West Global Communications Inc.

Effective June 30, 2005, we acquired East West Global Communications, Inc., a Florida Corporation, for the issuance of 20,028,000 shares of our common stock. East West Global Communications Inc. has acquired licenses allowing us to offer



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advanced  communications  services in China.  This Subsidiary opened the door to
China to the Company with established relationships and licenses to support next generation technologies.

StreamJet.Net, Inc.

We acquired StreamJet.Net, Inc., a Texas corporation, on October 22, 2007, pursuant to the terms of an Agreement and Plan of Merger, dated as of March 15, 2007. Under the terms of the Agreement and Plan of Merger, StreamJet.Net became a wholly-owned subsidiary of our company in exchange for 4,725,000 shares of our common stock and warrants to purchase up to 16,000,000 additional shares of our common stock for $0.30 per share.

StreamJet.Net holds the exclusive sales and marketing license from Cypher, a patented next generation email security and encryption application owned by Essential Security Software, Inc. for China. The Company is currently developing a project plan to localize, sell and market this product in China.

Distribution and Marketing

Our marketing strategy in China is based on our existing relationships with government agencies and China's number two telecommunications carrier, China Netcom, (CNC). CHVC will utilize CNC for sales of the Company's services to the private sector though Sky O/A software licensing. CNC has also entered into an agreement to provide Data Center hosting, broadband services, installation, first level support, billing and collection of Candidsoft's services for its Chinese Government Contracts. Our business model in China is recurring, whereas we typically bill for our services on a monthly basis and our technology solutions are licensed and not sold.

Our United States marketing strategy builds on our established customer base and business relationships of DTNet Technologies/Cable and Voice Corporation, CVC International, Phone House, Dial Tone Communications and StarCom Alliance described above.

Technology and Intellectual Property

We employ a number of technologies, some of them proprietary, to deliver our next-generation communications services. Through our China subsidiary, Candidsoft, we have developed China's first patented groupware/office automaton with integrated VoIP, which can be easily customized to meet specific needs of customers to provide a web-based collaborative work venue.

In China, we have assembled a substantial and valuable collection of next generation technology licenses to operate and deploy our services.

The core technology for our advanced hosted services platform consists of both licensed and open source softswitch technology. We have developed a number of supplemental processes to enhance the platform, enabling us to offer multiple platform features and seamlessly integrate the platform with customer office automation systems.

The equipment necessary to run the platform is connected by a private IP network, which helps to eliminate the poor latency, high jitter, and high packet loss often found in Chinese internet and IP networks. Our network is fully connected to public land lines and mobile networks in China, major internet service providers in China and international call carrying systems. Our technical infrastructure is fully scalable, needing only additional hardware to support new contracts.

From time to time, we may be subject to proceedings or claims alleging infringement of intellectual property rights of third parties or where we initiate claims to protect the intellectual property rights of our technology. Such matters may require us to expend significant sums in litigation and/or in licensing fees. Moreover, such claims could result in significant damages being awarded, and/or the requirement to develop non-infringing technology, or acquire additional licenses to the technology that is the subject of the asserted infringement, any of which could have a material adverse effect on our business. We rely upon copyright, trademark, patents and trade secret protection to protect our proprietary rights in our products and processes; however, there can be no assurance that these protections will be adequate to deter misappropriation of our technologies or independent third-party development of potentially infringing technologies.

The business telecommunications industry is characterized by rapid technological change. Industry participants often find it necessary to develop products and features similar to those introduced by others, with incomplete knowledge of whether patent protection may have been applied for or may ultimately be obtained by competitors or others. The telecommunications industry has historically witnessed numerous allegations of patent infringement and considerable related litigation among industry participants. As noted above, we may receive claims of patent infringement from third parties seeking substantial sums and may be sued in federal court for patent infringement. In response to prior infringement claims, we may pursue settlements and/or obtain nonexclusive licenses entitling us to utilize the patented technologies or processes that are widely licensed and used in the telecommunications industry. These licenses may either expire at the end of the patent license or the end of an agreed-to period.

During the most recent two years ended June 30, 2007, we spent $118,074 on the research and development of our SKY O/A office automation and VoIP system in China.

Customers and Certain Contracts

We serve primarily the China and United States market, with a focus on established communications companies, cable television providers and government entities. Our customers have been acquired primarily through the acquisition of existing companies. We are also leveraging our relationships with established telephone companies and government entities to reach new customers. In China, our Communications Software Development company, Candidsoft, customer's currently include numerous Chinese government agencies such as the China Foreign Trade Commission, China Telecommunication Administration Bureau, China Tourism Bureau, China National Anti-Poverty Organization, Beijing Normal University, Zhongshan University, Ningxia Population Control Bureau, Chong Wen Education Administration, Xiag Jiang Military Division, He Bei Province Economic Development Bureau, Qin Zhong Merchant Bank, Chang Sha Navigation Affair Administration Bureau, China Cotton Network, Beijing Engine Manufacturer, Beijing Language School and the Shang Xi Province School of Chemical Engineering. In the United States, our Advanced Broadband Hardware subsidiary, Cable and Voice Corporation, customers include the National Cable Television Cooperative, which gives us access to more than 1,000 independent cable companies. Our Telecommunications Services subsidiary, CVC International, customer's are service providers, Call Centers and Telecommunications Carriers and VoIP Providers. Calling Card Distribution subsidiaries, Phone House, Dial Tone, and StarCom Alliance, sell wholesale prepaid calling cards and prepaid cellular products and services to distributors that typically service convenience stores in Southern California.

We expect our revenue concentration in China vs. the U.S. to be greater in the U.S. during the next six months while our China operation is deploying its government contracts and will later launch its SKY O/A solution on a private label basis through China Netcom to private companies. In the United States, through our StarCom Alliance Inc and Phone House Inc subsidiaries, we have signed Exclusive Supplier Agreements with two large distributors; Prepaid Power Distribution and Sarah Enterprises.

Most of our government contracts in China are for periods of five or ten years and generally have the right to cancel ongoing or planned orders. If any of these contracts were canceled or there were significant reductions in expected orders under any of the contracts, our current and projected revenues could decrease significantly and our business could be severely harmed.

In the U.S. we are dependant upon the continuation of our Exclusive Supplier Agreements with the companies referenced above. If any of these contracts were discontinued or there are significant reductions in expected orders under any of the contracts, our current and projected revenues could decrease significantly, and our business could be severely harmed.

Backlog

We currently have five contracts with three large government agencies in China that call for the installation of 103,000 seats. A seat consists of a SKY O/A office automation license and configuration and IP Phone or ITA end devices to deliver VoIP telephone services. We are currently installing these seats as well as training CNC to assist us in rapidly deploying our contracts. In the near future we also expect to receive many more China government contracts for our services.

Competition

We are subject to significant competition that could impact our ability to gain market share, win business and increase the price pressure on our products. We face strong competition from a wide variety of firms, including large, national and international telecommunications companies. Many of our competitors have considerably greater financial, marketing and technological resources, which may make it difficult to win new contracts and compete successfully. Certain competitors operate larger facilities and have longer operating histories and presence in key markets, greater name recognition, larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources. As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sale of their products. Moreover, we may not have sufficient resources to undertake the continuing research and development necessary to remain competitive.

We  believe  the  principal   factors  that  generally   determine  a  company's
competitive advantage in Communications Software Development products and services market include the following:

o applications developed in China around the specific needs and requirements of the Chinese Government and large enterprise companies;

o    patented, copyrighted and licensed technology in China;

o well established relationships that make opportunities available to the company and protect our interests in China;

o    engineering and design capabilities;

o    broad functionality, durability and reliability of products and services;

o proven record of products and service with over 1 million users on Sky O/A platform in China ;

o    investment in research and development;

o    broad understanding of the availability of products in the industry;

o    flexibility and configurability to meet complex customer requirements;

o    commonality of parts, hardware and transparency;

o    ease of integration with existing equipment; and

o    competitive sales and marketing capabilities.

The Company has different competition in each of its subsidiary companies. In the U.S., the primary competitors for Cable and Voice Corporation are Motorola, Arris Telewire, Westel, Comtrends, VoIP Supply, Scott Cable, Adams Global, and SMC. In addition some of Cable and Voice Corporation's suppliers have the ability to make direct sales to our customers. CVC International competes with all telecommunications carriers and suppliers. Most of CVC's Sales Agreements are reciprocal, meaning that both companies can either buy or sell to each other. Phone House and Dial Tone's primary competition in Southern California are Base Communications, Krossland International, NPR Telecommunications and NSI/TSI. Starcom Alliance, Inc.'s primary competitors are Lunes Telecommunications, Vincent Communications and Universal One Distribution.

In China, the Company has very little competition at this time primarily because the Company's product was developed in Chinese, by Chinese Nationals, around the specific needs of the Government and large Enterprise companies. In addition because of the Company's business relationship with China Netcom (soon to be China Unicom), where they provide connectivity and installation of the Company's Government contracts and will also private label our platform for sale to the private sector, the Company believes that this partnership provides a strong validation of our technology. The closest product to the Company's technology is IBM's Lotus 8, however, it was designed and manufactured in the U.S. in English and therefore, it does not pose any competitive threat to the Company.

Employees

As of May 31, 2008, we had approximately 44 full-time employees, 23 of which are located in China working with Candidsoft, our Communications Software Development subsidiary. Employees working in the U.S. include corporate administrative and executive personnel. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe we have good relations with our employees. To continue expanding our revenues we will require additional staffing and support, particularly in the areas of administrative, engineering, sales and administration.

ITEM 1A.          RISK FACTORS

You should consider carefully the following risk factors before you decide to purchase our common stock. Investing in our securities is speculative and involves a high degree of risk.

Risks Related to Our Business

Our financial condition and growth depends upon the successful integration of our acquired businesses. We may not be able to efficiently and effectively integrate recently acquired operations, and thus may not fully realize the anticipated benefits from such acquisitions.

Our growth strategy is based on pursuing targeted acquisitions of synergistic companies to achieve growth in profitable niches. If we are unable to successfully integrate these acquisitions into our existing company, we may not realize the anticipated benefits from such acquisitions.

Since June 2005, we have acquired East West Global Communications, Inc., Candidsoft Technologies Company Ltd. of Beijing, VCG Technologies, Inc. (doing business as DTNet Technologies), Beijing Techview System Engineering Co. Ltd., Phone House, Inc., Dial-Tone Communication, Inc. and StreamJet.Net, Inc., and started Star Com Alliance Inc. and CVC International, Inc. From time to time we may acquire or start additional businesses in accordance with our business strategy. The integration of our acquired businesses and any future businesses that we may acquire involves a number of risks, including, but not limited to:

o demands on management related to the significant increase in size after the acquisition;

o the disruption of ongoing business and the diversion of management's attention from the management of daily operations to the integration of operations;

o    loss of key personnel of the recently acquired operations;

o    loss of customers post-integration;

o    higher integration costs than anticipated;

o    failure to fully achieve expected synergies and costs savings;

o difficulties in the assimilation and retention of highly qualified, experienced employees;

o resistance to the assimilation of different cultures and practices, and complexity in the assimilation of personnel and operations which are broadly geographically dispersed; and

o unanticipated impediments in the integration of departments, systems, including accounting systems, technologies, books and records and procedures, as well as in maintaining uniform standards, controls, including internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, procedures and policies.

If we cannot efficiently and effectively integrate acquired businesses or operations, we would be likely to experience material negative consequences to our business, financial condition or results of operations. Successful integration of these acquired businesses or operations will depend on our ability to manage these operations, realize opportunities for revenue growth presented by strengthened service offerings and expanded geographic market coverage and, to some degree, to eliminate redundant and excess costs to fully realize the expected synergies. Because of difficulties in combining geographically distant operations, we may not be able to achieve the financial strength and growth we anticipate from the acquisitions.

We cannot be certain that we will realize our anticipated benefits from our recent acquisitions, or that we will be able to efficiently and effectively integrate the recently acquired operations as planned. If we fail to integrate the recently acquired operations efficiently or fail to realize the benefits we anticipate, it could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We have faced the recurrent inability to continue as a going concern.

Our independent registered public accounting firm's opinion on our 2007 and 2006 financial statements, which is included herein, includes an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern. For the past two years or more, we have operated with limited operating capital, we continue to face immediate and substantial cash needs, and there is a risk we may continue to require more investment capital to fund our business plan.

Management's plans to become cash flow positive may not be successful, and other actions by the Company may become necessary. We have been successful raising capital in the past and we may need to raise additional capital in the future or reduce the level of our operations, resulting in a material adverse effect on our business and operations and charges that could be material to our business and results of operations.

We need to continue to increase the volume of traffic on our network to become profitable.

We must continue to increase the volume of Internet, data, voice and video transmissions on our communications network at acceptable prices in order to realize our targets for anticipated sales and revenue growth, cash flow, operating efficiencies and the cost benefits of our network. If we do not maintain or improve our current relationship with existing customers and develop new large volume and enterprise customers, we may not be able to substantially increase traffic on our network, which would adversely affect our ability to become profitable.

Intellectual property and proprietary rights of others could prevent us from using necessary technology to provide our services or subject us to expensive intellectual property litigation.

If technology that is necessary for us to provide our services was determined by a court to infringe a patent held by another entity that is unwilling to grant us a license on terms acceptable to us, we could be precluded by court order from using such technology and would likely be required to pay a significant monetary damages award to the patent-holder. The successful enforcement of such patents, or our inability to negotiate a license for any such technology on acceptable terms, could force us to cease using the technology and offering services incorporating the technology. In the event that a claim of infringement was brought against us based on the use or sale of our technology or against any of our customers based on their use of our technology for which we would be obligated to indemnify, we could be subject to litigation to determine whether such use or sale of the relevant technology is, in fact, infringing. This litigation would be expensive and distracting, regardless of the outcome of the suit.

While our own patent and copyright portfolio may deter other telecommunications providers from bringing such actions, patent infringement claims are increasingly being asserted by patent holding companies, whose sole business model is to enforce patents against operators, such as CHVC, for monetary gain. Because such patent holding companies do not provide services or use technology, the assertion of our own patents by way of counter-claim would be largely ineffective. We can reasonably expect that we will face claims by patent holding companies in the future.

Our business requires the continued development of effective business support systems to implement customer orders and to provide and bill for services.

Our business depends on our ability to continue to develop effective business support systems. This is a complicated undertaking requiring significant resources and expertise and support from third-party vendors. Business support systems are needed for:

o    implementing customer orders for services;

o    provisioning, installing and delivering these services; and

o    monthly billing for these services.

Because our business provides for continued rapid growth in the number of customers that we serve and the volume of services offered, there is a need to continue to develop our business support systems on a schedule sufficient to meet proposed service rollout dates. The failure to continue to develop effective business support systems could materially adversely affect our ability to implement our business plans and meet our financial goals and objectives.

We may lose customers if we experience system failures that significantly disrupt the availability and quality of the services that we provide.

Our operations depend on our ability to avoid and mitigate any interruptions in service or reduced capacity for customers. Interruptions in service or performance problems, for whatever reason, could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones. In addition, because many of our services are critical to the businesses of many of our customers, any significant interruption in service could result in lost profits or other loss to customers. Although we attempt to disclaim liability in our service agreements, a court might not enforce a limitation on liability, which could expose us to financial loss.

The failure of any equipment or facility on our network, including the network operations control center and network data storage locations, could result in the interruption of customer service until necessary repairs are effected or replacement equipment is installed. Network failures, delays and errors could also result from natural disasters, terrorist acts, power losses, security breaches and computer viruses. These failures, faults or errors could cause delays, service interruptions, expose us to customer liability or require expensive modifications that could significantly hurt our business.

Rapid technological changes can lead to further competition.

The communications industry is subject to rapid and significant changes in technology. In addition, the introduction of new services or technologies, as well as the further development of existing services and technologies may reduce the cost or increase the supply of certain services similar to those that we provide. As a result, our most significant competitors in the future may be new entrants to the communications industry. These new entrants may not be burdened by an installed base of outdated equipment. Our future success depends, in part, on our ability to anticipate and adapt in a timely manner to technological changes. Technological changes and the resulting competition could have a material adverse effect on our business.

Failure to complete development, testing and introduction of new services, including VoIP services, could affect our ability to compete in the industry.

We continuously develop, test and introduce new communications services that are delivered over our communications network. These new services are intended to allow us to address new segments of the communications marketplace and to compete for additional customers. In certain instances, the introduction of new services requires the successful development of new technology. To the extent that upgrades of existing technology are required for the introduction of new services, the success of these upgrades may be dependent on the conclusion of contract negotiations with vendors and vendors meeting their obligations in a timely manner. In addition, new service offerings may not be widely accepted by our customers. If our new service offerings are not widely accepted by our customers, we may terminate those service offerings and be required to impair any assets or information technology used to develop or offer those services. If we are not able to successfully complete the development and introduction of new services in a timely manner, our business could be materially adversely affected.

During our history, we have generated substantial losses, which we expect to continue.

The development of our communications business required, and may continue to require, significant expenditures. These expenditures could result in substantial negative cash flow from operating activities and substantial net losses for the near future. For the fiscal years ended June 30, 2007 and June 30, 2006, we incurred net losses of approximately $5.6 million and $5.2 million, respectively. We may continue to experience losses, and may not be able to achieve or sustain operating profitability in the future. Continued operating losses could limit our ability to obtain the cash needed to expand our network, make interest and principal payments on our debt or fund other business needs.

We will need to continue to expand and adapt our network in order to remain competitive, which may require significant additional funding. Additional expansion and adaptations of our communications network's electronic and software components will be necessary in order to respond to:

o    growing number of customers;

o    the development and launching of new services;

o    increased demands by customers to transmit larger amounts of data;

o    changes in customers' service requirements;

o    technological advances by competitors; and

o    governmental regulations.

Future expansion or adaptation of our network will require substantial additional financial, operational and managerial resources, which may not be available at the time. If we are unable to expand or adapt our network to respond to these developments on a timely basis and at a commercially reasonable cost, our business will be materially adversely affected.

The prices we are able to charge for certain of our communications services may decrease over time resulting in lost revenue for which we may be unable to compensate.

Over the past few years, the prices that telecommunications providers are able to charge for certain of their communications services have been decreasing. These decreases resulted from downward market pressure and other factors including:

o increased transmission capacity by telecommunications companies on their respective existing and new networks;

o customer agreements containing volume based pricing or other contractually agreed upon decreases in prices during the term of the agreement; and

o    technological advances or otherwise.

As prices for communications services decrease for whatever reason, if we are unable to increase traffic volume through additional services from which we can derive additional revenue or if we are unable to reduce our operating expenses, our operating results will decline.

Because our VoIP services are relatively new services there is no guarantee that these services will gain broad market acceptance.

We have only been selling our Voice over Internet Protocol (or VoIP) services for a limited period of time. As a result, there are many difficulties that we may encounter, including regulatory hurdles, technological issues, intellectual property matters, developmental constraints and other problems that we may not anticipate. We can provide no assurances that we will be successful in generating significant VoIP revenues.

The success of our subscriber based VoIP services is dependent on the growth and public acceptance of VoIP telephony in general.

The success of our subscriber based VoIP services is dependent upon future demand for VoIP telephony services in general in the marketplace. In order for the IP telephony market to continue to grow, several things need to occur, including the following:

o Telephone and cable service providers must continue to invest in the deployment of high speed broadband networks to residential and commercial customers.

o VoIP networks must continue to improve quality of service for real-time communications, managing effects such as packet jitter, packet loss and unreliable bandwidth, so that toll-quality service can be provided.

o VoIP telephony equipment and services must achieve a similar level of reliability that users of the public switched telephone network have come to expect from their telephone service, including emergency calling features and capabilities.

o VoIP telephony service providers must offer cost and feature benefits to their customers that are sufficient to cause the customers to switch away from traditional telephony service providers.

If any or all of these factors fail to occur, our VoIP services business may not continue or grow as expected.

We may be unable to hire and retain sufficient qualified personnel; the loss of any of our key executive officers could adversely affect on our business.

We believe that our future success will depend in large part on our ability to attract and retain highly skilled, knowledgeable, sophisticated and qualified managerial, professional and technical personnel. We have experienced significant competition in attracting and retaining personnel who possess the skills that we are seeking. As a result of this significant competition, we may experience a shortage of qualified personnel.

Our businesses are managed by a small number of key executive officers, particularly Bill Burbank, Chief Executive Officer and President, D. Ronald Allen, Chief Financial Officer, Chun Lin Xing, President of China Operations, Jose Ferrer, Chief Operating Officer, Rafael Zambrano, Chief Technology Officer, John Iacovelli, Chief Information Officer, and Jason H. B. Lim, Chief Operating Officer--Asia Operations. The loss of any of these key executive officers could have a material adverse effect on our business.

Termination of relationships with key suppliers could cause delay and costs.

Our business is dependent on third-party suppliers for computers, software, transmission electronics and related components that are integrated into our network. If any of these relationships is terminated or a supplier fails to provide reliable services or equipment and we are unable to reach suitable alternative arrangements quickly, we may experience significant additional costs. If that happens, our business could be materially adversely affected.

We are subject to significant regulation that could change in an adverse manner.

Communications services are subject to significant regulation at the national, state, local and international levels. These regulations affect our business and our existing and potential competitors. Delays in receiving required regulatory approvals (including approvals relating to acquisitions or financing activities), completing interconnection agreements with incumbent local exchange carriers or the enactment of new and adverse regulations or regulatory requirements may have a material adverse effect on our business. In addition, future legislative, judicial and regulatory agency actions could have a material adverse effect on our business.

Federal legislation provides for a significant deregulation of the U.S. telecommunications industry, including the local exchange, long distance and cable television industries. This legislation remains subject to judicial review and additional Federal Communications Commission, or FCC, rulemaking. As a result, we cannot predict the legislation's effect on our future operations. Many regulatory actions are under way or are being contemplated by federal and state authorities regarding important items. These actions could have a material adverse effect on our business.

Potential regulation of Internet service providers in the United States could adversely affect our operations.

The FCC has, to date, treated Internet service providers as enhanced service providers. In addition, Congress has, to date, not sought to heavily regulate the provision of IP-based services. Both Congress and the FCC are considering proposals that involve greater regulation of IP-based service providers. Depending on the content and scope of any regulations, the imposition of such regulations could have a material adverse effect on our business and the profitability of our services.

The communications industry is highly competitive with participants that have greater resources and a greater number of existing customers.

The communications industry is highly competitive. Many of our existing and potential competitors have financial, personnel, marketing and other resources significantly greater than us. Many of these competitors have the added competitive advantage of a larger existing customer base. In addition, significant new competition could arise as a result of:

o the consolidation in the industry, led by AT&T and Verizon in the United States and China Telecom and China Netcom in China;

o    allowing foreign carriers to compete in the U.S. and Chinese market;

o    further technological advances; and

o    further deregulation and other regulatory initiatives.

If we are unable to compete successfully, our business could be significantly hurt.

We may be unable to successfully identify, manage and assimilate future acquisitions, investments and strategic alliances, which could adversely affect our results of operations.

We continually evaluate potential investments and strategic opportunities to expand our network, enhance connectivity and add traffic to our network. In the future, we may seek additional investments, strategic alliances or similar arrangements, which may expose us to risks such as:

o the difficulty of identifying appropriate investments, strategic allies or opportunities;

o    the   possibility   that  senior   management  may  be  required  to  spend
     considerable time negotiating agreements and monitoring these arrangements;

o    the possibility that definitive agreements will not be finalized;

o    potential regulatory issues applicable to the telecommunications business;

o    the loss or reduction in value of the capital investment;

o the inability of management to capitalize on the opportunities presented by these arrangements; and

o    the possibility of insolvency of a strategic ally.

There can be no assurance that we would successfully overcome these risks or any other problems encountered with these investments, strategic alliances or similar arrangements.

Increased scrutiny of financial disclosure, particularly in the telecommunications industry in which we operate, could adversely affect investor confidence, and any restatement of earnings could increase litigation risks and limit our ability to access the capital markets.

Congress, the SEC, other regulatory authorities and the media are intensely scrutinizing a number of financial reporting issues and practices. Although all businesses face uncertainty with respect to how the U.S. financial disclosure regime may be impacted by this process, particular attention has been focused recently on the telecommunications industry and companies' interpretations of generally accepted accounting principles.

If we were required to restate our financial statements as a result of a determination that we had incorrectly applied generally accepted accounting principles, that restatement could adversely affect our ability to access the capital markets or the trading price of our securities. The recent scrutiny regarding financial reporting has also resulted in an increase in litigation in the telecommunications industry. There can be no assurance that any such litigation against us would not materially adversely affect our business or the trading price of our securities.

Our international operations and investments expose us to risks that could materially adversely affect the business.

We have operations and investments outside of the United States that expose us to risks inherent in international operations. These include:

o    general economic, social and political conditions;

o the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

o    tax rates in some foreign countries may exceed those in the U.S.;

o foreign currency exchange rates may fluctuate, which could adversely affect our results of operations and the value of our international assets and investments;

o foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

o difficulties and costs of compliance with foreign laws and regulations that impose restrictions on our investments and operations, with penalties for noncompliance, including loss of licenses and monetary fines;

o difficulties in obtaining licenses or interconnection arrangements on acceptable terms, if at all; and

o changes in U.S. laws and regulations relating to foreign trade and investment.

Risks Related to Doing Business in China

Adverse changes in the political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

A portion of our business operations are conducted in China and a significant portion of our sales will be made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

o    the amount of government involvement;

o    the level of development;

o    the growth rate;

o    the control of foreign exchange; and

o    the allocation of resources.

While the Chinese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but also may have a negative effect on us. We cannot predict the future direction of economic reforms or the effects such measures may have on our business, financial condition or results of operations.

Any adverse change in economic conditions, in government policies or in laws and regulations in China could have a material adverse effect on overall economic growth, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business.

We may be unable to enforce our legal rights due to policies regarding the regulation of foreign investments in China as well as other aspects of the Chinese legal system.

Unlike the common law system prevalent in the United States, the Chinese legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents. China does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies are subject to considerable discretion and variation on the part of the Chinese government, including its courts, and may be subject to influence by external forces unrelated to the legal merits of a particular matter. China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. As a result, we may not be aware of any violations of these policies and rules until some time after the violation. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks that may affect our ability to achieve our business objectives. If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be materially and negatively affected. In addition, any litigation in China may be protracted and result in substantial cost and diversion of resources and management attention. The relative inexperience of China's judiciary in many cases creates additional uncertainty as to the outcome of any litigation. It may also be difficult to obtain enforcement of a judgment by a court of another jurisdiction in China.

We rely on dividends and other distributions on equity paid by our subsidiaries for our cash needs.

We are a holding company, and we conduct all of our China operations through our subsidiaries and affiliates in China. We rely on dividends and other distributions on equity paid by our Chinese subsidiaries for our cash needs, including the funds necessary to pay dividends and other cash distributions to our stockholders, to service any debt we may incur and to pay our operating expenses. Current regulations in China permit payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. In addition, if our Chinese subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us, which in turn will adversely affect our available cash.

Governmental control of currency conversion may affect our ability to satisfy our non-RMB obligations.

The Chinese government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues for our China operations in RMB. Under our current corporate structure, income from our Chinese operations is primarily derived from dividend payments from our Chinese subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our Chinese subsidiaries and our affiliated entity to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing Chinese foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The Chinese government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our stockholders.

Fluctuation in the value of the RMB may result in foreign currency translation losses or in increased costs to us.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the Chinese government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 9.3% appreciation of the RMB against the U.S. dollar between July 21, 2005 and September 30, 2007. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the Chinese government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar. Our revenues and costs are mostly denominated in the RMB, and a significant portion of our financial assets are also denominated in RMB. We rely entirely on dividends and other fees paid to us by our subsidiaries in China. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on common stock in U.S. dollars. For example, an appreciation of the RMB against the U.S. dollar would make any new RMB-denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into the RMB for such purposes. An appreciation of the RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into the RMB, as the RMB is our reporting currency.

Failure to comply with Chinese regulations relating to the establishment of offshore special purpose companies by Chinese residents may subject our Chinese resident stockholders to personal liability, limit our ability to acquire Chinese companies or to inject capital into our Chinese subsidiaries, limit our Chinese subsidiaries' ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required Chinese residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose vehicle, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic Chinese assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by purporting to cover the establishment or acquisition of control by Chinese residents of offshore entities which merely acquire "control" over domestic companies or assets, even in the absence of legal ownership; adding requirements relating to the source of the Chinese resident's funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under Chinese laws for evasion of applicable foreign exchange restrictions. Any such failure also could result in the SPV's affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We believe our stockholders who are Chinese residents as defined in Circular 75 have registered with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. However, we cannot provide any assurances that their existing registrations have fully complied with, and that they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective Chinese subsidiaries' ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our Chinese resident beneficial holders. In addition, such Chinese residents may not always be able to complete the necessary registration procedures required by Circular
75. We also have little control over either our present or prospective direct or indirect stockholders or the outcome of such registration procedures. A failure by our Chinese resident beneficial holders or future Chinese resident stockholders to comply with Circular 75, if SAFE requires it, could subject these Chinese resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

A portion of our current operations are conducted in China. Moreover, a number of our current directors and officers are nationals or residents of China. All or a substantial portion of the assets of these persons are located outside the United States and in China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

An outbreak of a pandemic avian influenza, SARS or other contagious disease may have an adverse effect on the economies of certain Asian countries and may adversely affect our results of operations.

During the past four years, large parts of Asia experienced unprecedented outbreaks of avian influenza caused by the H5N1 virus which, according to a report of the World Health Organization, or WHO, in 2004, "moved the world closer than any time since 1968 to an influenza pandemic with high morbidity, excess mortality and social and economic disruption." Currently, no fully effective avian flu vaccines have been developed and there is evidence that the H5N1 virus is evolving and an effective vaccine may not be discovered in time to protect against the potential avian flu pandemic. In the first half of 2003, certain countries in Asia experienced an outbreak of severe acute respiratory syndrome, or SARS, a highly contagious form of atypical pneumonia, which seriously interrupted the economic activities and the demand for goods plummeted in the affected regions. An outbreak of avian flu, SARS or other contagious disease or the measures taken by the governments of affected countries against such potential outbreaks, may seriously interrupt our production operations or those of our suppliers and customers, which may have a material adverse effect on our results of operations. The perception that an outbreak of avian flu, SARS or other contagious disease may occur again may also have an adverse effect on the economic conditions of countries in Asia.

Implementation of China's new corporate income tax law may adversely affect us.

On March 16, 2007, the National People's Congress of China determined to adopt a new corporate income tax law in its fifth plenary session. The new corporate income tax law unifies the application scope, tax rate, tax deduction and preferential policy for both domestic and foreign-invested enterprises. The new corporate income tax law will be effective on January 1, 2008. According to the new corporate income tax law, the applicable income tax rate for our operating subsidiaries is subject to change. As implementation details have not yet been announced, we cannot be sure of the potential impact of this new corporate income tax law on our financial position and operating results.

Changes in Chinese property rights law may affect our interests in our properties.

The new Chinese Law on Property Rights was approved by the Fifth Session of the Tenth National People's Congress on March 16, 2007, and went into effect on October 1, 2007. The Property Rights Law is the first piece of Mainland Chinese legislation that comprehensively regulates the different types of rights which can be created or acquired over tangible property. We are currently evaluating the impact of the Property Rights Law.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

Only recently has China permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business profitably in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations implemented on September 8, 2006.

On September 8, 2006, the Chinese Ministry of Commerce, or "MOFCOM," together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside of China. Depending on the structure of the transaction, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the governmental agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Governmental approvals will have expiration dates by which a transaction must be completed and reported to the governmental agencies. Compliance with the new regulations is likely to be more time-consuming and expensive than in the past and the government now can exert more control over the combination of two businesses. Accordingly, due to these new regulations, our ability to engage in business combination transactions has become significantly more complicated, time-consuming and expensive and we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

The new regulations allow the Chinese government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to MOFCOM and the other government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. The regulations also limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulations may impede our ability to negotiate and complete a business combination transaction on financial terms, which satisfy our investors and protect our stockholders' economic interests and we may not be able to negotiate a business combination transaction on terms favorable to our stockholders.

Risks Relating to Our Common Stock

Because there is currently a limited public trading market for shares of our common stock, our stockholders' ability to dispose of their stock is limited.

Our common stock is currently quoted on the "Pink Sheets" and is not publicly traded on any stock exchange. As a result, our stockholders may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and our common stock would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes. An active public market for shares of our common stock may not develop, or if one should develop, it may not be sustained. Therefore, our stockholders may not be able to find purchasers for their shares of our common stock. Further, prior to our approval for trading on an exchange, the liquidity of our shares of common stock will be reduced, which could adversely affect our business and results of operations by making it more difficult for us to raise equity financing if necessary.

Being a public company will increase our administrative costs and will require changes in our board of directors and other corporate governance initiatives, which may be difficult and expensive to implement.

As a result of the registration of our common stock on this Form 10, we will become a public reporting company. As such, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, has required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal and financial compliance costs, and to make some activities more time consuming and/or costly. For example, in anticipation of becoming a public company we may add personnel, particularly accounting staff, create board committees, adopt additional internal controls and disclosure controls and procedures, retain a transfer agent and a financial printer, adopt an insider trading policy and other corporate governance policies, and will have all of the internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under the securities laws. We also expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. These new rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to report accurately our financial results. This could have a material adverse effect on our share price.

Effective internal controls are necessary for us to provide accurate financial reports. We are beginning to evaluate how to document and test our internal control procedures to satisfy the requirements of Section 404 of the Sarbanes Oxley Act of 2002 and the related rules of the SEC, which require, among other things, our management to assess annually the effectiveness of our internal control over financial reporting and our independent registered public accounting firm to issue a report on that assessment. During the course of this documentation and testing, we may identify significant deficiencies or material weaknesses that we may be unable to remediate before the deadline for those reports.

There can be no assurance that we will maintain adequate controls over our financial processes and reporting in the future or that those controls will be adequate in all cases to uncover inaccurate or misleading financial information that could be reported by members of management. If our controls failed to identify any misreporting of financial information or our management or independent registered public accounting firm were to conclude in their reports that our internal control over financial reporting was not effective, investors could lose confidence in our reported financial information and the trading price of our shares could drop significantly. In addition, we could be subject to sanctions or investigations by the stock exchange upon which our common stock may be listed, the SEC or other regulatory authorities, which would require additional financial and management resources.

Volatility of our stock price could adversely affect stockholders.

The market price of our common stock could fluctuate significantly as a result of:

o    quarterly variations in our operating results;

o    cyclical nature of defense spending

o    interest rate changes;

o    changes in the market's expectations about our operating results;

o our operating results failing to meet the expectation of securities analysts or investors in a particular period;

o changes in financial estimates and recommendations by securities analysts concerning our company or the defense industry in general;

o operating and stock price performance of other companies that investors deem comparable to us;

o    news reports relating to trends in our markets;

o    changes in laws and regulations affecting our business;

o    material announcements by us or our competitors;

o sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

o general economic and political conditions such as recessions and acts of war or terrorism.

Fluctuations in the price of our common stock could contribute to the loss of all or part of an investor's investment in the company.

We currently do not intend to pay dividends on our common stock and consequently your only opportunity to achieve a return on your investment is if the price of common stock appreciates.

We currently do not plan to declare dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. Agreements governing future indebtedness will likely contain similar restrictions on our ability to pay cash dividends. See "Dividend Policy" for more information. Consequently, your only opportunity to achieve a return on your investment in our company will be if the market price of our common stock appreciates and you sell your common stock at a profit.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders

We have issued a significant amount of our equity securities in the past and will continue to issue equity in the future in connection with acquisitions or strategic transactions, to fund expansion of our operations or for other purposes. In connection with previous acquisitions, we have agreed to issue up to 3,598,700 shares of our common stock in the future depending upon the financial performance of the businesses purchased in those acquisitions. We may in the future issue shares of our common stock at prices or for consideration that is greater than or less than the prevailing market prices for our common stock. To the extent we issue additional equity securities, your percentage ownership of our common stock would be reduced, perhaps substantially.

If a large number of shares of our common stock are sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital

We cannot predict what effect, if any, future issuances by us of our common stock will have on the market price of our common stock. In addition, shares of our common stock that we issue in connection with an acquisition, may not be subject to resale restrictions. The market price of our common stock could drop significantly if certain large holders of our common stock, or recipients of our common stock in connection with an acquisition, sell all or a significant portion of their shares of common stock or are perceived by the market as intending to sell these shares other than in an orderly manner. In addition, these sales could impair our ability to raise capital through the sale of additional common stock in the capital markets.


ITEM 2. FINANCIAL INFORMATION

                      SELECTED CONSOLIDATED FINANCIAL DATA

Balance Sheet Data
                                 March 31, 2008
                                  (unaudited)             June 30, 2007

Total assets                       $23,117,328            $16,390,411
Long-term liabilities, net           1,550,000                725,000
Total liabilities                    4,662,524              4,315,092
Shareholders' equity                18,454,804             12,075,319


                                                Nine Months Ended                       Year Ended
                                               March 31 (unaudited)                      June 30,
                                       ------------------------------------- ---------------------------------
Statements of Operations Data:                2008               2007             2007             2006
                                       ------------------- ----------------- ---------------- ----------------
     Revenue                             $22,581,144           $  911,753     $2,188,439      $   68,562
     Operating (loss)                     (3,870,306)          (1,383,707)    (2,768,860)     (2,159,829)
     Net (loss)                           (4,125,665)          (4,312,298)    (5,550,177)     (5,163,101)
     Net (loss) per common share                (.03)                (.05)          (.06)           (.07)



See "Financial Statements" beginning on Page F-1.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this registration statement. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this registration statement, particularly in "Risk Factors" in Item 1A..

General

The following discussion should be read in conjunction with the Consolidated Financial Statements and the notes thereto and the other financial information appearing elsewhere in this Registration Statement. Certain statements contained in this Registration Statement and other written material and oral statements made form time to time by us do not relate strictly to historical or current facts. As such, they are considered "forward-looking statements" that provide current expectations or forecasts of future events. Such statements are typically characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "strategy" and similar expressions. Our forward-looking statements generally relate to the prospects for future sales of our products, the success of our marketing activities, and the success of our strategic corporate relationships. These statements are based upon assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factor our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including the following: our ability to achieve profitable operations and to maintain sufficient cash to operate its business and meet its liquidity requirements; our ability to obtain financing, if required, on terms acceptable to it, if at all; the success of our research and development activities; competitive developments affecting our current products; our ability to successfully attract strategic partners and to market both new and existing products; exposure to lawsuits and regulatory proceedings; our ability to protect our intellectual property; governmental laws and regulations affecting operations; our ability to identify and complete diversification opportunities; and the impact of acquisitions, divestiture, restructurings, product withdrawals and other unusual items. A further list and description of these risks, uncertainties and other mattes can be found elsewhere in this Registration Statement. Except as required by applicable law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company currently provides next generation communications services in the People's Republic of China and the United States. For its year ended June 30,
2006, all of the business of the Company was conducted in China with support services provided from the United States. During the year ended June 30, 2007, the Company started and acquired businesses in the United States to help provide infrastructure and funding for the Company's operations in China and the United
States. The Company has obtained contracts to provide telecommunications services for the Chinese government and this activity has been in the startup phase during the years ended June 30, 2006, and 2007, and the nine months ended
March 31, 2008. It is anticipated that the Company will begin generating significant revenues from this activity beginning in its quarter ending
September 30, 2008. For the nine months ended March 31, 2008, the Company has expanded it United States business and focused on completing the development of infrastructure for its Chinese government contracts.

Comparisons by Period

Revenues. Revenues for the year ended June 30, 2007 were $2,188,439, a 3,087.7% increase compared to $68,652 for the year ended June 30, 2006. The increase was the result of acquisitions made during the year ended June 30, 2007 in both
China and the United States, which accounted for 91.3% of revenues in the year ended June 30, 2007.

Revenues for the nine months ended March 31, 2008 were $22,581,144, a 2,376.7% increase as compared to $911,753 for the nine months ended March 31, 2007. The increase in revenues for the nine months can be attributed to the acquisitions made after March 31, 2007.

The Company's other income net of other expenses for the nine months ended March
31, 2008 was net loss of $255,359 compared to a net loss of $2,928,591 for the nine months ended March 31, 2007. The decrease of $2,673,232 in net loss was caused primarily by a decrease of other financing changes of $2,054,272, a decrease in impairment of investments of 503,099, a gain on a sale of a subsidiary of $73,733 and an increase of interest income of $36,670.

The following is a breakdown of revenues and net loss by segment:

                                                                              Advanced
  Nine Months ended      Communications         Tele-                         Broadband
      March 31,             Software       Communications    Calling Card     Hardware     Corporate and
         2008             Development          Service       Distribution   Distribution    Eliminations   Consolidated
Revenues                   $369,343         $2,726,461       $18,326,348    $1,153,520          $5,472      $22,581,144
Net income (loss)          (115,057)          (208,452)          (18,235)     (474,317)     (3,309,604)      (4,125,665)


                                                                              Advanced
  Nine Months ended      Communications         Tele-                        Broadband
      March 31,             Software       Communications    Calling Card     Hardware     Corporate and
         2007             Development          Service       Distribution   Distribution    Eliminations   Consolidated

Revenues                   $142,155           $437,403       $         -     $332,196                -      $   911,753
Impairment of assets              -           (433,099)                -      (70,000)               -         (503,099)
Net income (loss)           (31,481)          (534,736)                -     (187,602)      (3,558,479)      (4,312,298)



                                       23


The accounting policies for the segments are the same as those described in the summary of significant accounting policies. Information about operations by business segment, as of and for the years ended June 30, 2007 and 2006, is as follows:

                                                                              Advanced
                         Communications         Tele-                        Broadband
      Year ended            Software       Communications    Calling Card     Hardware     Corporate and
    June 30, 2007         Development          Service       Distribution   Distribution    Eliminations   Consolidated

Revenues                   $189,540          $ 626,397          $719,124    $ 652,325           $1,053      $ 2,188,439
Impairment of assets              -           (433,099)                -      (70,000)               -          503,099
Net income (loss)           (41,974)          (714,553)              (10)    (301,695)      (4,491,945)      (5,550,177)


                                                                              Advanced
                         Communications         Tele-                        Broadband
 Year ended June 30,        Software       Communications    Calling Card     Hardware     Corporate and
         2006             Development          Service       Distribution   Distribution    Eliminations   Consolidated

Revenues                    $32,808            $35,844       $         -    $       -       $        -          $68,652
Impairment of assets              -        (1,483,970)                 -            -          455,352        1,939,333
Net income (loss)           (76,984)       (2,440,832)                 -     (124,963)      (2,520,322)      (5,163,101)



Critical Accounting Practices

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, and revenues and expenses during the periods reported. Actual results could differ from those estimates. We believe the following are the critical accounting policies, which could have the most significant effect on our reported results and require the most difficult, subjective or complex judgments by management.

         Ownership in China Operations
         -----------------------------

CHVC  through  its   subsidiaries   offers  network  design  and   international
office-automation software and technology services to government agencies in the People's Republic of China ("PRC").

In order to meet ownership requirements under Chinese laws that restrict a foreign company from operating in certain industries such as value-added telecommunication services, CHVC has entered into technology service and ownership trust agreements with two of CHVC's affiliates that are incorporated in China: Candidsoft Technologies Co, Ltd of Beijing ("Candidsoft") and Beijing Techview System Engineering Co. Ltd. ("BTSE"). CHVC holds only an indirect ownership interest in the stock of these entities, but accounts for its ownership in the same manner as a direct ownership interest because it has rights equivalent to ownership pursuant to the technology service and ownership trust agreements. Management periodically evaluates its effective legal control over its Chinese subsidiaries on an ongoing basis in accordance with new developments in China and/or laws passed by the PRC. Based on this review, it believes it has the ability to effectively maintain control of the operations of the subsidiaries and consolidates them accordingly.

         Capitalized Software Development Costs
         --------------------------------------

The Company accounts for software and development costs under SFAS 86, Accounting for the Costs of Software to be Sold, Leased, or Otherwise Marketed. All of the Company's Software related costs pertain to the communications software development segment of the business. The Company capitalized $578,000 of software costs related to the acquisition of the Company's interest in Candidsoft, $125,000 related to the acquisition of Brilliant Telecom, and $2,974,293 related to the Company's interest in Streamjet, for a total of $3,677,293. Amortization expenses of $131,477 and $57,800 was recorded as part of the cost of revenues for the nine months ended March 31, 2008 and 2007, respectively, based on estimated lives ranging from 10-15 years. Revenue generated from software was $369,343 and $142,155 for the nine months ended March 31, 2008 and 2007, respectively.

         Business Combinations
         ---------------------

The Company accounts for business combinations in accordance with Statement of Financial Accounting Standard No. 141, "Business Combinations" (SFAS No. 141). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. SFAS No. 141 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually by comparing carrying value to the respective fair value in accordance with the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). This pronouncement also requires that the intangible assets with estimated useful lives to amortized over their respective estimated useful lives.

         Goodwill and Other Intangible Assets
         ------------------------------------

In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," the Company tests its goodwill for impairment at least annually by comparing the fair value of these assets to their carrying values. As a result of such tests, the Company may be required to record impairment charges for these assets if in the future their carrying values exceed their fair values.

Other intangible assets are amortized using the straight-line method over their estimated useful period of benefit. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

         Stock-Based Compensation
         ------------------------

The Company applies for the fair value method of Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensation" (SFAS No. 123R) in accounting for its stock options. This standard states that compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The fair value for each option granted is estimated on the date of the grant using the Black-Scholes option pricing model. The fair value of all vested options granted has been charged to salaries, wages and benefits in accordance with SFAS No. 123R. Common stock granted to employees, directors, and consultants is charged to operating expense based on the fair value of the stock at the date the stock purchase rights are granted.

         Impairment of Long-Lived Assets and Other Intangible Assets
         -----------------------------------------------------------

The Company reviews the carrying value of its long-lived assets, including indefinite-lived intangible assets consisting primarily of goodwill and telecommunications licenses in China, whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the assets by estimating the future net cash flows expected to result from the assets, including eventual disposition. If the future net cash flows are less than the carrying value of the assts, an impairment loss is recorded equal to the difference between the asset's carrying value and its fair value. As of March 31, 2008 and 2007, management determined that no impairment was indicated.

         Revenue Recognition
         -------------------

Revenue from services recognized when services are rendered. Revenue from installation contracts are recognized on the completed contract method. A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications and has been accepted by customers. Revenue form hardware sales is recognized when title to the goods ahs passed to the buyer. Revenue from software sales is recognized at the time that the software is shipped to customers and receipt of payment is considered certain.

         Convertible Debt
         ----------------

Convertible debt with beneficial conversion features, whereby the conversion feature is "in the money" are accounted for in accordance with guidance supplied by Emerging Issues Task Force ("EITF") No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF No. 27, "Application of Issue 98-5 to Certain Convertible Instruments".

For convertible debt and related warrants, the recorded debt discount is calculated at the issuance date as the difference between the conversion price and the relative fair value of the common stock into which the security is convertible or exercisable.

         Net Loss per Share
         ------------------

The Company follows the guidelines of Statement of Financial Accounting Standards No. 128, "Earnings per share" ("SFAS No. 128") in calculating its loss per share. SFAS No. 128 states basic and diluted earnings per share are based on the weighted average number of common shares and equivalent common shares outstanding during the period. Common stock equivalents for purposes of determining diluted earnings per share include the effects of dilutive stock options, warrants and convertible securities. The effect on the number of shares of such potential common stock equivalents is computed using the treasury stock method or the if-converted method, as applicable. The Company has excluded all outstanding stock options and warrants as well as shares issued upon conversion of debt from the calculation of diluted loss per share because these securities are anti-dilutive.

Payments Due by Period

The future maturities of the notes payable to third parties and related parties are as follows:

2008                        $739,561
2009                          50,000
2010                               -
2011                               -
                          ----------

Total                       $789,561
                          ==========
Operating Leases

The Company's rent expense amounted to $121,403 and $33,547 for the nine months ended March 31, 2008 and 2007, respectively. The Company has various long-term non-cancelable lease commitments for its offices, warehouse and other facilities which expire though 2011. The minimum rental commitments under non-cancelable long-term operating leases during the next five years are as follows:

2008                        $132,909
2009                         113,531
2010                         114,847
2011                          50,215
                          ----------

Total                       $411,502
                          ==========
Liquidity and Cash Resources

 For the year ended June 30, 2007, the Company reported a net loss of $5,550,177 compared to $5,163,101 for the year ended June 30, 2006. The increase in net loss the result of the changes discussed above.

The Company had an increase in cash of $143,605 for the year ended June 30, 2007, compared to a decrease in cash of $1,091,894 for the prior year. Cash resources of $1,368,900 were used by operations for the year ended June 30, 2007, as compared to $2,574,923 used by operations for the 2006 year. Cash provided by financing activities was $1,689,766 for the year ended June 30, 2007, as compared to $1,516,385 for the 2006 year Our principal sources of cash were the proceeds from the sale of common and preferred stock.

For the nine months ended March 31, 2008, the Company reported a net loss of $4,125,665 compared to $4,312,298 for the nine months ended March 31, 2007. The decrease in net loss is the result of the changes discussed above.

The Company had an increase in cash of $2,152,775 for the nine months ended March 31, 2008, compared to a decrease in cash of $33,743 for the comparable period of 2007. Cash resources of $3,671,322 were used by operations for the nine months ended March 31, 2008 as compared to $412,595 used by the operations for the same period of 2007. Cash provided by financing activities was $6,066,736 for the nine months ended March 31, 2008, as compared to $420,388 for the same period in 2007. Our principal sources of cash during the nine months were the proceeds fro the sale of common stock

The Company projects that increases in sales and profits will eliminate losses from operations and produce a net cash flow for the year ended June 30, 2009. The major source of increases sales and profits is anticipated to come from the roll out of the Company's contracts in China which began in July of 2008. These Chinese contracts are projected to produce sales of $45 million and positive profits during the year ended June 30, 2009. The Company also projects increased sales in the U.S. from its calling card distribution network resulting in total sales of $86 million for the June 30, 2009 year. Overall, the Company projects total sales of 144 million and positive profits for the June 30, 2009 year. In the meantime, we anticipate that we will continue to raise funds through sales of common stock to support our cash needs

Qualitative and Quantitative Disclosure About Market Risk

In the ordinary course of our business, we could be subjected to a variety of market risks which include, but are not limited to foreign currency fluctuations as we have operations in China. We continuously assess these risks and have established policies and procedures to protect against the adverse effects of these and other potential exposures. Although we do not anticipate any material losses in these risk areas, no assurance can be made that material losses will not be incurred in these areas in the future.

         Foreign Exchange Rate Risk
         --------------------------

Our functional currency is the U.S. Dollar. The financial statements of our Company's operating subsidiaries with a functional currency other than U.S. dollars are translated into U.S. dollars using the current rate method. Accordingly, assets and liabilities are translated at period-end exchange rates, while revenues and expenses are translated at the period's average exchange rates. Adjustments resulting from these translations are accumulated and reported as a component of accumulated other comprehensive loss in stockholders' equity.

We neither hold nor issue financial instruments for trading purposes and we do not currently engage in any hedging activities designed to stabilize the risks of foreign currency fluctuations. Such fluctuations could adversely affect the value of our revenues and the results of our operations stated in U.S. Dollars.

         Effects of Inflation
         --------------------

The Company maintains operations in both China and the U.S. which could be adversely effected by an increase in inflation in either country. Inflation could cause the Company's gross profits margins to erode if the Company is not able to raise prices to compensate for cost increases. Similarly, net profits can be adversely impacted if gross margins cannot be increased to cover increases in operating expenses.

We have attempted to minimize the impact of inflationary price increases by maintaining short-term pricing commitments in our U.S. business segments. We have reduced the inflation risk in China by contracting with third parties to provide the majority of our operating expenses as a percentage of revenues. However, we cannot guarantee that these measures will prove effective against the risks of inflation.

         Capital Funding Risk
         --------------------

The Company has funded its capital needs since June 30, 2006 primarily through issuance of common stock. The Company's ability to raise equity capital in the future depends on many variables outside of the Company's control such as the strength of the equity markets in the U.S. and worldwide, the perceived favorability of investments in Chinese business, changes in investor preference for equity securities, and possible changes in laws and regulations effecting equity funding. No assurance can be given that there will not be adverse changes in the ability of the Company to obtain capital funding by issuing equity securities.

The Company does not engage in significant asset based borrowing at the current time, but no assurance can be given that the Company would not borrow funds from asset based lending or other institutional lenders if funds could not be provided through equity issuances. However, the Company cannot give assurance that such financing would be available if sought by the Company.

The Company does anticipate that it will continue to raise funds through sales of common stock as it ramps up its operations in China.

ITEM 3. PROPERTIES

Our headquarters are located at 327 Plaza Real, Suite 319, Boca Raton, Florida 33432, where our executive and administrative offices are located. We also lease offices spaces in Dallas, Texas for investor relations and some accounting functions; in Tampa, Florida we lease offices for Cable and Voice Corporation; in Los Angeles, California we lease offices our subsidiaries; Phone House, Inc and Dial Tone Communications, Inc. in Singapore we lease an office for accounting and administration of Vastland Holdings and Beijing and Nanning, China we lease offices for Candidsoft . We do not own any real property.

We believe that our current facilities are suitable and adequate to meet our current needs, and that suitable additional or substitute space will be available as needed to accommodate expansion of our operations. It is possible, however, that we will acquire additional facilities by the end of 2008. Our growth strategy includes acquisition of additional business to complement and strengthen our current offering of products and services. If our current or planned efforts in this regard are successful, we may obtain additional leased or owned property in connection with an acquisition.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information concerning beneficial ownership of our common stock as of May 31, 2008, by:


o all persons (including any "group" as that term is used in section 13(d)(3) of the Exchange Act) who are known to us to be the beneficial owner of more than five percent of our common stock;

o    each of our named executive officers;

o    each of our directors; and

o    all of our directors and executive officers as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 157,829,087 shares of common stock outstanding as of May 31, 2008.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of May 31, 2008, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Unless otherwise indicated, the principal address of each of the persons below is c/o China Voice Holding Corp., 327 Plaza Real, Suite 319, Boca Raton, Florida
33432.

Beneficial Ownership of Common Shares
-------------------------------------

                        Name                                  Address                       Shares         Percentages
        Hin Hiong Khoo                         126A Rangoon Rd.                         11,053,000 (1)         7.00%
                                               Singapore 218404

        Bill Burbank                           329 Plaza Real, Ste 319                  5,030,856 (2)          3.19
                                               Boca Raton, Florida 33432

        D. Ronald Allen                        17300 N. Dallas Parkway, Ste 2040        29,974,905 (3)        18.99
                                               Dallas, Texas 75248

        Chun Li Xing                           No. 40 Xue Yuan Lu                         4,925,000            3.12
                                               Datang Telecom Campus, Ste 101
                                               Research Building 7, Haidan District
                                               Beijing, PR of China 100083

        Jose Ferrer                            327 Plaza Real, Ste 319                     175,000             0.11
                                               Boca Raton, Florida 33432

        Rafael Zambrano                        164 Horizon Towers                          750,000             0.48
                                               Tanjon Bungar Pk.
                                               11200 Tanjon Bungar
                                               Penang, Malasia

        John Iacovelli                         327 Plaza real, Ste 319                     210,000             0.13
                                               Boca Raton, Florida 33432

        Han Boon (Jason) Lim                   126A Rangoon Rd.                            500,000             0.32
                                               Singapore 218404



                                       28

        Other Stockholders owning over 5%                                                    None

        All Directors and Officers as a Group                                             52,618,791          33.34

(1) Mr. Khoo has voting control of these shares as an officer and director of International Christian Mission, owning 900,000 shares and Nations Corp.
     Ltd., owning 8,450,000 shares. In addition, 1,703,000 shares owned by Nutripharm Ltd., owned by his wife, are attributed to him. Mr. Khoo has no ownership interest in these entities.

(2)  Mr. Burbank's shares are held by the William F. Burbank Trust.

(3) Mr. Allen has voting control of these shares as an officer and director of Touchstone Enterprises, Inc., owning 2,009,000 shares, and Winterstone
     Equities Inc., owning 27,965,905 shares. Mr. Allen has no ownership in these entities.

Beneficial Ownership of Series A Preferred Stock

              Name                                  Address                               Shares        Percentages

1       D. Ronald Allen                        17300 N. Dallas Parkway                    3,206 (1)       100%
                                               Suite 2040
                                               Dallas, Texas 75248

(1) Mr. Allen has voting control of these shares as an officer and director of Caleb Development Corp., owning 1,597 shares, Associates Funding Group Inc., owning 1,109 shares, and Integrated Performance Business Systems,
     Inc., owning 500 shares. Mr. Allen has an ownership interest only in Associates Funding Group Inc.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

The directors, executive officers and certain significant employees of CHVC are set forth below. None of such persons has been involved in any legal proceeding enumerated in Securities and Exchange Commission Regulation S-K, Item 401, within the time periods described in that regulation.

Executive Officers, Directors and Certain Significant Employees

The following table contains information with respect to our directors and executive officers:

Name                        Age        Position

Hin Hiong Khoo              68         Chairman of the Board
Bill Burbank                50         Chief Executive Officer, President and
                                       Director
D. Ronald Allen             57         Chief Financial Officer and Director
Chun Lin Xing               46         President of China Operations
Jose Ferrer                 53         Chief Operating Officer
Rafael Zambrano             45         Chief Technology Officer
John Iacovelli              53         Chief Information Officer
Han Boon (Jason) Lim        33         Chief Operating Officer, Asia Operations

Hin Hiong Khoo has served as our Chairman of the Board since April 2004. Mr. Khoo, as an International Business Advisor and entrepreneur, has assisted many companies in their public floatation in several exchanges around the globe during the last 40 years. He was Chairman of VoIUM Technologies from November 2002 to April 2004. Mr. Khoo was a partner of Softgen, a telecom software company that was purchased by a US public company in 1999, from 1997 to 2002. Prior to Softgen, he worked as an attorney, an international business advisor, and held a seat on Far East exchange in Hong Kong. He is currently a Board Member of China Access 2008, an economic "legacy" initiative for the Beijing 2008 Olympics Games, backed by the Beijing Government. He is also a Board Member of Pacific Rim Forum, a consortium of international businesses and governments involved in Asia Pacific business and corporate strategies.

Bill Burbank has served as our Chief Executive Officer, President and a Director since September 2006. Mr. Burbank brings more than 25 years of success in business development and operations experience to the company. He has extensive experience in working with both private and public emerging technology development companies in the U.S., Canada and Asia. He was Chief Executive Officer of DTNet Technologies from April 2006 until we acquired that company and he became our Chief Executive Officer. Prior to that, Mr. Burbank was Chief Operating Officer of VoIP, Inc. from December 2004 to February 2006, where he managed the operations of multiple subsidiaries in the telecommunications market with combined annual revenues over $40 million. Mr. Burbank was Vice President of Business Development and Chief Marketing Officer for Pony Express U.S.A., Inc., a package delivery company, from October 2002 to November 2004.

D. Ronald Allen has served as our Chief Financial Officer and a director since January 2004. As co-founder of our company, he has held the positions of Chairman, CEO, President and Secretary of the Company. From 1999 to November 2004 Mr. Allen served as CEO and Chairman of Global Innovation Corp. (OTCBB symbol: GINV), an electronics manufacturer formerly known as Performance Systems, Inc. serving the high-speed wireless communications industry, the digital electronics market and the broadband communications industry with applications in both commercial and military markets. Mr. Allen was an officer and director of a former subsidiary of GINV, Performance Interconnect Corp. which, after several years of inactivity, petitioned for bankruptcy under Chapter 7 of The U. S. Bankruptcy Code in October of 2006. He was a partner of KPMG Peat Marwick from 1981 to 1984 and is a certified public accountant. After leaving public accounting in 1984, Mr. Allen has worked as a financial consultant and manages investments in real estate and small businesses.

Chun Lin Xing has served as our President of China Operations since 01/18/2006. Mr. Xing manages our China Operations. He has over 14 years experience in IT businesses in China and has founded four start-up companies. He was the founder and Chief Executive Officer of Beijing CandidSoft Beijing, China from 2002. Prior to this, Mr. Xing was the Managing Director of IBC China Co. (International Business Center), a venture between investors from the United States and Singapore and China's National Information Center, from 1997 to 2000. He is also a world renowned expert and innovator in the office automation software industry, having won several technology prizes and Innovation Awards granted by the State Government and the Ministry of Science and Technology of China.

Jose Ferrer has served as our Chief Operating Officer since January 7 2008. Mr. Ferrer has extensive international experience in leading people and project team, implementing and overseeing technology programs and administering budgets and operations. Mr. Ferrer served as Executive Vice President of MacroVoice Networks from 07/2001to 12/2002 where he managed OEM relations with major companies such as LG Electronics and Dell amongst others for the supply of innovative voice and data platforms. During his tenure at this company, he was instrumental in sourcing, contracting and launching a leading edge VoIP hardware/software solution which connected to existing legacy PBX's to provide low cost LD service to corporate clients.

Rafael Zambrano has served as our Chief Technology Officer since March, 2008. Mr. Zambrano has as over 19 years experience in senior level international project management, engineering, product development, and strategic business development in the telecommunications industry. Most recently Mr. Zambrano served as CEO of InterEdge Technologies a Company that he co-founded in November, 2004. At InterEdge he was responsible for all aspects of the company including the development and manufacturing of advanced Internet Telephony products. Previously, during his tenure at several companies in the US and Malaysia, Mr. Zambrano was responsible for overseeing the development and deployment of VoIP services in South East Asia and China, the design and implementation of a VoIP network to provide global telephone services, development of analog and digital gateways, softswitches and other leading products and services. He received a Bachelor of Science in Electrical Engineering from The University of Alabama Birmingham in 1988.

John Iacovelli has served as our Chief Information Officer since October , 2006. Previously, he was Director of Special Projects, for VoIP, Inc. from October 2004 to February 2006, where he was responsible for a variety of technical initiatives. Mr. Iacovelli was Chief Information Officer of Pony Express from July 2002 to September 2004, where he oversaw a network infrastructure spanning nine locations in Florida, and personally developed Microsoft Windows(TM) and Internet-based software for customers such as the State of Florida. From May 1998 to August 2001 Mr. Iacovelli worked as a marketing manager in the speech recognition field for Registry Magic and Foresight Technologies. Mr. Iacovelli worked at Clarion Software as its Director of Marketing from March 1994 to May 1998, where he launched the first Rapid Application Development environment to produce compiled executables for Microsoft Windows(TM), and later the first 32 bit executables, and as Vice President of Marketing at its successor corporation, SoftVelocity, from July 2001 to July 2002. Before that, he was Senior Product Manager at Expert Software from January 1990 to March 1994 where he produced many best selling software titles in the retail market such as Expert Home Design.

Han Boon (Jason) Lim has served as our Chief Operating Officer, Asia Operations since 03/01/2004. Prior to joining the Company, he was Chief Operating Officer of WBC Pte Ltd, a joint venture with IBC Corp. of Dallas, Texas from 04/01/2003 to 02/28/2004, where he led operations of the DVB IP-Casting division. Mr. Lim was Director of Product Development for VoIUM Technologies from 10/01/2001 to 02/28/2004, where he was responsible for designing and managing the development of wireless products and directed the regional expansion of VoIUM's operations. Mr. Lim served as Vice President, Information Technologies of AirGateway Pte Ltd from 06/01/2000 to 09/30/2001, Chief Infrastructure Officer of WAPworkz Technologies Pte Ltd. from 10/01/1999 to 05/31/2000, and as lead IT Consultant for Webpoint Technologies from 05/01/1996 to 09/30/1999. Jason holds a Microsoft Certified Professional Certification and a Bachelors Degree in Computer Engineering with Specialization in Networks and Database Systems from Nanyang Technological University. He is a commissioned officer in the Singapore Armed Forced holding the rank of Captain.

ITEM 6. EXECUTIVE COMPENSATION

Executive Compensation in Fiscal Year 2007

The following table sets forth the 2007 compensation earned by our Chief Executive Officer and the two other executive officers who, based on their total compensation, received more than $100,000 and were the most highly compensated in fiscal 2007. We refer to these individuals collectively as the named executive officers.


                           Summary Compensation Table


                                                                                           All Other
   Name and Principal                                           Stock         Option        Annual
        Position           Year      Salary        Bonus      Awards(2)    Awards((3))   Compensation(1)   Total
Hin Hiong Khoo Chairman      2007     $120,000            $             $             $        $25,000     $145,000
of the Board
Bill Burbank                 2007     $186,000                 262,500                         $25,000      473,500
Chief Executive Officer,
President and Director
D. Ronald Allen              2007     $120,000                                                 $25,000      145,000
Chief Financial Officer
and Director
Chun Lin Xing                2007     $100,000                                                              100,000
President of China
Operations
Jose Ferrer                  2007     $125,000                                                              125,000
Chief Operating Officer
Rafael Zambrano              2007     $150,000                                                              150,000
Chief Technology Officer
John Iacovelli               2007      $95,000                  36,750                                      116,750
Chief Information Officer
Han Boon (Jason). Lin        2007      $62,000                                                               62,000
Chief Operating Officer,
China Operations

1. Consists of $25,000 to each of Messrs. Khoo, Burbank and Allen for their service on our board of directors.
2.   Includes the value of common stock issued for compensation.
3.   The Company does not issue stock options to its officers.

The following table sets forth certain information concerning outstanding equity awards held by our named executive officers at June 30, 2007:

                  Outstanding Equity Awards at Fiscal Year-End


                                             Option Awards
            Number of Securities                Option               Option
           Underlying Unexercised              Exercise            Expiration
Name     Options Unexerciserable(1)         Price per share           Date

None

Employment Arrangements with Named Executive Officers

The Company's only employment contract is with its president, Bill Burbank. Such agreement is for a term of three years beginning August 31, 2006, and will automatically renew for subsequent six monthly periods unless terminated by either party at least 90 days prior to end of a term. Compensation to Mr. Burbank is $15,500 per month; in addition, he received a grant of 250,000 shares of common stock.

Equity Compensation Plan

The Company does not currently have a formal Equity Compensation Plan or 401K Plan but does use its restricted securities to entice key employees and to provide additional performance based compensation.

                    Director Compensation in Fiscal Year 2007

                   Fees Earned or    Stock
                    Paid in Cash     Awards     Option Awards      Total
Name                     ($)         ($)(5)         ($)(5)          ($)
Hin Hiong Khoo                                                        $25,000
Bill Burbank                                                          $25,000
D. Ronald Allen                                                       $25,000


ITEM 7.   CERTAIN   RELATIONSHIPS   AND  RELATED   TRANSACTIONS,   AND  DIRECTOR
          INDEPENDENCE

Related Party Receivables
-------------------------

One of the Company's subsidiaries has advanced funds to certain non-officer employees. Such advances are not interest bearing and are unsecured. Management believes that these assets are collectible as they relate to relationships with continuing employees.

Related Party Payables
----------------------

Certain companies owned or controlled by D. Ronald Allen, a major stockholder, director and officer of CHVC, has loaned funds to the Company secured by all of the assets of the Company. These advanced funds are due on demand and bear interest at 18%. The balance as of June 30, 2007 and 2006 was $326,786 and $95,226, respectively.

Certain individuals who are employees and/or directors of the Company have advanced funds to the Company on unsecured terms bearing interest at 8%. The balance on these advances was $100,685 and $0 as of June 30, 2007 and 2006.

Related Party Notes
-------------------

In connection with the Company's acquisition of its PhoneHouse subsidiary, the Company is indebted to the former owner of that company, who remains an employee of PhoneHouse. The note bears interest at 12% and mature on December 14, 2007. The balance on that note was $149,179 and $0 as of June 30, 2007 and 2006, respectively.

In connection with the Company's acquisition of its DTNet subsidiary, the Company is indebtedness to a Company controlled by the former owners of DTNet. One of those owners, Bill Burbank, remains a major stockholder, director, officer and employee of CHVC. The convertible note is secured by all of the common stock of DTNet and bears interest at 8% and matures on December 31, 2008. The balance on that note was $675,000 and $0 as of June 30, 2007 and 2006, respectively.

A company owned by D. Ronald Allen has loaned funds to the Company. The note was due December 1, 2006 and bore interest at 24%. The balance on the note was $0 and $200,000 as of June 30, 2007 and 2006, respectively. Interest paid under these notes was $13,770 and $44,000 for the years ended June 30, 2007 and 2006, respectively.

Joint Ventures
--------------

The Company has entered into a joint venture with WRIO, Corp., dated May 31, 2006, wherein WRIO , Corp. and the Company, through contribution of $1,000 each, are 50/50 partners in the exploitation of wireless broadband technology owned by WRIO, Corp. in China. WRIO, Corp. is controlled by D. Ronald Allen, an officer and director of the Company. No revenues were earned under this joint venture during 2007 and 2006, accordingly, no revenues or expense have been reflected in these financial statements.

Preferred Stock
---------------

All of the Company's preferred stock shares are directly or indirectly owned by entities that are owned or controlled by D. Ronald Allen. As such, Mr. Allen has all voting rights relating to this class of stock.

Guarantees

Certain of the Company's notes payable due to third parties have been guaranteed by companies owned or controlled by D. Ronald Allen.

ITEM 8. LEGAL PROCEEDINGS

From time to time we are involved in various claims and other legal proceedings which arise in the normal course of our business. Such matters are subject to many uncertainties and outcomes that are not predictable. However, based on the information available to us and after discussions with legal counsel, we do not believe any such proceedings will have a material adverse effect on our business, results of operations, financial position or liquidity. We cannot provide assurance, however that damages that result in a material adverse effect on our financial position or results of operations will be not be imposed in these matters.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED

Market Price

While there is no established trading market for our common stock, our common stock is currently quoted on the Pink Sheets (www.pinksheets.com) include the symbol CHVC.PK. The following table shows the range of high and low bid prices for our common stock as reported by the Pink Sheets, as the case may be, for each quarter since the beginning of fiscal year 2006. The quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

        Quarter Ended               High          Low
 ------------------------------   --------     ---------
 June 30, 2005                      0.95         0.95
 September 30, 2005                 1.10         0.45
 December 31, 2005                  1.10         0.44
 March 31, 2006                     1.13         0.75
 June 30, 2006                      1.08         0.95
 September 30, 2006                 1.15         0.85
 December 31, 2006                  1.16         0.85
 March 31, 2007                     1.54         0.74
 June 30, 2007                      0.91         0.34
 September 30, 2007                 0.60         0.36
 December 31, 2007                  2.56         0.51
 March 31, 2008                     1.21         0.86
 June 30, 2008                      1.16         0.46

On May 31, 2008, the bid and ask prices for our common stock as reported on the Pink Sheets were $0.51 and $0.52 per share, respectively.

As of May 31, 2008, approximately 522,703 shares of our common stock are subject to outstanding options or warrants to purchase, or securities convertible into, our common shares. Approximately 75,631,169 shares of our outstanding common stock could be sold pursuant to Rule 144 under the Securities Act of 1933. We have not agreed to register any shares of our common stock that are currently outstanding.


Dividend Policy

We have never declared or paid any cash dividends on our common stock and do not expect to pay any cash dividends for the foreseeable future. We intend to retain future earnings, if any, in the operation and expansion of our business. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors deems relevant. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Stockholder Matters

As of May 31, 2008, a total of 157,829,087 shares of common stock were outstanding and held of record by 1,082 persons.

As of June 30, 2007, the following equity securities of our company are authorized for issuance, aggregated as follows, pursuant to our company's Equity
Compensation Plans.

                      Equity Compensation Plan Information



                                          Number of
                                       securities to be                                       Number of securities
                                         issued upon                                        remaining available for
                                         exercise of             Weighted-average            future issuance under
                                         outstanding             exercise price of         equity compensation plans
                                      options, warrants        outstanding options,          (excluding securities
          Plan Category                   and rights            warrants and rights          reflected in column(a))

Equity compensation plans
approved by security holders

Equity compensation plans not
approved by security holders                48,551                     $0.4892                      None

Total


ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of transactions by our company within the past three years involving sales of its securities that were not registered under the Securities Act of 1933 (or Securities Act).

Common Stock

On April 1, 2004, we issued 50,000,000 shares of our common stock to the stockholders of China Voice Corp. in exchange for all of the issued and outstanding common stock of China Voice Corp. pursuant to an Agreement and Plan of Reorganization, dated as of April 1, 2004 between China Voice Corp., certain stockholders of China Voice Corp. and Surf Franchise, Inc.

Effective June 30, 2005, we issued an aggregate of 23,582,987 shares of our common stock.

o We issued 20,028,000 shares of our common stock to the stockholders of East West Global Communications, Inc. in exchange for all of the issued and outstanding shares of East West Global Communications, valued at $5,007,000.

o We issued 525,000 shares of our common stock to the stockholders of Network Zone PTE Ltd. in connection with the acquisition of a 75% equity interest in Network Zone PTE Ltd., valued at $210,000.

o We issued and sold 1,846,320 shares of our common stock to 12 non-US persons for net proceeds of $430,840.

o We issued an aggregate of 1,008,667 shares of our common stock to 7 non-US persons for consulting services rendered by such individuals. The aggregate value of such issued shares for services rendered was $252,167.

o We issued 180,000 shares of our common stock to a third-party lender in respect of loans totaling $475,000. The aggregate value of such issued shares for the loan costs was $45,000.

On October 7, 2005, we issued 200,000 shares of our common stock for the acquisition of all of the assets of Call Gateway Corp, valued at $100,000.

From October 1, 2005 to December 31, 2005, we issued an aggregate of 244,625 shares of our common stock for net proceeds of $71,885, to four non-US persons.

From October 1, 2005 to December 31, 2005, we issued an aggregate of 954,000 shares of our common stock to three individuals pursuant to the exercise of certain warrants that had been previously issued to 24 individuals in May and June of 2005 in exchange for cancellation of $349,200 of our debt and accrued interest obligations.

From January 1, 2006 to March 31, 2006, we issued a total of 986,000 shares.

o We issued 670,000 shares to one non-US person and two US persons upon the exercise of warrants issued in 2005, for consideration consisting of the cancellation of debt and accrued interest in the amount of $262,700.

o    We issued 20,000 shares to one non-US person for net proceeds of $10,000.

o We issued 296,000 shares to six non US persons and two US persons in exchange for consulting fees valued at $310,800.

From April 1, 2006 to June 30, 2006, we issued a total of 552,000 shares.

o We issued 532,000 shares upon the exercise of warrants issued August 19, 2006 by a non US person in exchange for $21,874 of debt and accrued interest, a warrant issued May 31, 2005 by a non US person in exchange for $112,116 debt and accrued interest, and a warrant issued June 30, 2006 by a non US person in exchange for $77,710 debt plus accrued interest.

o We issued 20,000 shares to four note holders as consideration for extending the maturity of $325,000 of notes due May 31, 2006.

From July 1, 2006 to September 30, 2006, we issued an aggregate of 260,000 shares, as follows:

o    250,000 shares were issued to two non US persons for $225,000

o 10,000 shares were issued to two non US persons for consulting services issued at $10,000.

On September 14, 2006, we issued 4,925,000 shares of our common stock to certain stockholders of Candidsoft Technologies Company Ltd. of Beijing pursuant to an Agreement between us, certain stockholders of Candidsoft, Beijing CVC Communications Co. Ltd. (an affiliate of our company) and Candidsoft in exchange for a sixty-five percent (65%) interest in the capital stock of Candidsoft.

From October 1, 2006 to December 31, 2006, we issued an aggregate of 762,485 shares of our common stock, as follows:

o 351,500 shares were issued to eleven persons for consulting services valued at $369,075, including 285,000 shares to our executive officers.

o    We issued 314,000 shares to thirteen non-US persons for cash of $56,893.

o We issued 96,985 shares in exchange for $103,209 of interest due on five loans aggregating $475,000.

On December 31, 2006, we issued 1,000,000 shares of our common stock valued at $1,160,000 to the stockholders of VCG Technologies, Inc. doing business as DTNet Technologies and the members of DTNet Technologies, LLC pursuant to an Agreement and Plan of Merger, dated as of August 25, 2006, by and among our company, DTN Acquisition Corp. and DTNet Technologies, LLC (both wholly-owned subsidiaries of our company), VCG Technologies, Inc. and VCG Technologies, LLC in connection with the acquisition of VCG Technologies, Inc. and VCG Technologies, LLC. The sellers also received a debenture convertible into 1,566,000 common shares at $0.50 per share for two years.

On December 31, 2006, we issued 2,100,000 shares of our common stock valued at $2,310,000 to certain stockholders of Beijing Techview System Engineering Co. Ltd. pursuant to an Agreement between us, certain stockholders of Beijing Techview, Beijing Vastland Investment Consultancy and Management Co. Ltd. (an affiliate of our company) and Beijing Techview in exchange for a seventy percent (70%) interest in the capital stock of Beijing Techview.

From January 1, 2007 to March 31, 2007, we issued an aggregate of 7,890,603 shares of our common stock.

o 95,000 shares were issued to two persons for consulting services valued at $118,200

o 400,000 shares were issued to one non-US person and one US person for $180,532 cash.

o 250,000 shares were issued to one US person in exchange for a $125,000 promissory note.

o 2,340,603 shares were issued upon the exercise of warrants issued in 2005 by a non-US person in exchange for $585,151 of debt and accrued interest.

o 80,000 shares were issued as compensation to two lenders holding notes in the principal amount of $500,000.

o 4,725,000 shares were issued on March 21, 2007, for the acquisition of StreamJet.Net, valued at $2,929,500. The sellers also received options to purchase 16,000,000 shares for $0.30 per share for 30 days after closing.

From April 1, 2007 to June 30, 2007 we issued 11,556,013 shares, as follows:

o    2,200,000 shares were issued to one non-US person for $656,000 cash.

o    35,000 shares were issued to a former employee as compensation.

o 79,500 shares were issued to one US persons in exchange for $26,500 of debt and accrued interest.

o 1,347,776 shares were issued to six persons in exchange for 450 shares of Series A Preferred Stock plus $44,267 in accumulated dividends, for a total value of $494,267.

o 6,942,308 shares were issued to 155 non-US persons in a Regulation S offering, yielding net proceeds of $947,790.

o 230,000 shares were issued upon the exercise for cash of $45,000 by three persons of options granted in the StreamJet.Net acquisition.

o 71,829 shares were issued to former stockholders of DTNet pursuant to earn-out provisions of the acquisition agreement, including 30,964 shares issued to our CEO, Bill Burbank.

o On June 17, 2007, we issued 650,000 shares of our common stock to Deepak Hiranandani, the former sole stockholder of Phone House, Inc. pursuant to an Agreement and Plan of Merger, dated as of June 14, 2007, by and among our company, Phone House Acquisition Corp. (a wholly owned subsidiary of our company), Mr. Hiranandani and Phone House, Inc. in connection with the acquisition of Phone House by our company.

From July 1, 2007 to September 30, 2007, we issued an aggregate of 8,262,420 shares of our common stock.

o 71,429 shares were issued to former stockholders of DTNet pursuant to earn-out provisions of the acquisition agreement, including 30,964 shares issued to our CEO, Bill Burbank.

o 254,000 shares were issued to five persons for consulting services valued at $139,190.

o    500,000 shares were issued to a non-US person for cash of $176,000.

o 6,459,031 shares were issued to 152 non-US person in a Regulation S offering for net cash proceeds of $812,792.

o 40,000 shares were issued upon the exercise of options granted to sellers of StreamJet.Net, for cash of $10,000.

o 442,960 shares were issued to three holders of Series A Preferred Stock in exchange for such shares, valued at $152,000.

o On July 19, 2007, we issued 495,000 shares of our common stock to Abdul Kalejaiye, the former sole stockholder of Dial-Tone Communication, Inc., a Florida corporation, pursuant to the terms of an Agreement and Plan of Merger, dated as of July 19, 2007 between our company, Dial-Tone Acquisition Corp. (a wholly owned subsidiary of our company), Mr. Kalejaiye and Dial-Tone Communication, Inc. in connection with the acquisition of Dial-Tone Communication by our company.

From October 1, 2007 to December 31, 2007, we issued 23,151,932 shares.

o 258,929 shares were issued to former stockholders of DTNet and PhoneHouse pursuant to earn-out provisions of the acquisition agreements, including 30,964 shares to our CEO, Bill Burbank.

o    150,000 shares were issued in exchange for equipment.

o 384,000 shares were issued to two non-US persons and five US persons in exchange for consulting services valued at $375,620.

o 620,000 shares were issued to one person in exchange for 115 shares of Series A Preferred Stock valued at $115,000.

o 10,064,927 shares were issued to 417 non US persons in a Regulation S offering, for net proceeds of $2,199,852.

o 8,251,000 shares were issued to 45 former stockholders and option holders of StreamJet.Net upon the exercise of options for $1,834,587.

o 1,423,076 shares were issued to 31 US persons in a Regulation D offering for net proceeds of $536,500.

o 2,000,000 shares were issued to three non-US persons for net proceeds of $500,000.

From January 1, 2008 to March 31, 2008, we issued 13,217,714 shares.

o 671,000 shares were issued to 10 persons for casualty services valued at $726,530.

o 1,018,429 were issued to former stockholders of DTNet pursuant to earn-out provisions in the acquisition agreement, including 977,964 shares to our CEO Bill Burbank.

o 3,346,500 shares were issued to nine persons in exchange for 625 shares of Series A Preferred Stock valued at $337,875.

o 3,746,536 shares were issued to 176 non-US persons in a Regulation S offering for net proceeds of $922,383.

o    215,249 shares were issued to four US persons for $135,500 net proceeds.

o 220,000 shares were issued to five former stockholders and option holders of StreamJet.Net upon the exercise of options for $55,000.

o 1,000,000 shares were issued in connection with the acquisition of the assets of Brilliant Telecom LLC, valued at $1,150,000. On August 1, 2008, CVC International Inc., filed a lawsuit against Brilliant Telecom and an individual claiming damages arising from breaches of the asset acquisition agreement. The lawsuit also claims recission of the asset purchase agreement as an alternative remedy.

In April and May 2008 we issued 3,688,308 shares.

o 126,000 shares were issued to three persons for consulting services valued at $96,260.

o 100,000 shares were issued to one person in exchange for 25 shares of Series A Preferred Stock valued at $25,000.

o 2,790,308 shares were issued to 71 non-US persons in a Regulation S offering for net proceeds of $520,881.

o 600,000 shares were issued to twelve US persons in a Regulation D offering for net proceeds of $155,000.

o    72,000 shares were issued to one non-US person for $50,000 cash.

Preferred Stock

We have issued the following shares of our Series A Preferred Stock:

May 31, 2006 - 1,124 shares issued to an affiliate of our CFO D. Ronald Allen in exchange for the assumption of $984,300 of debt.

August 30, 2006 - 500 shares issued to one person for net proceeds of $250,000.

September 30, 2006

o 2,100 shares issued to an affiliate of our CFO D. Ronald Allen in exchange for the assumption of $1,050,000 of debt.

o    500 shares issued as additional collateral for debt.

March 31, 2008

o 848 shares issued to an affiliate of our CFO D. Ronald Allen in exchange for the assumption of $424,000 of debt.

o 194 shares issued in exchange for $194,000 of accumulated preferred dividends to two affiliates of Mr. Allen.

Warrants

From January 2005 to January 2006, we issued warrants to purchase 10,300,400 shares of common stock for exercise prices ranging from $0.25 to $0.50, to the holders of loans to the company aggregating $2,875,000.

On May 31, 2006, we issued warrants to purchase 2,547,020 shares of common stock to eleven persons at an exercise price of $0.40 per share, in connection with the assumption of $984,300 company debt by an affiliate of our CFO D. Ronald Allen.

On January 23, 2008, we issued warrants to purchase 313,200 shares of common stock to one person at an exercise price of $0.40 per share, in connection with the assumption of $124,000 debt by an affiliate of Mr. Allen.

The foregoing issuances were made pursuant to the exemption from registration provided by Rule 506 of Regulation D, Regulation S and /or Section 4(2) of the Securities Act of 1933, in that (a) the investor or its purchaser representative is reasonably believed to have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment, (b) the investor or its purchaser representative were provided with required information and an opportunity to obtain additional information a reasonable period of time prior to the transaction, (c) the investor or its purchaser representative were advised of the limitations on resale of the Common Stock, (d) the investor represented its intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof, and (e) appropriate legends were affixed to the instruments issued in the transactions.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The following summary is qualified in its entirety by reference to the Company's Articles of Incorporation ("Articles") and its Bylaws, which are filed as exhibits to this registration statement. The Company's authorized capital stock consists of 400,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share.

Common Stock

As of May 31, 2008, 157,829,087 common shares of the Company's common stock are held of record by approximately 1,082 holders. Each share of common stock entitles the holder of record thereof to cast one vote on all matters acted upon at the Company's stockholder meetings. Directors are elected by a plurality vote. Because holders of common stock do not have cumulative voting rights, holders or a single holder of more than 50% of the outstanding shares of common stock present and voting at an annual meeting at which a quorum is present can elect all of the Company's directors. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. All of the outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued in connection with the exercise of options under the Option Plan will be fully paid and non-assessable when issued.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors in its sole discretion from funds legally available there for. In the event the Company is liquidated, dissolved or wound up, holders of common stock are entitled to share ratably in the assets remaining after liabilities and all accrued and unpaid cash dividends are paid.

Preferred Stock

The Board of Directors of the Company has the authority to divide the authorized preferred stock into series, the shares of each series to have such relative rights and preferences as shall be fixed and determined by the Board of Directors. The provisions of a particular series of authorized preferred stock, as designated by the Board of Directors, may include restrictions on the payment of dividends on common stock. Such provisions may also include restrictions on the ability of the Company to purchase shares of common stock or to purchase or redeem shares of a particular series of authorized preferred stock. Depending upon the voting rights granted to any series of authorized preferred stock, issuance thereof could result in a reduction in the voting power of the holders of common stock. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the preferred stock will receive, in priority over the holders of common stock, a liquidation preference established by the Board of Directors, together with accumulated and unpaid dividends. Depending upon the consideration paid for authorized preferred stock, the liquidation preference of authorized preferred stock and other matters, the issuance of authorized preferred stock could result in a reduction in the assets available for distribution to the holders of common stock in the event of the liquidation of the Company.

As of May 31, 2008, there were authorized 10,000,000 shares of preferred stock, of which one series was designated, consisting of 20,000 authorized shares of Series A Preferred Stock, of which 3,231 shares were issued and outstanding.

The Series A Preferred Stock have the following terms:

o    12% cumulative dividends

o    Each share entitles the holders vote 2,500 shares of common stock

o    Issue and liquidation value of $1,000 per share

o    Redeemable by Company at the liquidation value

o    Not convertible

o    Senior to common stock

o    Company has a first right of refusal to buy any shares proposed to be sold

Certain Rights of Holders of Common Stock

The Company is a Nevada corporation organized under Chapter 78 of the Nevada Revised Statutes ("NRS"). Accordingly, the rights of the holders of common stock are governed by Nevada law. Although it is impracticable to set forth all of the material provisions of the NRS or the Company's Articles and Bylaws, the following is a summary of certain significant provisions of the NRS and/or the Company's Articles and Bylaws that affect the rights of securities holders.

Anti Takeover Provisions

Special Meetings of Stockholders; Director Nominees

The Company's Bylaws and Articles provide that special meetings of stockholders may be called by stockholders only if the holders of at least 66-2/3% of the common stock join in such action. The Bylaws and Articles of the Company also provide that stockholders desiring to nominate a person for election to the Board of Directors must submit their nominations to the Company at least 60 days in advance of the date on which the last annual stockholders' meeting was held, and provide that the number of directors to be elected (within the minimum - maximum range of 3 to 15 set forth in the Articles and Bylaws of the Company) shall be determined by the Board of Directors or by the holders of at least 66-2/3% of the common stock. While these provisions of the Articles and Bylaws of the Company have been established to provide a more cost-efficient method of calling special meetings of stockholders and a more orderly and complete presentation and consideration of stockholder nominations, they could have the effect of discouraging certain stockholder actions or opposition to candidates selected by the Board of Directors and provide incumbent management a greater opportunity to oppose stockholder nominees or hostile actions by stockholders. The affirmative vote of holders of at least 66-2/3% of the common stock is necessary to amend, alter or adopt any provision inconsistent with or repeal any of these provisions.

Removal of Directors

The Articles of the Company provide that directors may be removed from office only for cause by the affirmative vote of holders of at least 66-2/3% of the common stock. Cause means proof beyond the existence of a reasonable doubt that a director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to the Company, or committed a material breach of such director's fiduciary duty to the Company resulting in a material detriment to the Company. The inability to remove directors except for cause could provide incumbent management with a greater opportunity to oppose hostile actions by stockholders. The affirmative vote of holders of at least 66-2/3% of the common stock is necessary to amend, alter or adopt any provision inconsistent with or repeal this provision.

Control Share Statute

Sections 78.378 - 78.3793 of the Nevada statutes constitute Nevada's control share statute, which set forth restrictions on the acquisition of a controlling interest in a Nevada corporation which does business in Nevada (directly or through an affiliated corporation) and which has 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada. A controlling interest is defined as ownership of common stock sufficient to enable a person directly or indirectly and individually or in association with others to exercise voting power over at least 20% but less than 33.3% of the common stock, or at least 33.3% but less than a majority of the common stock, or a majority or more of the common stock. Generally, any person acquiring a controlling interest must request a special meeting of stockholders to vote on whether the shares constituting the controlling interest will be afforded full voting rights, or something less. The affirmative vote of the holders of a majority of the common stock, exclusive of the control shares, is binding. If full voting rights are not granted, the control shares may be redeemed by the Company under certain circumstances. The Company does not believe the foregoing provisions of the Nevada statutes are presently applicable to it because it does not presently conduct business in Nevada; however, if in the future it does conduct business in Nevada then such provisions may apply.

Business Combination Statute

Sections 78.411 - 78.444 of the NRS set forth restrictions and prohibitions relating to certain business combinations and prohibitions relating to certain business combinations with interested stockholders. These Sections generally prohibit any business combination involving a corporation and a person that beneficially owns 10% or more of the common stock of that company (an "Interested Stockholder") (A) within five years after the date (the "Acquisition Date") the Interested Stockholder became an Interested Stockholder, unless, prior to the Acquisition Date, the corporation's board of directors had approved the combination or the purchase of shares resulting in the Interested Stockholder becoming an Interested Stockholder; or (B) unless five years have elapsed since the Acquisition Date and the combination has been approved by the holders of a majority of the common stock not owned by the Interested Stockholder and its affiliates and associates; or (C) unless the holders of common stock will receive in such combination, cash and/or property having a fair market value equal to the higher of (a) the market value per share of common stock on the date of announcement of the combination or the Acquisition Date, whichever is higher, plus interest compounded annually through the date of consummation of the combination less the aggregate amount of any cash dividends and the market value of other dividends, or (b) the highest price per share paid by the Interested Stockholder for shares of common stock acquired at a time when he owned 5% or more of the outstanding shares of common stock and which acquisition occurred at any time within five years before the date of announcement of the combination or the Acquisition Date, whichever results in the higher price, plus interest compounded annually from the earliest date on which such highest price per share was paid less the aggregate amount of any cash dividends and the market value of other dividends. For purposes of these provisions, a "business combination" is generally defined to include (A) any merger or consolidation of a corporation or a subsidiary with or into an Interested Stockholder or an affiliate or associate; (B) the sale, lease or other disposition by a corporation to an Interested Stockholder or an affiliate or associate of assets of that corporation representing 5% or more of the value of its assets on a consolidated basis or 10% or more of its earning power or net income; (C) the issuance by a corporation of any of its securities to an Interested Stockholder or an affiliate or associate having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of that corporation; (D) the adoption of any plan to liquidate or dissolve a corporation proposed by or under an agreement with the Interested Stockholder or an affiliate or associate; (E) any receipt by the Interested Stockholder or an affiliate, except proportionately as a stockholder, of any loan, advance, guarantee, pledge or other financial assistance or tax credit or other tax advantage; and (F) any recapitalization or reclassification of securities or other transaction that would increase the proportionate shares of outstanding securities owned by the Interested Stockholder or an affiliate. Sections 78.411-78.444 of the Nevada statutes are presently applicable to the Company.

Special Meetings

The Company's Bylaws and Articles provide that special meetings of the stockholders of the Company may be called by the Chairman of the Board, the Board of Directors or upon written request of stockholders holding not less than 66 2/3% of the common stock.

Mergers, Consolidations and Sales of Assets

Nevada law provides that an agreement of merger or consolidation, or the sale or other disposition of all or substantially all of a corporation's assets, must be approved by the affirmative vote of the holders of a majority of the voting power of a corporation (except that no vote of the stockholders of the surviving corporation is required to approve a merger if certain conditions are met, unless the articles of incorporation of that corporation states otherwise, and except that no vote of stockholders is required for certain mergers between a corporation and a subsidiary), but does not require the separate vote of each class of stock unless the corporation's articles of incorporation provides otherwise (except that class voting is required in a merger if shares of the class are being exchanged or if certain other rights of the class are affected). The Company's Articles do not alter these provisions of Nevada law.

Directors; Removal of Directors

Under Nevada law, the number of directors may be fixed by, or determined in the manner provided in the articles of incorporation or bylaws of a corporation, and the board of directors may be divided into classes as long as at least 25% in number of the directors are elected annually. Nevada law further requires that a corporation have at least one director. Directors may be removed under Nevada law with or without cause by the holders of not less than a majority of the voting power of the corporation, unless a greater percentage is set forth in the articles of incorporation. The Articles of the Company provide that directors may be removed only for cause by a two-thirds majority of stockholders.

Amendments to Bylaws

The Company's Bylaws may be amended by the Board of Directors or stockholders, provided, however that certain provisions can only be amended by the affirmative vote of holders of at least 66 2/3% of the common stock. These provisions relate to special meetings of stockholders, actions by written consent of stockholders, nomination of directors by stockholders, proceedings for the conduct of stockholder's meetings and the procedures for fixing the number of and electing directors.

Limitation on Liability of Directors

Section 78.037 of the NRS provides that a Nevada corporation may limit the personal liability of a director or officer to a corporation or its stockholders for breaches of fiduciary duty, except that such provision may not limit liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or payment of dividends or other distributions in violation of the Nevada statutes. The Company's Articles provide that no director shall be personally liable to the Company or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability
(A) for any breach of the director's duty of loyalty to the Company or its stockholders, (B) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (C) liability under the Nevada statutes, or (D) for any transaction from which the director derived an improper personal benefit.

In the opinion of the Securities and Exchange Commission, the indemnification and limitation of liability provisions described above would not eliminate or limit the liability of directors and officers under the federal securities laws.

Appraisal Rights

The Nevada statutes provide dissenting or objecting security holders with the right to receive the fair value of their securities in connection with certain extraordinary corporate transactions. These appraisal rights are available with respect to certain mergers and share exchanges and in connection with the granting of full voting rights to control shares acquired by an interested stockholder. However, unless the transaction is subject to the control share provisions of the Nevada statutes, a stockholder of a Nevada corporation may not assert dissenters' rights, in most cases, if the stock is listed on a national securities exchange or held by at least 2,000 stockholders of record (unless the articles of incorporation of the corporation expressly provide otherwise or the security holders are required to exchange their shares for anything other than shares of the surviving corporation or another publicly held corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders). The Company's Articles do not alter these provisions of Nevada law.

Distributions

Dividends and other distributions to security holders are permitted under the Nevada statutes as authorized by a corporation's articles of incorporation and its board of directors if, after giving effect to the distribution, the corporation would be able to pay its debts as they become due in the usual course of business and the corporation's total assets would exceed the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount needed to satisfy the preferential rights on dissolution of holders of stock whose preferential rights are superior to those of the shares receiving the distribution.

Preemptive Rights

Under the Nevada statutes, stockholders of Nevada corporations organized prior to October 1, 1991 have preemptive rights unless the articles of incorporation expressly deny those rights or the stock issuance is among those described in
Section 78.265. A stockholder who has preemptive rights is entitled, on terms and conditions prescribed by the board of directors, to acquire proportional amounts of the corporation's unissued or treasury shares in most instances in which the board has decided to issue them. The Company's Articles expressly deny the availability of preemptive rights to the Company's stockholders.

Cumulative Voting

Under the Nevada statutes, the articles of incorporation of a corporation may provide for cumulative voting, which means that the stockholders are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and then cast the product for a single candidate or distribute the product among two or more candidates. Cumulative voting is not available to stockholders of a Nevada corporation, unless its articles of incorporation expressly provide for that voting right. The Company's Articles do not contain a provision permitting stockholders to cumulate their votes when electing directors.

Transfer Agent and Registrar

Signature Stock Transfer, Inc. of Plano, Texas is the transfer agent and registrar for our common stock.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Eleven of the Company's Articles of Incorporation limits the liability of the Company's directors. It provides that no director of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director, except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, or for any transaction from which he derived an improper personal benefit.

In addition, Section 7.8 of the Company's Bylaws provides that the Company shall, to the maximum extent permitted by law, indemnify each officer and director against expenses, judgments, fines, settlements and other amount actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person in connection with any proceeding arising by reason of the fact that such person has served as an officer, agent or director of the Company, and may so indemnify any person in connection with any proceeding arising by reason of the fact that such person has served as an officer or director of the Company.

        Section 78.138(7) of the Nevada Revised Statutes (the "NRS") provides, with limited exceptions, that:

         a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

        (a) His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

        (b) His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

        Section 78.7502 of the NRS permits the Company to indemnify its directors and officers as follows:

        1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action suit or proceeding if he:

        (a) Is not liable pursuant to NRS 78.138; or

        (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS
78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

        2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

        (a) Is not liable pursuant to NRS 78.138; or

        (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

        In addition, Section 78.751 of the NRS permits the Company to indemnify its directors and officers as follows:

        1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

        (a) By the stockholders;

        (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

        (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

        (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

        2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

        3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

        (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

        (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

The Company has purchased director and officer liability insurance, as permitted by the NRS.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Index to Financial Statements on page F-1.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Numbers                                  Exhibits

2.1            Agreement  dated  February 27, 2004 for the  acquisition of Voium
               Technologies, Ltd.
2.2            Agreement  and Plan of  Reorganization  dated  April 2004 for the
               acquisition  of  China  Voice  Corp  by  Surf  Franchise,   Inc.,
               predecessor to Registrant
2.3.1          Agreement   dated  January  18,  2006  for  the   acquisition  of
               Candidsoft  Technologies  Co. LTD of  Beijing,  and  Post-Closing
               Agreement
2.3.2          Technology Agreement regarding Candidsoft
2.4            Agreement and Plan of Merger and Reorganization  dated August 25,
               2006 for the  acquisition of VCG  Technologies,  Inc. d/b/a DTNet
               Technologies
2.5            Agreement  and Plan of Merger and  Reorganization  dated June 14,
               2007 for the acquisition of Phone House, Inc.
2.6            Agreement  and Plan of Merger and  Reorganization  dated July 19,
               2007 for the acquisition of Dial-Tone Communications, Inc.
2.7            Agreement and Plan of Merger and  Reorganization  dated March 15,
               2007 for the acquisition of Stream Jet.Net, Inc.
3.1.1          Articles of Incorporation of the Registrant
3.1.2          Articles of Merger
3.2            Bylaws of the Registrant
4.1            Specimen Certificate for Common Stock of the Registrant
10.1           Employment Agreement dated August 31, 2006 with Bill Burbank
10.2           List  of  licenses  issued  by  Telecommunication  Administrative
               Bureau of Beijing
10.3           Joint  Venture   Agreement   dated  May  31,  2006  between  WRIO
               Corporation and Voium Technologies Ltd.
10.4           Promissory  Note dated  December  1, 2004 to  Associates  Funding
               Group Inc. in the  principal  amount of $400,000,  with  Security
               Agreement
10.5           Loan Agreement dated February 13, 2008 between Essential Security
               Software  Inc.  and Stream  Jet.Net,  Inc.,  Promissory  Note and
               Security Agreement
10.6           Exclusive  Supplier  Agreement  dated  January 10,  2008  between
               StarCom Alliance, Inc. and Power Prepaid Phone Card Distribution
10.7           Agreement  dated June 6, 2007 between  Registrant  and  InterEdge
               Technologies, LLC to Supply Intelligent Telephone Adaptors
10.8           Collaboration Agreement
21             Subsidiaries of the Registrant

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                            Page
Consolidated Financial Statements:
Report of Independent Registered Public Accounting Firm                      F-1
Consolidated Balance Sheets at June 30, 2007 and 2006                        F-2
Consolidated Statements of Operations for the years ended
    June 30, 2007 and 2006                                                   F-3
Consolidated Statements of Equity for the years ended
    June 30, 2007 and 2006                                                   F-4
Consolidated Statements of Cash Flows for the years ended
    June 30, 2007 and 2006                                                   F-5
Notes to Consolidated Financial Statements                            F-6 - F-35

Consolidated Financial Statements:
Consolidated Balance Sheet at March 31, 2008                                F-36
Consolidated Statements of Operations for the three months ended
     March 31, 2008 and 2007 and nine months ended
     March 31, 2008 and 2007                                                F-37
Consolidated Statements of Equity for the nine months ended
     March 31, 2008                                                         F-38
Consolidated Statements of Cash Flows for the nine months ended
     March 31, 2008                                                         F-39
Notes to Consolidated Financial Statements                           F-40 - F-62

                            CHINA VOICE HOLDING CORP.

                              FINANCIAL STATEMENTS

                             JUNE 30, 2007 AND 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
China Voice Holding Corp.

We have audited the accompanying consolidated balance sheets of China Voice Holding Corp. and its subsidiaries as of June 30, 2007 and 2006, and the related consolidated statements of operations, equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Voice Holding Corp. and its subsidiaries as of June 30, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, incurred negative cash flows from operations, and has a shareholders' deficit at June 30, 2007 and 2006. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.



/s/ Cornwell Jackson
--------------------
Cornwell Jackson
Plano, Texas
August 5, 2008


                            CHINA VOICE HOLDING CORP.

                           Consolidated Balance Sheets

                             June 30, 2007 and 2006


A S S E T S                                                               2007            2006
                                                                      ------------    ------------
Current Assets:
   Cash and cash equivalents                                          $    269,677    $    126,072
   Accounts receivable                                                     590,186          24,207
   Inventories                                                             537,986              98
   Prepaid expenses and other current assets                                63,400          99,434
   Related party receivables                                                70,717            --
                                                                      ------------    ------------
         Total current assets                                            1,531,966         249,811
                                                                      ------------    ------------
Property and equipment, net                                                343,345         189,369
Goodwill                                                                 9,679,585       4,299,125
Other intangible assets, net                                             4,835,515       5,227,115
Other long term assets                                                        --            47,584
                                                                      ------------    ------------
         Total assets                                                 $ 16,390,411    $ 10,013,004
                                                                      ============    ============
LIABILITIES AND EQUITY

Current liabilities:
   Accounts payable and accrued expenses                              $  1,957,877    $    259,052
   Related party payables                                                  561,716          95,226
   Current portion of long term debt, net of debt discount                 995,489         856,262
   Current portion of related party notes                                  149,179         200,000
                                                                      ------------    ------------
         Total current liabilities                                       3,664,261       1,410,540
                                                                      ------------    ------------
Long-term liabilities:
   Long-term debt, net of current portion                                   50,000         400,000
   Long-term portion of related party notes, net of current portion        675,000            --
                                                                      ------------    ------------
         Total long-term Liabilities                                       725,000         400,000
                                                                      ------------    ------------
Minority interest                                                          (74,169)        (15,669)

Equity
   Common stock - par value $.001, 200,000,000 shares  authorized,
      111,608,713 and 88,039,612 shares issued at June 30, 2007
      and 2006, respectively                                               111,609          88,040
   Series A preferred stock - par value $.001, 20,000 shares
      authorized, 3,274 and 1,124 shares issued at June 30, 2007
      and 2006, respectively (liquidation value of $3,274,000 and                3               1
                                                                                      $  1,124,000)
   Additional paid in capital                                           29,231,604      19,709,173
   Accumulated deficit                                                 (17,292,768)    (11,596,823)
   Cumulative currency translation adjustment                               24,871          17,742
                                                                      ------------    ------------
         Total equity                                                   12,075,319       8,218,133
                                                                      ------------    ------------
         Total liabilities and equity                                 $ 16,390,411    $ 10,013,004
                                                                      ============    ============


                   The accompanying notes are an integral part of these consolidated financial statements





                                      F-2



                            CHINA VOICE HOLDING CORP.

                      Consolidated Statements of Operations

                    For the Years Ended June 30, 2007 and 2006


                                                          2007            2006
                                                     ------------    ------------

Revenues                                             $  2,188,439    $     68,652

Cost of revenues                                        1,866,631         526,027
                                                     ------------    ------------
Gross profit (loss)                                       321,808        (457,375)

Operating expenses:
   Selling, general and administrative expenses         3,064,517       1,700,687
   Depreciation                                            26,151           1,767
                                                     ------------    ------------
         Total operating expenses                       3,090,668       1,702,454

Loss from operations                                   (2,768,860)     (2,159,829)

Other income(expense):
   Interest income                                            664           4,578
   Interest expense                                      (184,891)       (382,042)
   Minority interest                                          151          21,522
   Impairment of investments                             (503,099)     (1,939,322)
   Other financing charges                             (2,068,398)       (707,832)
   Other expenses                                         (25,744)           (176)
                                                     ------------    ------------
         Total other income(expense)                   (2,781,317)     (3,003,272)
                                                     ------------    ------------
Net loss                                               (5,550,177)     (5,163,101)

Preferred dividend                                       (145,767)           (500)
                                                     ------------    ------------
Net loss attributable to common stockholders         $ (5,695,944)   $ (5,163,601)
                                                     ============    ============
Net loss per share - basic and diluted               $       (.06)   $      (.067)
                                                     ============    ============
Common shares used in calculation per share data -
   basic and diluted                                   91,211,083      81,538,932
                                                     ============    ============







                 The accompanying notes are an integral part of
                    these consolidated financial statements.





                                      F-3


                            CHINA VOICE HOLDING CORP.
                        Consolidated Statements of Equity
                    For the Years Ended June 30, 2007 and 2006




                                                                        Preferred Stock -  Preferred       Additional
                                            Common Stock      Common        Series A        Stock -         Paid in
                                               Shares         Stock          Shares         Series A        Capital
                                            ------------   ------------   ------------    ------------    ------------

Balance at June 30, 2005                      80,177,987   $     80,178           --      $       --      $ 11,528,617

Issuance of common stock                       7,861,625          7,862           --              --         6,447,529

Issuance of preferred stock                         --             --            1,124             1           984,299

Value of warrants                                   --             --             --              --           662,765

Stock option expense                                --             --             --              --            85,963

Translation adjustment                              --             --             --              --              --

Preferred dividends                                 --             --             --              --              --

Net loss for the year ended June 30, 2006           --             --             --              --              --
                                            ------------   ------------   ------------    ------------    ------------
Balance at June 30, 2006                      88,039,612        88, 040          1,124             1        19,709,173

Issuance of common stock                      23,569,101         23,569           --              --         8,045,691

Issuance of preferred stock                         --             --            3,100             3         1,549,996

Value of warrants and conversion features           --             --             --              --         1,065,552
of debt

Stock option expense                                --             --             --              --            11,802

Redemption of preferred stock                       --             --             (950)           (1)         (860,299)

Translation adjustment                              --             --             --              --              --

Stock subscriptions receivable                      --             --             --              --          (290,311)

Preferred dividends                                 --             --             --              --              --

Net loss for year ended June 30, 2007               --             --             --              --              --
                                            ------------   ------------   ------------    ------------    ------------
Balance at June 30, 2007                     111,608,713   $    111,609          3,274    $        3      $ 29,231,604
                                            ============   ============   ============    ============    ============








                            CHINA VOICE HOLDING CORP.
                        Consolidated Statements of Equity
                   For the Years Ended June 30, 2007 and 2006
                                  (continued)


                                                               Cumulative
                                                                currency
                                            Retained Earnings  translation
                                              (Accumulated     adjustment       Total
                                                Deficit)       adjustment      Equity
                                              ------------    ------------   ------------

Balance at June 30, 2005                      $ (6,433,222)   $       --     $  5,175,573

Issuance of common stock                              --              --        6,455,391

Issuance of preferred stock                           --              --          984,300

Value of warrants                                     --              --          662,765

Stock option expense                                  --              --           85,963

Translation adjustment                                --            17,742         17,742

Preferred dividends                                   (500)           --             (500)

Net loss for the year ended June 30, 2006       (5,163,101)           --       (5,163,101)
                                              ------------    ------------   ------------
Balance at June 30, 2006                       (11,596,823)         17,742      8,218,133

Issuance of common stock                              --              --        8,069,260

Issuance of preferred stock                           --              --        1,549,999

Value of warrants and conversion features             --              --        1,065,552
of debt

Stock option expense                                  --              --           11,802

Redemption of preferred stock                         --              --         (860,300)

Translation adjustment                                --             7,129          7,129

Stock subscriptions receivable                        --              --         (290,311)

Preferred dividends                               (145,768)           --         (145,768)

Net loss for year ended June 30, 2007           (5,550,177)           --       (5,550,177)
                                              ------------    ------------   ------------
Balance at June 30, 2007                      $(17,292,768)   $     24,871   $ 12,075,319
                                              ============    ============   ============





                   The accompanying notes are an integral part of these consolidated financial statements



                                      F-4


                            CHINA VOICE HOLDING CORP.

                      Consolidated Statements of Cash Flows

                    For the Years Ended June 30, 2007 and 2006

                                                                          2007           2006
                                                                      -----------    -----------
Operating activities:
   Net loss                                                           $(5,550,177)   $(5,163,101)
   Net loss - minority interest                                           (58,500)       (15,669)
   Adjustments to reconcile net loss to net cash
    Provided by (used in) operating activities:
     Depreciation and amortization                                        417,751        366,542
        Stock option expense
                                                                           11,802         85,963
     Common shares issued for services                                    983,407        310,800
     Common shares issued for loan costs                                  179,109         20,000
     Preferred shares issued for loan costs                               249,999           --
     Beneficial conversion feature                                      1,033,560           --
     Non-cash financing costs - warrant issued with debt                  605,730        687,832
     Impairment of assets                                                 503,099      1,939,322
   Changes in assets and liabilities:
     Accounts receivable                                                 (215,177)        28,252
     Inventories                                                         (381,343)           (98)
     Prepaid expenses and other current assets                             36,034          5,000
     Other noncurrent assets                                               47,584           --
     Accounts payable and accrued expenses                                301,732       (963,916)
     Related party payables                                               466,490         95,226
                                                                      -----------    -----------
   Total adjustments                                                    4,239,777      2,574,923
                                                                      -----------    -----------
Net cash provided by (used in) operating activities                    (1,368,900)    (2,603,847)
                                                                      -----------    -----------
Investing activities:
   Purchases of property and equipment                                    (84,390)       (22,174)
   Purchase of assets in business combination                            (100,000)          --
                                                                      -----------    -----------
Net cash provided by (used in) investing Activities                      (184,390)       (22,174)
                                                                      -----------    -----------
Financing activities:
   Borrowings under long-term debt arrangements                           215,418      1,435,000
   Repayments of long-term debt                                           (10,768)          --
   Proceeds from issuance of preferred stock, net of issuance costs       250,000           --
   Redemption of preferred stock                                         (410,300)          --
   Proceeds from issuance of common stock, net of issuance costs        1,791,183         81,885
   Payment of preferred dividends                                        (145,767)          (500)
                                                                      -----------    -----------
Net cash provided by financing activities                               1,689,766      1,516,385
                                                                      -----------    -----------
Effect of exchange rate on changes in cash                                  7,129         17,742

Net increase (decrease) in cash and cash equivalents                      143,605     (1,091,894)

Cash and cash equivalents - beginning of year                             126,072      1,217,966
                                                                      -----------    -----------
Cash and cash equivalents - end of year                               $   269,677    $   126,072
                                                                      ===========    ===========

                   The accompanying notes are an integral part of these consolidated financial statements









                            CHINA VOICE HOLDING CORP.

                Consolidated Statements of Cash Flows (Continued)

                   For the Years Ended June 30, 2007 and 2006

                                                             2007                2006
                                                          ----------          ----------
Supplemental Disclosure of Non-Cash Information:
Warrants issued in conjunction with debt                  $  605,729          $  687,832
                                                          ==========          ==========
Assets acquired under capital lease                       $   85,839          $     --
                                                          ==========          ==========
Common stock tendered in payment of services              $  983,407          $  310,800
                                                          ==========          ==========
 Preferred stock issued in conjunction with debt          $  249,999          $     --
                                                          ==========          ==========
 Common stock issued in conjunction with debt             $  179,109          $   20,000
                                                          ==========          ==========
Net assets acquired in exchange for common stock          $     --            $  100,000
                                                          ==========          ==========
Conversion of preferred stock to common stock             $  494,267          $     --
                                                          ==========          ==========
Beneficial conversion feature                             $1,033,560          $     --
                                                          ==========          ==========
Common stock options                                      $   11,802          $   85,963
                                                          ==========          ==========
Stock tendered for acquisitions                           $3,884,644          $4,925,000
                                                          ==========          ==========
Cancellation of debt                                      $1,786,647          $2,002,006
                                                          ==========          ==========





                  The accompanying notes are an integral part
                   of these consolidated financial statements

                            CHINA VOICE HOLDING CORP.

                    Notes to Consolidated Financial Statements

                       Years Ended June 30, 2007 and 2006




NOTE  1  -    DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION   AND  SUMMARY
              OF SIGNIFICANT ACCOUNTING POLICIES

              Description of Business - China Voice Holding Corp. (the "Company" or "CHVC"), a New York corporation, formed on August 7, 2003 is a diversified telecommunications company headquartered in Boca Raton, Florida. The Company operates in three countries, the United States, Singapore, and China. In the United States, the
              Company has offices and operations located in Los Angeles, California; Boca Raton and Tampa, Florida; and in Dallas, Texas. In China, the Company operates in Beijing and Nanning. The Company operates in four reportable business segments as follows:

                  Communications Software Development - In China, the Company has developed patented Office Automation and Internet Telephony technology platforms for large enterprise and government applications. The web-based technology was designed around the specific needs of the Chinese Government and allows multiple workers to collaborate on a single project and enables management to effectively monitor virtually every aspect of the workers on-line and telephony experience.

                  Telecommunications Services - The Company provides VoIP telecommunications services to communication Service Providers. The Company's Network Operations Center (NOC) is based in Florida and utilizes a next generation Enhanced Services platform that is manned 24 hours per day.

                  Calling Card Distribution - The Company's calling card distribution business sells prepaid telephone and cellular calling cards purchased from various telecommunications carriers through a network of private distributors located primarily in southern California.

                  Advanced  Broadband  Hardware   Distribution  -  The  hardware
                  distribution   line  supplies   broadband,   Wi-Fi,  and  VoIP
                  components and hardware to broadband service providers.

              Ownership in China Operations - CHVC through its subsidiaries offers network design and international office-automation software and technology services to government agencies in the People's Republic of China ("PRC").

              In order to meet ownership requirements under Chinese laws that restrict a foreign company from operating in certain industries such as value-added telecommunication services, CHVC has entered into technology service and ownership trust agreements with two of CHVC's affiliates that are incorporated in China: Candidsoft Technologies Co, Ltd of Beijing ("Candidsoft") and Beijing Techview System Engineering Co. Ltd. ("BTSE"). CHVC holds only an indirect ownership interest in the stock of these entities, but accounts for its ownership in the same manner as a direct ownership interest because it has rights equivalent to ownership pursuant to the technology service and ownership trust agreements.

NOTE  1  -    DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION   AND  SUMMARY
              OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Recapitalization and Reorganization - On April 1, 2004, Surf Franchise, Inc. ("Surf"), incorporated in the State of New York on August 7, 2003, entered into a stock exchange agreement with China Voice Corporation ("CVC"), incorporated in the State of Nevada on January 15, 2004, and certain shareholders. CVC was formed to effectuate an exchange of shares between VoIUM Technologies, Ltd. ("VoIUM") and certain shareholders. The shareholders of VoIUM exchanged ownership interest in CVC to certain shareholders in exchange for an agreement to assign their exclusive interest in value-added telecommunication licenses issued by the PRC to CVC. Upon the exchange, VoIUM became a wholly-owned subsidiary of CVC. Management periodically evaluates its effective legal control over its Chinese subsidiaries on an ongoing basis in accordance with new developments in China and/or laws passed by the PRC. Based on this review, it believes it has the ability to effectively maintain control of the operations of the subsidiaries and consolidates them accordingly.

              Pursuant to the stock exchange agreement, Surf cancelled 43,012,500 shares of its previously issued and outstanding 49,602,500 common shares and issued 50,000,000 Rule 144 restricted Surf common shares to CVC shareholders in exchange for a 100% equity interest in CVC, making CVC a wholly-owned subsidiary of Surf.

              Surf was a subsidiary of a public Company through April 2004, and it operated as a shell corporation and had no business operations, assets or liabilities.

              The above stock exchange transaction between Surf and CVC resulted in those shareholders of CVC obtaining a majority voting interest in Surf. Accounting principles generally accepted in the United States of America require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Consequently, the stock exchange transaction has been accounted for as a recapitalization of CVC as CVC acquired a controlling equity interest in Surf, as of April 1, 2004. The reverse acquisition process utilizes the capital structure of Surf and the assets and liabilities of CVC recorded at historical cost.

              Subsequent to the stock exchange, a restructuring resulted in CVC becoming a wholly-owned subsidiary of VoIUM, which is the continuing operating entity for financial reporting purposes. Although VoIUM is deemed to be the acquiring corporation for financial accounting and reporting purposes, the legal status of Surf as the surviving corporation did not change. On April 22, 2004, Surf changed its name to China Voice Holding Corp.

              Basis of Consolidation - The consolidated financial statements include 100% of the assets, liabilities, revenues, expenses and cash flows of China Voice Holding Corp ("CHVC"), VoIUM Technologies, LTD ("VoIUM") , China Voice Communications Corp ("CVCC"), Communications Business Services Corp ("CBSC"), East West Global Communications, Inc. ("EWGC"), VCG Technologies, Inc. d/b/a DTNet Technologies, Inc. ("DTNet"), CVC International, Inc. ("CVC"), Phone House, Inc. ("PhoneHouse"). The Company additionally consolidated an allocated portion of the results of operations of Candidsoft Technologies Co, Ltd of Beijing ("Candidsoft") for which the Company owned a 65% interest in the operations for the years ended June 30, 2007 and 2006 and Beijing Techview System Engineering Co. Ltd. ("BTSE"), for which the Company owned a 70% interest in the operations, for the year ended June 30, 2007. The Company consolidated the results of operations for Beijing CVC, in which it held a 99% operating interest until June 30, 2006. All intercompany accounts and transactions have been eliminated in consolidation.

NOTE  1  -    DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION   AND  SUMMARY
              OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


              Use of Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

              Significant estimates inherent in the preparation of the accompanying consolidated financial statements include accounting for depreciation and amortization, valuation of goodwill and other intangibles, business combinations, equity transactions, and contingencies.

              Recent Accounting Pronouncements
              --------------------------------

              Accounting for Uncertainty in Income Taxes - In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes
              - an interpretation of Statement of Financial Accounting Standard ("SFAS" No. 109 ("FIN 48"), which clarifies the accounting for uncertainty in income tax positions. This Interpretation requires that the Company recognize in the consolidated financial statements the tax benefits related to tax positions that are more likely than not to be sustained upon examination based on the technical merits of the position. The provisions of FIN 48 became effective for CHVC as of the beginning of the Company's 2007 fiscal year. The adoption of this Interpretation did not have a material impact on the Company's consolidated financial statements.

              Fair Value Option for Financial Assets and Financial Liabilities - In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 permits companies to choose to measure, on an instrument-by-instrument basis, financial instruments and certain other items at fair value, that are not currently required to be measured at fair value. The Company has not determined if it will adopt the fair value option provided for in this standard. SFAS 159 is effective for the Company as of January 1, 2008.


              Business Combinations - On December 4, 2007, the Financial Accounting Standards Board issued SFAS No. 141 (Revised 2007), Business Combinations ("SFAS 141"). SFAS 141R, changes the accounting for business combinations. Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. Statement 141R will change the accounting treatment for certain specific items, including but not limited to: acquisition costs, non-controlling interests, acquired contingent liabilities, in-process research and development and restructuring costs. Statement 141 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The impact of adoption is not expected to be material.

NOTE  1  -    DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION   AND  SUMMARY
              OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Recent Accounting Pronouncements (Continued)
              --------------------------------------------

              Non-Controlling Interests in Consolidated Financial Statements - On December 4, 2007, the Financial Accounting Standards Board
              issued SFAS No. 160, Non-Controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51 ("SFAS 160"). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary in certain circumstances. Specifically, this statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. SFAS No. 160 is effective for fiscal years, and interim periods within these fiscal years, beginning on or after December 15, 2008. The impact of adoption is not expected to be material.

              Summary of Significant Accounting Policies
              ------------------------------------------

              Cash and Cash Equivalents

              The Company considers all highly liquid accounts with an original maturity date of three months or less to be cash equivalents. The Company maintains bank accounts in US banks, which at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts and believes it is not exposed to any significant risk on bank deposit accounts.

              Cash accounts of foreign subsidiaries are maintained on deposit in established financial institutions in their respective jurisdiction. Although these deposits are not subject to FDIC insurance coverage provided in the United States, the Company has not experienced any losses and believes that exposure to such risk is minimized by the quality of the institutions being utilized.

              Accounts Receivable

              Accounts receivable represent amounts currently due to the Company under contractual obligations for services performed, or products sold. When necessary, the Company evaluates and maintains an allowance for these accounts to reduce such balances to the amount deemed collectible. The allowance for doubtful accounts is based on the Company's assessment of collectability of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, credit quality, age of the accounts receivable balances, and current economic conditions that may affect a customer's ability to pay.

              Inventories

              Inventory consists of finished goods and is valued at the lower of cost or market using the first-in, first-out method.

NOTE  1  -    DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION   AND  SUMMARY
              OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Investments

              The Company values the equity investments in private companies and restricted stock of public companies using the cost method of accounting. The Company monitors these investments for factors indicating a permanent impairment of value. As of June 30, 2007 and 2006, the Company did not have any investments. The Company recognized an impairment loss on investments of $0 and $375,200, for the years ended June 30, 2007 and 2006, respectively. Such impairment losses are reflected in other income and expense on the financial statements.

              Property and Equipment

              Property and equipment are stated at cost, less accumulated depreciation and any impairment loss where the recoverable amount of the asset is estimated to be lower than its carrying amount. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to working condition for its intended use. Expenditures for additions, improvements and renewals are capitalized and normal expenditures for maintenance and repairs are charged to the income statement whereas significant improvements which materially increase values or extend useful lives are capitalized and depreciated over the remaining estimated useful lives of the related assets. When assets are sold or retired, their cost and accumulated depreciation are removed from the financial statements and any gain or loss resulting from their disposal is included in the income statement. Depreciation is provided using the straight line method over the estimated useful lives of the related assets, ranging from 3 - 5 years, or over the lesser of the term of the lease or the estimated useful life of the assets under lease.

              Capitalized Software Development Costs

              The Company accounts for software development costs under SFAS 86, Accounting for the Costs of Software to be Sold, Leased, or Otherwise Marketed. All of the Company's Software related costs pertained to the communications software development segment of the business. The Company capitalized $578,000 of software costs related to the acquisition of the Company's interest in
              Candidsoft. Amortization expense of $57,800 and $24,085 was recorded as part of cost of revenues for the years ended June 30, 2007 and 2006, respectively. Revenue generated from software was $189,540 and $32,808 for the years ended June 30, 2007 and 2006, respectively.

              Business Combinations

              The Company accounts for business combinations in accordance with Statement of Financial Accounting Standard No. 141, "Business Combinations" (SFAS No. 141). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. SFAS No. 141 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually by comparing

NOTE  1  -    DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION   AND  SUMMARY
              OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Business Combinations (Continued)
              ---------------------------------

              carrying value to the respective fair value in accordance with the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). This pronouncement also requires that the intangible assets with estimated useful lives be amortized over their respective estimated useful lives.

              Goodwill and Other Intangible Assets

              In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," the Company tests its goodwill for impairment at least annually by comparing the fair value of these assets to their carrying values. As a result of such tests, the Company may be required to record impairment charges for these assets if in the future their carrying values exceed their fair values.

              Other intangible assets are amortized using the straight-line method over their estimated useful period of benefit. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

              Stock Based Compensation

              The Company applies the fair value method of Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensation" (SFAS No. 123R) in accounting for its stock options. This standard states that compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The fair value for each option granted is estimated on the date of the grant using the Black-Scholes option pricing model. The fair value of all vested options granted has been charged to salaries, wages and benefits in accordance with SFAS No. 123R. Common stock granted to employees, directors, and consultants is charged to operating expense based on the fair value of the stock at the date the stock purchase rights are granted.

              Foreign Currency Translation

              Assets and liabilities of non-U.S. subsidiaries that operate in a local currency environment are translated to U.S. dollars at exchange rates in effect at the balance sheet date; with the resulting translation adjustments directly recorded to a separate component of accumulated other comprehensive income. Income and expense accounts are translated at average exchange rates during the year. Where the U.S. dollar is the functional currency, translation adjustments are recorded in other income (loss), net.

NOTE  1  -    DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION   AND  SUMMARY
              OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Impairment of Long-Lived Assets and Other Intangible Assets

              The Company reviews the carrying value of its long-lived assets, including indefinite-lived intangible assets consisting primarily of goodwill and telecommunications licenses in China, whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the assets by estimating the future net cash flows expected to result from the assets, including eventual disposition. If the future net cash flows are less than the carrying value of the assets, an impairment loss is recorded equal to the difference between the asset's carrying value and its fair value. As of June 30, 2007 and 2006, management determined that no impairment was indicated.

              Leases

              The Company leases its office space, warehouses and store locations. Certain leases contain scheduled rent increases, and may include an initial period of free or reduced rent as an inducement to enter into the lease agreement ("rent holidays"). The company recognizes rental expense for rent increases and rent holidays on a straight-line basis over the terms of the underlying leases, without regard to when rent payments are made. The calculation of straight-line rent is based on the "reasonably assured" lease term as defined in SFAS No. 98, Accounting for
              Leases: Sale-Leaseback Transactions Involving Real Estate, Sales Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases - an amendment of FASB Statements No. 13, 66 and 91 and a rescission of SFAS Statement No. 26 and Technical Bulletin No. 79-11. This amended definition of the lease term may exceed the initial non-cancelable lease term.

              Fair Value of Financial Instruments

              The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

              Revenue Recognition

              Revenue from services is recognized when services are rendered. Revenue from installation contracts are recognized on the completed contract method. A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications and has been accepted by customers. Revenue from hardware sales is recognized when title to the goods has passed to the buyer. Revenue from software sales is recognized at the time that the software is shipped to customers and receipt of payment is considered certain.

NOTE  1  -    DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION   AND  SUMMARY
              OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Shipping and Handling Costs

              Shipping and handling costs are included in cost of revenues. Shipping and handling costs invoiced to customers, if any, are included in revenues.

              Convertible Debt

              Convertible debt with beneficial conversion features, whereby the conversion feature is "in the money" are accounted for in accordance with guidance supplied by Emerging Issues Task Force ("EITF") No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF No. 27, "Application of Issue 98-5 to Certain Convertible Instruments". The relative fair value of the beneficial conversion feature of $1,033,560 has been recorded to other financing charges at the date of issuance related to the convertible debenture issued for purchase of DTNet.

              Convertible Debt (Continued)

              For convertible debt and related warrants, the recorded debt discount is calculated at the issuance date as the difference between the conversion price and the relative fair value of the common stock into which the security is convertible or exercisable.

              Net Loss per Share

              The Company follows the guidelines of Statement of Financial Accounting Standards No. 128, "Earnings per share" ("SFAS No. 128") in calculating its loss per share. SFAS No. 128 states basic and diluted earnings per share are based on the weighted average number of common shares and equivalent common shares outstanding during the period. Common stock equivalents for purposes of determining diluted earnings per share include the effects of dilutive stock options, warrants and convertible securities. The effect on the number of shares of such potential common stock equivalents is computed using the treasury stock method or the if-converted method, as applicable. The Company has excluded all outstanding stock options and warrants as well as shares issued upon conversion of debt from the calculation of diluted loss per share because these securities are anti-dilutive.

NOTE  1  -    DESCRIPTION  OF  BUSINESS,  BASIS  OF  PRESENTATION   AND  SUMMARY
              OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Net Loss per Share (Continued)

              The following table sets forth potential shares of common stock that are not included in the diluted net loss per share calculation because to do so would be anti-dilutive for the periods indicated:

                                                       2007              2006

              Warrants issued in conjunction
                with financing                       2,948,000         6,151,420
                                                     =========         =========
              Contingent shares potentially
                issuable for acquisitions            7,528,571         2,000,000
                                                     =========         =========
              Common stock options                      48,513            92,493
                                                     =========         =========
              Income Taxes

              The Company recognizes deferred tax assets and liabilities for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

              Reclassifications

              Certain amounts from prior consolidated financial statements and related notes have been reclassified to conform to current year presentation.

NOTE 2 - GOING CONCERN

              The accompanying financial statements have been prepared assuming the Company will continue as a going concern. During the years ended June 30, 2007 and 2006, the Company had significant operating losses which raise substantial doubt about the Company's ability to continue as a going concern. The Company's plans regarding those concerns are addressed in the following paragraph. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

              As shown in the accompanying financial statements, the Company has incurred net losses of approximately $5,550,177 and $5,163,101 for the years ended June 30, 2007 and 2006, respectively. Additionally, during the years ended June 30, 2007 and 2006, the Company has used cash flow in operations of approximately $1,368,900 and $2,603,847 in 2007 and 2006, respectively.
              Accumulated deficit amounted to $17,292,768 and $11,596,823 as of June 30, 2007 and 2006, respectively.

              Currently, the operations of the Company are funded through the issuance of debt and equity instruments as well as borrowings from related parties. Management's plans to generate cash flow include expanding the Company's existing operations as well as through additional acquisitions. Additionally, the Company may raise additional funds by raising additional capital through debt or equity offerings in an effort to fund the Company's anticipated expansion. There is no assurance additional capital will be available to the Company on acceptable terms.

NOTE 3 - BUSINESS COMBINATIONS

              The Company has entered into an agreement with a licensed Chinese Telecommunications Company which will permit CHVC to offer advanced communications services along with domestic and international long distance service into and out of China. Effective June 30, 2005, CHVC had issued 20,028,000 common shares valued at $5,007,000 to acquire all of the stock of East West Global Communications Inc., the Corporation which had obtained the Chinese licenses. The telecommunications licenses associated with this acquisition were valued at $5,007,000. The Company has acquired rights to these licenses which are owned by Chinese nationals and controlled by the Company. The licenses are required to be utilized by entities authorized to operate in China. Currently, one entity controlled by the Company uses the licenses.

              The allocation of the purchase price was to the estimated value of six licenses issued by the Telecommunication Bureau of Beijing. The licenses permit mobile network telecommunication value-added service, fax storage and forwarding services, certain internet content service, electronic bulletin board service, internet connection service, and call center service. The licenses expire in 2010. The Company has assigned a 15 year life to the licenses as it believes these will be renewed for as long as the licenses are required to support the Company's services.

              Effective January 18, 2006, the Company acquired a 65% interest in the operations of Candid Soft Technologies Co. Ltd of Beijing ("Candidsoft"), an international office-automation software and technology company headquartered in Beijing, China. The purchase price was $4,925,000 in current consideration paid by issuance of 4,925,000 shares of the Company's common stock. The shares were issued in September 2006. As the effective date of the agreement was January 18, 2006 and management of the Company assumed control of its operations at that time. The Company treated the stock issuance as being effective on the effective date of the acquisition. In addition, the total purchase price also included contingent consideration of 2,000,000 shares of the Company's common stock issuable upon the attainment of certain performance milestones, expiring December 31, 2008. The Company has valued the equity of Candidsoft at $4,925,000.

              The following table presents the allocation of the acquisition cost of Candidsoft, including the assets acquired and liabilities assumed, based on their fair value:

              Goodwill                                            $   4,299,125
              Capitalized software                                      553,915
              Other assets                                               97,739
                                                                  -------------
                 Total assets acquired                                4,950,779

              Minority interest                                         (25,779)
                                                                  -------------

              Net assets acquired                                 $   4,925,000
                                                                  =============

              Effective August 1, 2006, the Company acquired a 70% interest in the operations of Beijing Techview System Engineering Co. Ltd. ("BTSE"), a network design and installation company headquartered in Beijing, China. The purchase price was $2,310,000 in current consideration paid by issuance of 2,100,000 shares of the Company's common stock. In addition, the total purchase price also includes contingent consideration of 4,000,000 shares of the Company's common stock issuable upon the attainment of certain performance milestones, expiring December 31, 2009. The Company has valued the equity of Techview at $2,310,000.

              The following table presents the allocation of the acquisition cost of BTSE, including the assets acquired and liabilities assumed, based on fair value:

              Goodwill                                            $   2,477,852
              Minority interest                                          61,278
                                                                  -------------
                 Total assets acquired                                2,539,130

              Liabilities assumed                                      (229,130)
                                                                  -------------
              Net assets acquired                                 $   2,310,000
                                                                  =============

              Effective December 31, 2006, the Company acquired 100% of the common stock of VCG Technologies Inc. d/b/a DTNet Technologies ("DTNet"), a value added distributor of advanced broadband products and services company headquartered in Florida. The purchase price was $2,160,000 in current consideration paid by issuance of 1,000,000 shares of the Company's common stock and notes payable for $1,000,000. In addition, the total purchase price also includes contingent consideration of 1,000,000 shares of the Company's common stock issuable upon the attainment of certain performance milestones, expiring June 30, 2010. The
              Company has valued the equity of DTNet at $2,160,000 upon acquisition plus $57,143 (71,429 common shares) of contingent consideration for a total of $2,217,143.

              The following table presents the allocation of the acquisition cost of DTNet, including the assets acquired and liabilities assumed, based on their fair value:

              Goodwill                                            $   2,368,650

              Liabilities assumed                                      (151,507)
                                                                  -------------

              Net assets acquired                                 $   2,217,143
                                                                  =============
              On March 23, 2007, the Company entered into an agreement to acquire 100% of the common stock of StreamJet.Net, Inc.
              ("StreamJet"), a broadband data streaming company. The Company issued 4,725,000 shares of common stock to shareholders of StreamJet in escrow pending closing of a subsidiary merger agreement. The Company had not completed the merger at June 30, 2007 because certain deliverables of StreamJet had not been received. The shares are shown as outstanding at June 30, 2007, but no asset value has been placed on the Company's books. On October 22, 2007, the Company completed the merger and valued the equity of StreamJet at $2,929,500.

              On June 14, 2007, the Company closed a subsidiary merger agreement to acquire Phone House, Inc. ("Phone House") a leading distributor of prepaid phone cards. The Company paid cash of $100,000, issued a six month note for $159,179 and issued 650,000 shares of common stock at closing. In addition, the total purchase price also includes contingent consideration of up to 1,500,000 shares of the Company's common stock issuable upon the attainment of certain performance milestones, expiring June 30, 2010. The Company has valued the equity of Phone House at $616,679.

              The following table presents the allocation of the acquisition cost of PhoneHouse, including the assets acquired and liabilities assumed, based on their fair value:

              Accounts receivable                                 $     421,519
              Inventory                                                 156,545
              Property and equipment                                      9,900
              Goodwill                                                  533,958
                                                                  -------------
                 Total assets acquired                                1,121,922

              Accounts payable and accrued expenses                    (498,884)
              Other liabilities                                          (6,359)
                                                                  -------------
                 Total liabilities assumed                             (505,243)
                                                                  -------------

              Net assets acquired                                 $     616,679
                                                                  =============


NOTE 3 - BUSINESS COMBINATIONS (Continued)

The following unaudited proforma information reflects the net revenues, net income, and per share amounts for the years ended December 31, 2007 and 2006 as if the Candidsoft, Techview, DTNet, Streamjet, Phonehouse and CHVC mergers had been completed on July 1, 2005.


                                               2007                  2006
                                               ----                  ----

Proforma net revenues                     $ 20,306,051          $ 18,755,503
Proforma net income                       $ (5,700,377)         $ (5,111,651)
Proforma basic and diluted
  net income per share                    $      (0.06)         $      (0.06)

Proforma weighted average shares-
   basic and diluted                        98,536,083            92,526,432


NOTE 4 - BUSINESS SEGMENT INFORMATION

              The Company has four reportable segments:  communications software
              development,    telecommunications    services,    calling    card
              distribution,  and advanced broadband hardware distribution.  Each of the segments is described in full in Note 1 to these  financial statements.

              The accounting polices for the segments are the same as those described in the summary of significant accounting polices.
              Information about operations by business segment, as of and for the years ended June 30, 2007 and 2006, is as follows:

                               China Operations                   U.S. Operations
                               ----------------                   ---------------

                                                                             Advanced
                    Communications        Tele-                              Broadband
                       Software       communications      Calling Card        Hardware        Corporate and
   2007               Development        Services         Distribution      Distribution      Eliminations      Consolidated
-----------           -----------       -----------       -----------       -----------       -----------       -----------
Revenues              $   189,540       $   626,397       $   719,124       $   652,325       $     1,053       $ 2,188,439
Interest Expense             --                --                --                --            (364,001)         (360,855)
Depreciation and
  amortization            (63,978)         (333,800)                            (13,610)           (6,363)         (417,751)
Impairment of
  assets                     --            (433,099)             --             (70,000)             --             503,099

Net income (loss)         (41,974)         (714,553)              (10)         (301,695)       (4,491,945)       (5,550,177)
Capital
  expenditures               --                --                --                --                --                --
Identifiable assets       202,209           201,632           830,196           347,971           292,993         1,875,311
Goodwill                4,299,125         2,477,852           533,958         2,368,650              --           9,679,585
Other intangible
  assets, net             496,115         4,339,800              --                --                --           4,835,515









                                      F-18


NOTE 4 - BUSINESS SEGMENT INFORMATION (Continued)



                               China Operations                   U.S. Operations
                               ----------------                   ---------------

                                                                             Advanced
                    Communications        Tele-                              Broadband
                       Software       communications      Calling Card        Hardware        Corporate and
   2006               Development        Services         Distribution      Distribution      Eliminations      Consolidated
-----------           -----------       -----------       -----------       -----------       -----------       -----------
Revenues              $    32,808       $    35,844       $      --         $      --         $      --         $    68,652
Interest Expense             --                --                --                --            (425,857)         (425,857)
Depreciation and
  amortization            (25,852)         (333,800)             --                --              (6,890)         (366,542)
Impairment of
  assets                     --           1,483,970              --                --             455,352         1,939,322

Net income (loss)         (76,984)       (2,440,832)             --            (124,963)       (2,520,322)       (5,163,101)
Capital
  expenditures               --                --                --                --                --                --
Identifiable assets       133,780           300,836              --                --              52,148           486,764
Goodwill                4,299,125              --                --                --                --           4,299,125
Other intangible
  assets, net             553,915         4,673,200              --                --                --           5,227,115





NOTE 5 - PROPERTY AND EQUIPMENT

       Major categories of property and equipment at June 30, 2007 and 2006 were as follows:

                                                 2007            2006
                                              ---------       ---------
       Computer equipment                     $ 122,582       $  17,014
       Furniture, fixtures and equipment        285,045         181,012
       Construction in progress                   2,630            --

       Less:  accumulated depreciation
        and amortization                        (66,912)         (8,657)
                                              ---------       ---------
       Total property and equipment           $ 343,345       $ 189,369
                                              =========       =========
       Depreciation expense totaled $26,151 and $1,767 for the years ended June 30, 2007 and 2006, respectively.

NOTE 6 - GOODWILL AND OTHER INTANGIBLE ASSETS

              In accordance with Statement of Financial Accounting Standards No. 142 (SFAS No. 142), the Company performs an evaluation of the fair values of its operating segments annually, and more frequently if an event occurs or circumstances change that may indicate that the fair value of a reporting unit is less than the carrying amount.

              The Company's balance sheet reflects goodwill of $9,679,585 and $4,299,125 as of June 30, 2007 and 2006, respectively.

              During the years ended June 30, 2007 and 2006, the Company did not capitalize any costs related to internal software development. The Company recorded amortization expense related to the internal software development costs placed in service as of January 18, 2006, the acquisition date of Candidsoft.

              Other identifiable intangible assets consist of the acquired licenses to provide telecom services in certain districts within China and capitalized software. Other intangible assets as of June 30, 2007 and 2006 are as follows:

                                         Lives            2007          2006
                                      -----------     -----------   -----------
              Telecom licenses         15 Years       $ 5,007,000   $ 5,007,000
              Computer software        10 Years           578,000       578,000
                                                      -----------   -----------
              Total                                     5,585,000     5,585,000
              Less accumulated amortization              (749,485)     (357,885)
                                                      -----------   -----------
                                                      $ 4,835,515   $ 5,227,115
                                                      ===========   ===========

              Amortization expense totaled $391,600 and $357,885 for the years ended June 30, 2007 and 2006, respectively. Amortization expense of $391,600 will be recorded each year until fully amortized.


NOTE 7 -NOTES PAYABLE

              The Company's notes payable to financial institutions and third parties consist of the following as of June 30:

                                                                              2007             2006
                                                                            ---------        ---------
              Note payable to a third party with interest at 12%
                   and  collateralized by certain assets held by
                   a related party.  The note matures on October
                   15, 2007.  Additionally,  this note  included
                   detachable   warrants  to  purchase   560,000
                   shares of the Company's  common stock,  which
                   expired May 31, 2006.                                   $ 200,000        $ 200,000

              Note payable  to an  individual,  due  on  demand.
                   Interest   accrues  at  12%  and  is  payable
                   monthly.   The  note  is   collateralized  by
                   certain  assets  held by a related  party and
                   has  detachable  warrants to purchase  22,400
                   shares of CHVC's common stock.                              5,000            5,000

              Note payable  to a third  party with  interest  at
                   12%,  and  collateralized  by certain  assets
                   held by a  related  party.  The note  matures
                   June  30,  2008.   Additionally,   this  note
                   included  warrants to purchase 280,000 shares
                   of the Company's common stock,  which expired
                   May 31, 2006.                                             100,000          100,000

              Note payable to an individual due November 2, 2007
                   with  interest at 18% and  collateralized  by
                   certain assets held by a related party.                   100,000             --

              Note payable  to an  individual,  due  on  demand.
                   Interest   accrues  at  24%  and  is  payable
                   monthly.   The  note  is   collateralized  by
                   certain assets held by a related party.                    50,000           50,000

              Note payable to an individual  with interest at 8%
                   and  collateralized by certain assets held by
                   a  related  party.  The note  has  detachable
                   warrants to purchase 232,000 shares of CHVC's
                   common stock and matures on January 23, 2008.             100,000          100,000







                                      F-21

NOTE 7 -NOTES PAYABLE (Continued)
                                                                              2007             2006
                                                                            ---------        ---------

              Note payable  to a third  party  due March 7, 2008
                   with  interest at 18%. The note is secured by
                   the  inventory  and   receivables   of  DTNet
                   Technologies.                                           $ 300,000        $    --

              Note payable  to  a  financial   institution   due
                   October 22, 2007, at 9.25% interest. The note
                   is unsecured.                                              35,724             --

              Note payable to an  individual  due  December  31,
                   2007 at 7% interest  secured by certain stock
                   held by DTNet Technologies.                                21,689             --

              Note payable  to an  equipment  vendor  due May 1,
                   2011  at 12%  interest  secured  by  computer
                   equipment of DTNet Technologies.  The Company
                   anticipates  early  payoff  of this  debt and
                   accordingly  has  classified  it as a current
                   liability.                                                 83,076             --

              Note payable to an individual  due October 5, 2009
                   with  interest at 18% and  collateralized  by
                   certain assets held by a related party.                    50,000             --

              Note payable  to a third  party  due  January  18,
                   2007.  Interest accrues at 15% and is payable
                   monthly.  The  note  is  secured  by  certain
                   assets held by a related party.                              --            200,000

              Note payable to third  parties  with  interest  at
                   12%,  and  collateralized  by certain  assets
                   held by related  party.  The notes  mature on
                   June 30, 2006.                                               --             25,000

              Note payable  to an  individual  due  November  1,
                   2006.  Interest accrues at 12% and is payable
                   monthly. The note is unsecured.                              --            350,000





                                      F-22

NOTE 7 -NOTES PAYABLE (Continued)
                                                                              2007             2006
                                                                            ---------        ---------
              Note payable to an individual with interest at 10%
                   and  collateralized by certain assets held by
                   a  related  party.  The note  has  detachable
                   warrants  to  purchase  2,350,000  shares  of
                   CHVC's  common  stock and  matures on January
                   26, 2007.                                               $    --          $ 500,000

              Note payable to a third party due March 31,  2008.
                   Interest   accrues  at  24%  and  is  payable
                   monthly. The note is unsecured.                              --            200,000

              Note payable  to a third  party due May 21,  2008.
                   Interest   accrues  at  24%  and  is  payable
                   monthly.  The note is guaranteed by a related
                   party.                                                       --            100,000
                                                                           ---------        ---------
              Subtotal                                                     1,045,489        1,830,000
              Less discounts                                                    --           (573,738)
                                                                           ---------        ---------
                                                                           1,045,489        1,256,262
              Less current portion                                          (995,489)        (856,262)
                                                                           ---------        ---------
                                                                           $  50,000        $ 400,000

              The  Company's  notes  payable to related  parties  consist of the following as of June 30:
                                                                              2007             2006
                                                                            ---------        ---------


              Note payable to a related  party due  December 14,
                   2007  with  interest  at  12%.  The  note  is
                   collateralized by stock of the Company.                 $ 149,179        $    --

              Convertible  debenture  payable to a related party
                   due  December  31, 2008 with  interest at 8%.
                   The  note  is  secured  by all of the  common
                   stock of the Company's  DTNet  subsidiary and
                   is convertible  into 1,566,000  shares of the
                   Company's  common stock at a conversion price
                   of $0.50.  The  option to  convert  this note
                   expires on December 31, 2008.                             675,000             --





                                      F-23

NOTE 7 -NOTES PAYABLE (Continued)
                                                                              2007             2006
                                                                            ---------        ---------


              Note payable to a related  party due  December  1,
                   2006.  Interest accrues at 24% and is payable
                   monthly. The note is secured by the assets of
                   CHVC's subsidiary - China Voice Corp.                   $    --          $ 200,000
                                                                           ---------       ----------
                                                                             824,179          200,000
              Less current portion                                          (149,179)        (200,000)
                                                                           ---------       ----------
                                                                           $ 675,000        $    --
                                                                           =========       ==========
              The future  maturities  of the notes  payable to third parties and related parties are as follows:

              2008                                                                       $1,082,808
              2009                                                                          746,216
              2010                                                                           21,216
              2011                                                                           19,428
                                                                                         ----------
              Total                                                                      $1,869,668
                                                                                         ==========

              Prior to June 30, 2006, the Company incurred debt issuance costs of $288,000 in cash to third parties for services associated with debt acquisition. Amortization of these costs was $47,583 and $210,050 for the years ended June 30, 2007 and 2006, respectively. The unamortized balance of $47,583 at June 30, 2006 is reflected in other assets.

NOTE 8 -EQUITY

              Preferred Stock
              ---------------

              All of the Company's preferred stock shares are directly or indirectly owned by entities that are owned or controlled by an officer and director of the Company. As such, this officer has all voting rights relating to this class of stock.

              During the year ended June 30, 2006, the Company's board of directors authorized the issuance of up to 20,000 shares of $0.001 par value Series A Preferred Stock. The Series A Preferred Stock is preferred as to dividends and liquidation over common stock, has a liquidation value of $1,000 per share, and has a dividend rate of 12% of liquidation value per year.


NOTE 8 -EQUITY (Continued)

              Preferred Stock (Continued)
              ---------------------------

              Preferred shares issued during the year ended June 30, 2007 are as follows:

                                              2007                    2006
                                              ----                    ----
                                       Number of               Number of
 Category                               Shares     Value        Shares     Value
 --------                               ------     -----        ------     -----
Cash invested                            500   $  250,000         --     $     --
Additional collateral to a
creditor                                 500      249,999         --           --
For conversion of $1,050,000 in
  debt in 2007 and $984,300 in
  2006.
                                       2,100    1,050,000        1,124      984,300
                                       -----    ---------        -----      -------

Total                                  3,100   $1,549,999        1,124   $  984,300
                                       =====   ==========        =====   ==========



              On May 31, 2006, an affiliated entity of the Company assumed certain debts of the Company totaling $984,300 in exchange for 1,124 shares of Series A Preferred Stock in the Company.

              On August 30, 2006, an affiliated  entity of the Company purchased
              500 shares of the Company's Series A Preferred Stock for $250,000.

              On September 30, 2006, a third party assumed certain debts of the Company totaling $500,000 in exchange for 1,000 shares of Series A
              Preferred Stock in the Company.

              On September 30, 2006, an affiliated entity of the Company assumed certain debts of the Company totaling $550,000 in exchange for 1,100 shares of Series A Preferred Stock in the Company.

              On September 30, 2006, an affiliated entity of the Company received 500 shares of the Company's Series A Preferred Stock in exchange for providing funding. The Company recorded interest expense of $250,000 to reflect the fair value of the shares issued.

              During 2007, certain common stock warrants were exercised which resulted in an exchange of common stock shares for 450 shares of preferred stock.

              During  2007,  the Company  redeemed  500 shares of the  Company's
              Series A Preferred Stock for $410,300 from an affiliated entity.





                                      F-25

NOTE 8 -EQUITY (Continued)

              Common Stock

              During the years ended June 30, 2007 and 2006, the Company issued common stock as follows:

                                            2007                      2006
                                            ----                      ----
                                     Number of                 Number of
Category                              Shares       Value        Shares       Value
--------                              ------       -----        ------       -----


Services                            1,170,500   $  983,407      296,000   $  310,801
Net cash invested                   9,657,308    1,791,183      264,625       81,885
Assets exchanged                         --           --        200,000      100,000
In connection with
  acquisitions                      8,546,429    3,884,643    4,925,000    4,925,000
                                    ---------    ---------    ---------    ---------
Cancellation of debt of
  $736,651 (including
  accrued interest of
  $86,651) in 2007 and debt
  of $823,600 (including accrued
  interest of $53,600) in 2006.     2,670,103      736,651    2,156,000    1,017,705
As additional loan costs              176,985      179,109       20,000       20,000
In exchange for 450 shares of
  series A preferred stock plus
  $44,267 of accrued dividends.
                                    1,347,776      494,267         --           --
                                    ---------    ---------    ---------    ---------
Total                              23,569,101   $8,069,260    7,861,625   $6,455,391
                                   ==========   ==========    =========   ==========


              During the year ended June 30, 2007 the Company issued 6,942,308 common shares pursuant to a stock offering under SEC Regulation S. The Company hereby discloses that the shares would have had a value of approximately $3,159,300 had the shares been sold on the OTC (Pink Sheets) market, that discounts and commissions would total $2,211,510, and net proceeds received by the Company were $947,790. No such shares were issued during the year ended June 30, 2006.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

              Employment Agreements
              ---------------------

              On August 31, 2006, the Company entered into an employment agreement with Bill Burbank, the Company's Chief Executive Officer. The employment agreement is for an initial term of three years with automatic renewals on six month intervals thereafter.

              ---------------------------------

              The Company is involved in various claims and legal proceedings in the ordinary course of its business activities. The Company believes that any potential liability associated with the ultimate outcome of these matters will not have a material adverse effect on its financial position or results of operations.

              Operating Leases
              ----------------

              The Company's rent expense amounted to $77,883 and $100,609 for the years ended June 30, 2007 and 2006, respectively. The Company has various long-term non-cancelable lease commitments for its offices, warehouse and other facilities which expire through 2011. The minimum rental commitments under non-cancelable long-term operating leases during the next five years are as follows:

              2008                                    $  132,909
              2009                                       113,531
              2010                                       114,847
              2011                                        50,215
              ----                                    ----------

              Total                                   $  411,502
                                                      ==========

NOTE 10 - RELATED PARTY TRANSACTIONS

              Related Party Receivables
              -------------------------

              One of the Company's subsidiaries has advanced funds to certain employees. Such advances are not interest bearing and are unsecured. Management believes that these assets are collectible as they relate to relationships with continuing employees.

              Related Party Payables
              ----------------------

              Certain companies owned or controlled by a major shareholder, director and officer of CHVC has loaned funds to the Company secured by all of the assets of the Company. These advanced funds are due on demand and bear interest at 18%. The balance as of June 30, 2007 and 2006 was $326,786 and $95,226, respectively.

              Certain individuals who are employees and or directors of the Company have advanced funds to the Company on unsecured terms bearing interest at 8%. The balance on these advances was $100,685 and $0 as of June 30, 2007 and 2006, respectively.

              An employee of one of the Company's China subsidiaries has advanced funds to the Company on unsecured terms. This advance does not bear interest. The balance due on this advance was $134,245 and $0 as of June 30, 2007 and 2006.

              Related Party Notes
              -------------------

              As disclosed in Note 7, in connection with the Company's acquisition of its PhoneHouse subsidiary, the Company is indebted to the former owner of that company, who remains an employee of PhoneHouse. The note bears interest at 12% and matures on December 14, 2007. The balance on that note was $149,179 and $0 as of June 30, 2007 and 2006, respectively.

              As disclosed in Note 7, In connection with the Company's acquisition of its DTNet subsidiary, the Company is indebted to a Company controlled by the former owners of DTNet. One of those owners remains a major shareholder, director, officer and employee of CHVC. The convertible note is secured by all of the common stock of DTNet and bears interest at 8% and matures on December 31, 2008. The balance on that note was $675,000 and $0 as of June 30, 2007 and 2006, respectively.

              A company owned by a major shareholder, director and officer of CHVC has loaned funds to the Company. The note was due December 1, 2006 and bore interest at 24%. The balance on the note was $0 and $200,000 as of June 30, 2007 and 2006, respectively.

              Interest paid under these notes was $13,770 and $44,000 for the years ended June 30, 2007 and 2006, respectively.

              Joint Ventures
              --------------

              The Company has entered into a joint venture with WRIO, Corp., dated May 31, 2006, wherein WRIO, Corp. and the Company, through contribution of $1,000 each, are 50/50 partners in the exploitation of wireless broadband technology owned by WRIO, Corp. in China. WRIO, Corp is controlled by an officer and director of the Corporation. No revenues were earned under this joint venture during 2007 and 2006, accordingly, no revenues or expense have been reflected in these financial statements.

              Preferred Stock
              ---------------

              As disclosed Note 8, all of the Company's preferred stock shares are directly or indirectly owned by entities that are owned or controlled by an officer and director of the Company. As such, this officer has all voting rights relating to this class of stock.

              Guarantees
              ----------

              As disclosed in Note 7, certain of the Company's notes payable due to third parties have been guaranteed by companies owned or controlled by an officer and director of the Company.

NOTE 11 - CONCENTRATION OF RISK

              Major Customers - During the years ended June 30, 2007 and 2006, the Company did not have any individual customers or group of customers from which revenues exceeded 10% of total revenues. Accordingly, no trade receivables existed from any individual customers or group of customers which exceeded 10% of accounts receivables at June 30, 2007 and 2006.

              Assets in Foreign Country - The Company has assets related to its China operations which are located in the Peoples Republic of China. Assets held outside of the United States were as follows:

                                              June 30, 2007   June 30, 2006
                                              -------------   -------------

             Tangible assets                  $   403,807     $   458,637

             Goodwill and other identifiable
                intangible assets              12,271,092      10,222,255
                                              -----------     -----------

             Total assets                     $12,674,899     $10,680,892
                                              ===========     ===========

NOTE 12 - INCOME TAXES

              China
              Prior to January 1, 2008, the Company's subsidiaries were governed by the previous Income Tax Law (the "Previous IT Law") of China. Under the Previous IT Law, the Company's subsidiaries were generally subjected to enterprise income taxes at a statutory rate of 33% (30% state income tax plus 3% local income tax) or 15% for qualified new and high technology enterprises. Effective January 1, 2008, the new Enterprise Income Tax Law (the "EIT Law") in China supersedes the Previous IT Law and unifies the enterprise income tax rate for FIEs at 25%. New and high technology enterprises will continue to enjoy a preferential tax rate of 15% but must meet the new set of criteria defined under the EIT Law and related regulations. The EIT Law provides a five-year transitional period for certain entities that enjoyed a favorable income tax rate of less than 25% under the Previous IT Law and were established before March 16, 2007, to gradually increase their rates to 25%. The EIT Law also imposes a withholding income tax of 10% on dividends distributed by a Foreign-invested Enterprises ("FIEs") to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company's jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Such withholding income tax was exempted under the Previous IT Law. In accordance with APB Option No. 23, "Accounting for Income Taxes-- Special Area," all undistributed earnings are presumed to be transferred to the parent company and are subject to the withholding taxes. The withholding tax imposed on the dividend income will reduce the Company's net income. If a withholding tax were imposed to retained earnings prior to January 1, 2008, the Company would elect to reinvest these retained earnings in the PRC. Accordingly, the Company has not recorded any withholding tax on the retained earnings of its FIEs in China.

              The EIT Law also provides that an enterprise established under the laws of foreign countries or regions but whose "de facto management body" is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law merely defines the location of the "de facto management body" as "the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties, etc., of a non-PRC company is located." The determination of tax residency requires a review of surrounding facts and circumstances of each case. If the Company is treated as a resident enterprise for PRC tax purposes, the Company will be subject to PRC tax on worldwide income at a uniform tax rate of 25% starting from January 1, 2008.

              Like its predecessor, the EIT Law mainly provides a framework for general income tax provisions. There are currently divergent views on how the EIT Law will be implemented. Details on the definition of numerous terms as well as the interpretation and specific application of various provisions are left to the detailed implementing regulations and supplementary tax circulars, which are still being issued. The Company's ultimate effective tax rate will depend on many factors, including but not limited to, whether certain of the Company's subsidiaries in China will receive the new and high technology enterprise status under the new criteria.

              The current and deferred portion of income tax expenses of the Company's China subsidiaries, which were included in the consolidated statements for the periods presented have no significant deferred tax assets or liabilities and the statutory rate and effective rate for China operations approximates 30%.

                                          June 30, 2007   June 30, 2006
                                          -------------   -------------

             Loss from operations         $  5,550,177    $  5,163,101

             Tax benefit:
                Federal current                   --              --
                Federal deferred                  --              --
                U.S. State                        --              --

                Foreign                           --              --
                                          ------------    ------------
             Total tax benefit            $       --      $       --
                                          ============    ============
             Effective tax benefit rate          0.0%            0.0%
                                          ============    ============

              The difference between the tax benefit rate and the statutory benefit rate is as follows:

                                                  June 30, 2007   June 30, 2006
                                                  -------------   -------------

              Statutory benefit rate                 34.0%            34.0%

              Inability to utilize operating
                loss carry forwards                 (34.0%)          (34.0%)
              Other
                                                   -------          -------
              Effective tax benefit rate              0.0%             0.0%
                                                   =======          =======

              The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are as follows:

                                                     June 30, 2007 June 30, 2006
                                                     ------------- -------------

              Deductible temporary differences:
               U.S. federal deferred operating loss  $ 2,294,509    $ 1,307,431
               State deferred operating loss             337,428        192,269
               Foreign deferred operating loss            15,059         31,504
                                                     -----------    -----------
              Less: valuation allowance               (2,646,996)    (1,531,204)
                                                     -----------    -----------
              Total tax assets                       $      --      $      --
                                                     ===========    ===========
              At June 30, 2007, the Company had carry forward losses for income tax purposes of approximately $6,748,556 that may be offset against future taxable income. Due to the uncertainty regarding the success of future operations, management has recorded a valuation allowance equal to 100% of the resultant deferred tax asset.

              The carry forward losses expire in future years through 2027 as follows:

              Expiration Year                                     Amount
              ---------------                                     ------

                 2025                                         $   457,895
                 2026                                           1,499,867
                 2027                                           4,790,794

NOTE 13 - STOCK BASED COMPENSATION

              The Company has granted stock options through certain informal stock option plans to directors, officers and employees. These options vest monthly as earned with no expiration date.

              Prior to July 1, 2005, the Company accounted for these plans under the recognition measurement provisions of APB No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123").

              Effective with its fiscal year beginning July 1, 2005, the Company adopted the fair value recognition provisions of SFAS No. 123R, Share-Based Payment ("SFAS No. 123R"), using the modified-prospective-transition method. Under that transition method, compensation cost is recognized in the periods after adoption for (i) all stock option awards granted or modified after December 31, 2005 based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R and (ii) all stock options granted prior to but not yet vested as of July 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123. The results for prior periods were not restated.

              Stock-based compensation cost of $11,802 and $85,963 for the years ended June 30, 2007 and 2006, respectively. Related deferred income tax asset was $0 as of June 30, 2007 and 2006.

              The following table summarizes the allocation of stock-based compensation expense under SFAS 123R:

                                                            June 30,    June 30,
                                                              2007        2006
                                                          ---------    ---------

              Selling, general and administrative         $  11,802    $  85,963
                                                          ---------    ---------
              Total stock-based compensation expense
                included  in operating expenses           $  11,802    $  85,963
                                                          ---------    ---------
              Total stock-based compensation expense      $  11,802    $  85,963
                                                          =========    =========


              The fair value of stock option awards granted on or after July 1, 2005 was determined using a Black-Scholes-Merton option-pricing model utilizing a range of assumptions related to dividend yield, volatility, risk-free interest rate, and employee exercise behavior. Dividend yield was determined to be $0 as these have not been historically paid. Expected volatility is based on the historical volatility calculated from the historical values of the Company's stock prices. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of the grant. The Company estimates forfeitures based on historical data.

              On November 10, 2005, the FASB issued FASB Staff Position No. 123R-3, Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards. The Company has elected to adopt the shortcut method provided by the FASB Staff Position for determining the initial pool of excess tax benefits available to absorb tax deficiencies related to stock-based compensation subsequent to the adoption of SFAS 123R. The shortcut method includes simplified procedures to establish the beginning balance of the pool of excess tax benefits (the "APIC Tax Pool") and to determine the subsequent effect on the APIC Tax Pool and Cash Flow Statements of the tax effects of employee stock-based compensation awards.

              Prior to adoption of SFAS 123R, all tax benefits from deductions resulting from the exercise of stock options were presented as operating cash flows in the Cash Flow Statement. SFAS 123R requires the cash flow tax benefits resulting from tax deductions in excess of the compensation cost recognized (excess tax benefits) to be classified as financing cash flows. Excess tax benefits aggregating $0 were reported in Financing Activities for the years ended June 30, 2007 and 2006.


NOTE 13 - STOCK BASED COMPENSATION (Continued)

              A summary of options granted and outstanding is presented below:

                                                            2006
                                                            ----
                                                    Number of Weighted average
                                                     options   exercise price
                                                     -------   --------------

              Outstanding at beginning of period     840,816      $   0.19
                Granted                              179,976          0.48
                 Exercised                              --             --
                 Forfeited                          (928,299)         0.19
                                                    --------      --------

              Outstanding at end of period            92,493      $   0.48
                                                    --------      --------
              Exercisable at end of period            92,493      $   0.48
                                                    ========      ========

                                                            2007
                                                            ----
                                                    Number of Weighted average
                                                     options   exercise price
                                                     -------   --------------

              Outstanding at beginning of period      92,493      $   0.48
                Granted                               23,095          0.50
                 Exercised                              --             --
                 Forfeited                           (67,075)         0.46
                                                    --------      --------
              Outstanding at end of period            48,513      $   0.50
                                                    --------      --------
              Exercisable at end of period            48,513      $   0.50
                                                    ========      ========

              The weighted average fair value of shares granted was $0.52 and $0.50 for 2007 and 2006, respectively.

NOTE 14 - WARRANTS

              The Company has issued warrants to purchase its common stock in connection with financing transactions. As of June 30, 2007, the warrants are exercisable and have terms as follows:


                                                 In connection
                                                     with          In connection
           Exercise Price     Termination          financing       with the DTNet
              per Share          Date             transactions      acquisition         Shares
              ---------          ----             ------------      -----------         ------
                $0.40           July 2008           350,000                 --          350,000
                $0.50        January 2008           632,000                 --          632,000
                $1.00        January 2008           400,000                 --          400,000
                $0.50       December 2008               --            1,566,000       1,566,000
                                                  ---------           ---------       ---------

           Total                                  1,382,000           1,566,000       2,948,000
                                                  =========           =========       =========

              As of June 30, 2006, the warrants are exercisable and have terms as follows:
                                                                   In connection
                                                                       with
                          Exercise Price      Termination           financing
                            per Share            Date              transactions
                            ---------            ----              ------------

                              $0.40          December 2006             22,400
                              $0.25           January 2007          2,350,000
                              $0.25               May 2007            200,000
                              $0.40              July 2007          2,547,020
                              $0.50           January 2008            632,000
                              $1.00           January 2008            400,000
                                                                     ---------

                 Total                                               6,151,420
                                                                     =========

              The Company issued warrants to purchase an aggregate of 9,161,420 shares of the Company's common stock at prices ranging from $0.40 to $1.00 per share in connection with financing transactions. The warrants vested immediately and had expiration dates ranging from 1 to 2 years from the date of issuance. The fair value of the warrants at each reporting or measurement date was determined based on the Black-Scholes option pricing model. The fair value of the warrants was calculated with the following weighted average assumptions: no dividend yield; expected volatility of 42%; risk free rates ranging from 3.26% to 5.18% and an expected life equal to the vesting period of 1 month.

              The aggregate fair value of the warrants was $1,407,497. For the years ended June 30, 2007 and 2006, $605,729 and $687,832, respectively was charged to other financing charges with the offset to additional paid in capital. Of these warrants, 800,000 expired unexercised in January 2008.

NOTE 15 - LOSS ON IMPAIRMENT OF ASSETS AND INVESTMENTS

              As a result of the Company's evaluation of assets and investments, the Company recorded impairment losses as follows for the years ended June 30:

                                                           2007           2006
                                                     -----------     -----------
              Corporate                              $       --      $   455,355
              Advanced Broadband Hardware
                Distribution                              70,000            --
              Telecommunications services segment        433,099       1,483,970
                                                     -----------     -----------

              Total                                  $   503,099     $ 1,939,322
                                                     ===========     ===========

NOTE 16 - SUBSEQUENT EVENTS

              On July 19, 2007, the Company closed a subsidiary merger agreement to acquire Dial Tone Communications, Inc. ("Dial Tone"), a leading distributor of prepaid phone cards. At closing, the Company paid cash of $27,501, issued a three month note for $20,000 and issued 450,000 shares of common stock. The Company may also issue up to 200,000 additional shares of common stock as contingent consideration based on future earnings. The Company has valued the equity of Dial Tone at $310,759. In June 2008, the Company renegotiated certain terms of the merger agreement and as a result, 300,000 shares of the Company's common stock were returned to the Company.

              As discussed in Note 3, effective on October 22, 2007, the Company completed its acquisition of StreamJet.Net, Inc.

              Effective on January 1, 2008, the Company sold its Techview subsidiary for 2,100,000 shares of Company common stock valued at $2,373,000. As a result of this transaction a gain of $73,733 was recognized in the period in which the sale took place.

              On March 31, 2008, the Company, through its CVC International subsidiary, acquired all of the operating assets of Brilliant Telecom Group LLC, a termination services provider. The Company issued 1,000,000 shares of common stock at closing. The Company has valued the assets acquired at $1,150,000.

              On August 1, 2008, CVC International Inc., filed a lawsuit against Brilliant Telecom and an individual claiming damages arising from breaches of the asset acquisition agreement. The lawsuit also claims recission of the asset purchase agreement as an alternative remedy.

                            CHINA VOICE HOLDING CORP.

                              FINANCIAL STATEMENTS

                        NINE MONTHS ENDED MARCH 31, 2008

                                   (UNAUDITED)


                            CHINA VOICE HOLDING CORP.

                           Consolidated Balance Sheets

                                 March 31, 2008
                                   (UNAUDITED)


A S S E T S
Current assets:
Cash and cash equivalents                                               $  2,422,452
Accounts receivable                                                        1,488,629
Inventories                                                                  445,722
Prepaid expenses and other current assets                                    263,591
                                                                        ------------

Total current assets                                                       4,620,394
                                                                        ------------

Note receivable - related party
                                                                           1,500,000
Property and equipment, net                                                  550,267
Goodwill                                                                   8,893,437
Other intangible assets, net                                               7,553,230
                                                                        ------------

Total assets                                                            $ 23,117,328
                                                                        ============

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued expenses                                   $  1,899,230
Current portion of long-term debt
                                                                             409,689
Related party payables                                                       526,505
Current portion of related party notes                                       329,872
                                                                        ------------

Total current liabilities                                                  3,165,296
                                                                        ------------

Long-term liabilities:
Long-term debt, net of current portion                                        50,000
Long-term contingent liability                                             1,500,000
                                                                        ------------

Total long-term liabilities                                                1,550,000
                                                                        ------------

Minority interest                                                            (52,772)

Equity
Common stock - par value $.001, 200,000,000 shares authorized,
151,140,779 issued at March 31, 2008.                                        153,241
Series A preferred stock - par value $.001, 20,000 shares authorized,
3,231 issued at March 31, 2008
(liquidation value of $3,231,000.)                                                 3
Treasury stock, 2,100,000 shares redeemed
                                                                          (2,373,000)
Additional paid in capital                                                42,481,101
Accumulated deficit                                                      (21,806,541)
                                                                        ------------
Total equity                                                              18,454,804
                                                                        ------------

Total liabilities and equity                                            $ 23,117,328
                                                                        ============


                  The accompanying notes are an integral part
                   of these consolidated financial statements




                                      F-36


                            CHINA VOICE HOLDING CORP.

                      Consolidated Statements of Operations

           For the Three and Nine Months Ended March 31, 2008 and 2007
                                   (UNAUDITED)

                                         Three months     Three months      Nine months      Nine months
                                             ended            ended            ended            ended
                                         March 31, 2008   March 31, 2007   March 31, 2008   March 31, 2007
                                         -------------    -------------    -------------    -------------

Revenues                                 $  12,066,920    $     551,557    $  22,581,144    $     911,753

Cost of revenues                            12,048,119          422,807       22,012,592          841,671
                                         -------------    -------------    -------------    -------------


Gross profit (loss)                             18,801          128,750          568,552           70,082



Operating expenses:
Selling, general, and administrative         2,027,575          862,339        4,405,044        1,415,508
Depreciation                                    18,801            1,545           33,814           38,281
                                         -------------    -------------    -------------    -------------

Total operating expenses                     2,046,376          863,884        4,438,858        1,453,789


Loss from operations                        (2,027,575)        (735,134)      (3,870,306)      (1,383,707)


Other income and (expense):

Gain from sale of subsidiary                    73,733             --             73,733             --
Loss from disposal of fixed assets             (44,434)            --            (44,434)            --
Interest income                                 21,143              138           37,083              413
Interest expense                               (72,727)        (114,295)        (324,586)        (332,609)
Minority interest                               34,752             (695)          16,969              846
Impairment of investments                         --               --               --           (503,099)
Other financing charges                        (12,942)        (472,322)         (14,126)      (2,068,398)
Other expenses                                    --               --               --            (25,744)
                                         -------------    -------------    -------------    -------------
Total other income and (expense)                  (475)        (587,174)        (255,359)      (2,928,591)
                                         -------------    -------------    -------------    -------------




Net loss                                    (2,028,050)      (1,322,308)      (4,125,665)      (4,312,298)

Preferred Dividend                            (274,375)         (27,000)        (388,108)         (55,500)
                                         -------------    -------------    -------------    -------------



Net loss attributable to common          $  (2,302,425)   $  (1,349,308)   $  (4,513,773)   $  (4,367,798)
                                         =============    =============    =============    =============
stockholders

Net loss per share - basic and diluted   $        0.02    $        0.01    $        0.03    $        0.05
                                         =============    =============    =============    =============

Common shares used in calculation per
share data -basic and diluted              149,104,669       94,793,186      130,725,593       91,217,644
                                         =============    =============    =============    =============


                  The accompanying notes are an integral part
                   of these consolidated financial statements







                                      F-37



                            CHINA VOICE HOLDING CORP.

                        Consolidated Statements of Equity

                    For the Nine Months Ended March 31, 2008
                                   (UNAUDITED)



                                                                      Preferred Stock -  Preferred     Additional
                          Common Stock      Common        Treasury        Series A        Stock -        Paid in
                            Shares           Stock          Stock          Shares         Series A       Capital
                         ------------    ------------   ------------    ------------    ------------   ------------

Balance at June 30,       111,608,713         111,609           --             3,274               3     29,231,604
2007

Issuance of common         41,632,066          41,632           --              --              --       13,962,061
stock

Issuance of preferred            --              --             --               848            --          424,000
stock

Sale of subsidiary         (2,100,000)           --       (2,373,000)           --              --             --

Preferred stock                  --              --             --            (1,225)           --       (1,426,875)
redemption

Translation adjustment           --              --             --              --              --             --


Stock subscriptions              --              --             --              --              --          290,311
receivable

Preferred dividends              --              --             --               334            --             --


Net loss for nine
months ended March
31, 2008                         --              --             --              --              --             --
                         ------------    ------------   ------------    ------------    ------------   ------------


Balance at March 31,      151,140,779    $    153,241   $ (2,373,000)          3,231    $          3   $ 42,481,101
2008                     ==============  ============== ==============  ==============  ============== ==============







                            CHINA VOICE HOLDING CORP.

                        Consolidated Statements of Equity

                    For the Nine Months Ended March 31, 2008
                                   (UNAUDITED)




                             Retained       Cumulative
                             Earnings        currency
                           (Accumulated     translation        Total
                             Deficit)       adjustment         Equity
                           ------------    ------------    ------------

Balance at June 30,         (17,292,768)         24,871      12,075,319
2007

Issuance of common                 --              --        14,003,693
stock

Issuance of preferred              --              --           424,000
stock

Sale of subsidiary                 --              --        (2,373,000)

Preferred stock                    --              --        (1,426,875)
redemption

Translation adjustment             --           (24,871)        (24,871)


Stock subscriptions                --              --           290,311
receivable

Preferred dividends                --
                                               (388,108)       (388,108)

Net loss for nine
months ended March
31, 2008                     (4,125,665)           --        (4,125,665)
                           ------------    ------------    ------------


Balance at March 31,       $(21,806,541)   $       --      $ 18,454,804
2008                       =============   ==============  ==============





                  The accompanying notes are an integral part
                   of these consolidated financial statements







                                      F-38




                            CHINA VOICE HOLDING CORP.

                      Consolidated Statements of Cash Flows

                For the Nine Months Ended March 31, 2008 and 2007
                                   (UNAUDITED)

                                                          2008           2007
                                                       -----------    -----------
Operating Activities:
Net loss                                                (4,125,665)    (4,312,298)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization                              415,641        346,431
Common shares issued for services                        1,241,340        836,775
Common shares issued for loan costs                           --          179,109
Preferred shares issued for loan costs                        --          249,999
Value of warrants and conversion features                     --        1,065,552
Non-cash financing costs                                      --          573,737
Stock option expense                                          --           11,802
Gain from sale of subsidiary                               (73,733)          --
Foreign currency translation                                  --             --
Loss from disposal of property and equipment                44,434           --
Changes in assets and liabilities:
Accounts receivable                                       (876,433)      (753,405)
Related party receivable                                      --             --
Inventories                                                 (3,806)      (341,524)
Prepaid expenses and other current assets                 (200,191)       (61,618)
Other noncurrent assets                                       --           47,584
Accounts payable and accrued expenses                      (92,909)     1,611,016
Related party payables                                        --          134,245
                                                       -----------    -----------
Total Adjustments                                          454,343      3,906,832
                                                       -----------    -----------
Net Cash Provided by (Used in) Operating Activities     (3,671,322)      (412,595)
                                                       -----------    -----------

Investing Activities:
Purchase of property and equipment                        (190,267)       (48,665)
Businesses acquired                                        (27,501)          --
                                                       -----------    -----------
Net Cash Provided by (Used in) Investing Activities       (217,768)       (48,665)
                                                       -----------    -----------

Financing Activities:
Net increase (decrease) in:
Borrowings under long-term debt arrangements                  --          150,000
Payments received from subscribed stock                    290,311           --

Repayments of long-term debt                                  --           (8,005)
Repayments to related parties                             (680,107)          --
Minority interest                                           21,397        (58,500)
Proceeds from issuance of preferred stock,
net of issuance costs                                         --          250,000
Redemption of preferred stock to related party            (822,000)          --
Issuance of stock subscriptions                               --             --
Proceeds from issuance of common stock,
net of issuance costs                                    7,182,614        142,393
Payment of preferred dividends                              74,521        (55,500)
                                                       -----------    -----------
Net Cash Provided by Financing Activities                6,066,736        420,388
                                                       -----------    -----------

Effect of exchange rate on changes in cash                 (24,871)         7,129

Net Increase (decrease) in Cash and Cash Equivalents     2,152,775        (33,743)

Cash and Cash Equivalents - Beginning of Year              269,677        126,072
                                                       -----------    -----------

Cash and Cash Equivalents - End of Year                $ 2,422,452    $    92,329
                                                       ===========    ===========


                  The accompanying notes are an integral part
                   of these consolidated financial statements




                            CHINA VOICE HOLDING CORP.

                Consolidated Statements of Cash Flows (Continued)

                For the Nine Months Ended March 31, 2008 and 2007

                                                                  2008                  2007
                                                               -----------           ----------
Supplemental Disclosure of Non-Cash Information:
   Warrants issued in conjunction with debt                    $      --             $  605,729
                                                               ===========           ==========

   Assets acquired under capital lease                         $      --             $     --
                                                               ===========           ==========

   Stock tendered in payment of services                       $ 1,240,031           $  836,775
                                                               ===========           ==========

   Conversion of preferred stock to equity                     $      --             $1,033,560
                                                               ===========           ==========

   Preferred stock issued in conjunction with debt             $                     $  249,999
                                                               ===========           ==========

   Common stock issued in conjunction with debt                $    81,000           $  179,109
                                                               ===========           ==========

   Net assets acquired in exchange for common stock            $    81,000           $  100,000
                                                               ===========           ==========

   Conversion of preferred stock to equity                     $   604,875           $     --
                                                               ===========           ==========

   Treasury stock redeemed for sale of subsidiary              $ 2,373,000           $     --
                                                               ===========           ==========

   Preferred dividends paid in kind                            $   334,000           $     --
                                                               ===========           ==========

   Common stock options                                        $      --             $   11,802
                                                               ===========           ==========

   Stock tendered for acquisitions                             $ 4,893,227           $3,466,900
                                                               ===========           ==========

   Cancellation of debt                                        $   424,000           $1,760,148
                                                               ===========           ==========


                  The accompanying notes are an integral part
                   of these consolidated financial statements

                            CHINA VOICE HOLDING CORP.

                   Notes to Consolidated Financial Statements

                        Nine Months Ended March 31, 2008
                                   (UNAUDITED)



NOTE   1 -  DESCRIPTION  OF  BUSINESS,  BASIS OF  PRESENTATION  AND  SUMMARY  OF
            SIGNIFICANT ACCOUNTING POLICIES

              Description of Business - China Voice Holding Corp. (the "Company" or "CHVC"), a Nevada corporation, formed on August 7, 2003 is a diversified telecommunications company headquartered in Boca Raton, Florida. The Company operates in three countries, the United States, Singapore, and China. In the United States, the
              Company has offices and operations located in Los Angeles, California; Boca Raton and Tampa, Florida; and in Dallas, Texas. In China, the Company operates in Beijing and Nanning. The Company operates in four reportable business segments as follows:

                  Communications Software Development - In China, the Company has developed patented Office Automation and Internet Telephony technology platforms for large enterprise and government applications. The web-based technology was designed around the specific needs of the Chinese Government and allows multiple workers to collaborate on a single project and enables management to effectively monitor virtually every aspect of the workers on-line and telephony experience.

                  Telecommunications Services - The Company provides VoIP telecommunications services to communication Service Providers. The Company's Network Operations Center (NOC) is based in Florida and utilizes a next generation Enhanced Services platform that is manned 24 hours per day.

                  Calling Card Distribution - The Company's calling card distribution business sells prepaid telephone and cellular calling cards purchased from various telecommunications carriers through a network of private distributors located primarily in southern California.

                  Advanced  Broadband  Hardware   Distribution  -  The  hardware
                  distribution   line  supplies   broadband,   Wi-Fi,  and  VoIP
                  components and hardware to broadband service providers.

              The accompanying unaudited financial statements as of and for the third quarter of 2008 and 2007 have been prepared by us, pursuant to the rules and regulations of the United States Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP) have been condensed or omitted pursuant to such rules and regulations. These unaudited consolidated financial statements should be read in conjunction with the audited financial statements and the notes thereto for the fiscal year ended June 30, 2007.

              In the opinion of management, all adjustments which are of a normal and recurring nature and are necessary for a fair presentation of the financial position, results of operations, and cash flows as of and for the third quarter of 2008 and 2007 have been made. Results of operations for the third quarter of 2008 and 2007 are not necessarily indicative of results of operations to be expected for the entire year or any other period.

NOTE   1 -  DESCRIPTION  OF  BUSINESS,  BASIS OF  PRESENTATION  AND  SUMMARY  OF
            SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Ownership in China Operations - CHVC through its subsidiaries offers network design and international office-automation software and technology services to government agencies in the People's Republic of China ("PRC").

              In order to meet ownership requirements under Chinese laws that restrict a foreign company from operating in certain industries such as value-added telecommunication services, CHVC has entered into technology service and ownership trust agreements with two of CHVC's affiliates that are incorporated in China: Candidsoft Technologies Co, Ltd of Beijing ("Candidsoft") and Beijing Techview System Engineering Co. Ltd. ("BTSE"). CHVC holds only an indirect ownership interest in the stock of these entities, but accounts for its ownership in the same manner as a direct ownership interest because it has rights equivalent to ownership pursuant to the technology service and ownership trust agreements. Management periodically evaluates its effective legal control over its Chinese subsidiaries on an ongoing basis in accordance with new developments in China and/or laws passed by the PRC. Based on this review, it believes it has the ability to effectively maintain control of the operations of the subsidiaries and consolidates them accordingly.

              Recapitalization and Reorganization - On April 1, 2004, Surf Franchise, Inc. ("Surf"), incorporated in the State of New York on August 7, 2003, entered into a stock exchange agreement with China Voice Corporation ("CVC"), incorporated in the State of Nevada on January 15, 2004, and certain shareholders. CVC was formed to effectuate an exchange of shares between VoIUM Technologies, Ltd. ("VoIUM") and certain shareholders. The shareholders of VoIUM exchanged ownership interest in CVC to certain shareholders in exchange for an agreement to assign their exclusive interest in value-added telecommunication licenses issued by the PRC to CVC. Upon the exchange, VoIUM became a wholly-owned subsidiary of CVC.

              Pursuant to the stock exchange agreement, Surf cancelled 43,012,500 shares of its previously issued and outstanding 49,602,500 common shares and issued 50,000,000 Rule 144 restricted Surf common shares to CVC shareholders in exchange for a 100% equity interest in CVC, making CVC a wholly-owned subsidiary of Surf.

              Surf was a subsidiary of a public Company through April 2004, and it operated as a shell corporation and had no business operations, assets or liabilities.

              The above stock exchange transaction between Surf and CVC resulted in those shareholders of CVC obtaining a majority voting interest in Surf. Accounting principles generally accepted in the United States of America require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Consequently, the stock exchange transaction has been accounted for as a recapitalization of CVC as CVC acquired a controlling equity interest in Surf, as of April 1, 2004. The reverse acquisition process utilizes the capital structure of Surf and the assets and liabilities of CVC recorded at historical cost.

              Subsequent to the stock exchange, a restructuring resulted in CVC becoming a wholly-owned subsidiary of VoIUM, which is the continuing operating entity for financial reporting purposes. Although VoIUM is deemed to be the acquiring corporation for financial accounting and reporting purposes, the legal status of Surf as the surviving corporation did not change. On April 22, 2004, Surf changed its name to China Voice Holding Corp. On July 10, 2008 the Company reorganized from a New York corporation to a Nevada corporation.

NOTE   1 -  DESCRIPTION  OF  BUSINESS,  BASIS OF  PRESENTATION  AND  SUMMARY  OF
            SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Basis of Consolidation - The consolidated financial statements include 100% of the assets, liabilities, revenues, expenses and cash flows of China Voice Holding Corp ("CHVC"), VoIUM Technologies, LTD ("VoIUM") , China Voice Communications Corp ("CVCC"), Communications Business Services Corp ("CBSC"), East West Global Communications, Inc. ("EWGC"), VCG Technologies, Inc. d/b/a DTNet Technologies, Inc. ("DTNet"), CVC International, Inc. ("CVC"), Phone House, Inc. ("PhoneHouse"). The Company additionally consolidated an allocated portion of the results of operations of Candidsoft Technologies Co, Ltd of Beijing ("Candidsoft") for which the Company owned a 65% interest in the operations for the nine months ended March 31, 2008 and 2007 and Beijing Techview System Engineering Co. Ltd. ("BTSE"), for which the Company owned a 70% interest in the operations, for the nine months ended March 31, 2007. All intercompany accounts and transactions have been eliminated in consolidation.

              Risk and Uncertainties - Our future results of operations and financial condition will be impacted by the following factors, among others: dependence on the worldwide telecommunications markets characterized by intense competition and rapidly changing technology, on a few significant customers, on third-party manufacturers and subcontractors, on third-party distributors in certain markets, on partners when we go to market with a joint solution, on the successful development and marketing of new products in new and existing markets. Our future results also may be impacted by foreign currency fluctuations as a result of our international operations and foreign currency based revenues, and product warranty liabilities.

              Use of Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

              Significant estimates inherent in the preparation of the accompanying consolidated financial statements include accounting for depreciation and amortization, valuation of goodwill and other intangibles, business combinations, equity transactions, and contingencies.

              Summary of Significant Accounting Policies
              ------------------------------------------

              Cash and Cash Equivalents

              The Company considers all highly liquid accounts with an original maturity date of three months or less to be cash equivalents. The Company maintains bank accounts in US banks, which at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts and believes it is not exposed to any significant risk on bank deposit accounts.

              Cash accounts of foreign subsidiaries are maintained on deposit in established financial institutions in their respective jurisdiction. Although these deposits are not subject to FDIC insurance coverage provided in the United States, the Company has not experienced any losses and believes that exposure to such risk is minimized by the quality of the institutions being utilized.

NOTE   1 -  DESCRIPTION  OF  BUSINESS,  BASIS OF  PRESENTATION  AND  SUMMARY  OF
            SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Accounts Receivable

              Accounts receivable represent amounts currently due to the Company under contractual obligations for services performed, or products sold. When necessary, the Company evaluates and maintains an allowance for these accounts to reduce such balances to the amount deemed collectible. The allowance for doubtful accounts is based on the Company's assessment of collectability of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, credit quality, age of the accounts receivable balances, and current economic conditions that may affect a customer's ability to pay.

              Inventories

              Inventory consists of finished goods and is valued at the lower of cost or market using the first-in, first-out method.

              Investments

              The Company values the equity investments in private companies and restricted stock of public companies using the cost method of accounting. The Company monitors these investments for factors indicating a permanent impairment of value. As of March 31 2008 and 2007, the Company did not have any investments.

              Property and Equipment

              Property and equipment are stated at cost, less accumulated depreciation and any impairment loss where the recoverable amount of the asset is estimated to be lower than its carrying amount. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to working condition for its intended use. Expenditures for additions, improvements and renewals are capitalized and normal expenditures for maintenance and repairs are charged to the income statement whereas significant improvements which materially increase values or extend useful lives are capitalized and depreciated over the remaining estimated useful lives of the related assets. When assets are sold or retired, their cost and accumulated depreciation are removed from the financial statements and any gain or loss resulting from their disposal is included in the income statement. Depreciation is provided using the straight line method over the estimated useful lives of the related assets, ranging from 3 - 5 years, or over the lesser of the term of the lease or the estimated useful life of the assets under lease.

NOTE   1 -  DESCRIPTION  OF  BUSINESS,  BASIS OF  PRESENTATION  AND  SUMMARY  OF
            SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Capitalized Software Development Costs

              The Company accounts for software development costs under SFAS 86, Accounting for the Costs of Software to be Sold, Leased, or Otherwise Marketed. All of the Company's Software related costs pertain to the communications software development segment of the business. The Company capitalized $578,000 of software costs related to the acquisition of the Company's interest in Candidsoft, $125,000 related to the acquisition of Brilliant Telecom, and $2,974,293 related to the company's interest in Streamjet, for a total of $3,677,293. Amortization expense of $131,477 and $57,800 was recorded as part of cost of revenues for the nine months ended March 31, 2008 and 2007, respectively, based on estimated lives ranging from 10 - 15 years. Revenue generated from software was $369,343 and $142,155 for the nine months ended March 31, 2008 and 2007, respectively.

              Business Combinations

              The Company accounts for business combinations in accordance with Statement of Financial Accounting Standard No. 141, "Business Combinations" (SFAS No. 141). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations. SFAS No. 141 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually by comparing carrying value to the respective fair value in accordance with the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). This pronouncement also requires that the intangible assets with estimated useful lives be amortized over their respective estimated useful lives.

              Goodwill and Other Intangible Assets

              In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," the Company tests its goodwill for impairment at least annually by comparing the fair value of these assets to their carrying values. As a result of such tests, the Company may be required to record impairment charges for these assets if in the future their carrying values exceed their fair values.

              Other intangible assets are amortized using the straight-line method over their estimated useful period of benefit. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists.

              Stock Based Compensation

              The Company applies the fair value method of Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensation" (SFAS No. 123R) in accounting for its stock options. This standard states that compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The fair value for each option granted is estimated on the date of the grant using the Black-Scholes option pricing model. The fair value of all vested options granted has been charged to salaries, wages and benefits in accordance with SFAS No. 123R. Common stock granted to employees, directors, and consultants is charged to operating expense based on the fair value of the stock at the date the stock purchase rights are granted.

NOTE   1 -  DESCRIPTION  OF  BUSINESS,  BASIS OF  PRESENTATION  AND  SUMMARY  OF
            SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------------------

              Foreign Currency Translation

              Assets and liabilities of non-U.S. subsidiaries that operate in a local currency environment are translated to U.S. dollars at exchange rates in effect at the balance sheet date; with the resulting translation adjustments directly recorded to a separate component of accumulated other comprehensive income. Income and expense accounts are translated at average exchange rates during the year. Where the U.S. dollar is the functional currency, translation adjustments are recorded in other income (loss), net.

              Impairment of Long-Lived Assets and Other Intangible Assets

              The Company reviews the carrying value of its long-lived assets, including indefinite-lived intangible assets consisting primarily of goodwill and telecommunications licenses in China, whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the assets by estimating the future net cash flows expected to result from the assets, including eventual disposition. If the future net cash flows are less than the carrying value of the assets, an impairment loss is recorded equal to the difference between the asset's carrying value and its fair value. As of March 31, 2008 and 2007, management determined that no impairment was indicated.

              Leases

              The Company leases its office space, warehouses and store locations. Certain leases contain scheduled rent increases, and may include an initial period of free or reduced rent as an inducement to enter into the lease agreement ("rent holidays"). The company recognizes rental expense for rent increases and rent holidays on a straight-line basis over the terms of the underlying leases, without regard to when rent payments are made. The calculation of straight-line rent is based on the "reasonably assured" lease term as defined in SFAS No. 98, Accounting for
              Leases: Sale-Leaseback Transactions Involving Real Estate, Sales Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases - an amendment of FASB Statements No. 13, 66 and 91 and a rescission of SFAS Statement No. 26 and Technical Bulletin No. 79-11. This amended definition of the lease term may exceed the initial non-cancelable lease term.

              Fair Value of Financial Instruments

              The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

NOTE   1 -  DESCRIPTION  OF  BUSINESS,  BASIS OF  PRESENTATION  AND  SUMMARY  OF
            SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)

              Revenue Recognition

              Revenue from services is recognized when services are rendered. Revenue from installation contracts are recognized on the completed contract method. A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications and has been accepted by customers. Revenue from hardware sales is recognized when title to the goods has passed to the buyer. Revenue from software sales is recognized at the time that the software is shipped to customers and receipt of payment is considered certain.

              Shipping and Handling Costs

              Shipping and handling costs are included in cost of revenues. Shipping and handling costs invoiced to customers, if any, are included in revenues.

              Convertible Debt

              Convertible debt with beneficial conversion features, whereby the conversion feature is "in the money" are accounted for in accordance with guidance supplied by Emerging Issues Task Force ("EITF") No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF No. 27, "Application of Issue 98-5 to Certain Convertible Instruments".

              For convertible debt and related warrants, the recorded debt discount is calculated at the issuance date as the difference between the conversion price and the relative fair value of the common stock into which the security is convertible or exercisable.

              Net Loss per Share

              The Company follows the guidelines of Statement of Financial Accounting Standards No. 128, "Earnings per share" ("SFAS No. 128") in calculating its loss per share. SFAS No. 128 states basic and diluted earnings per share are based on the weighted average number of common shares and equivalent common shares outstanding during the period. Common stock equivalents for purposes of determining diluted earnings per share include the effects of dilutive stock options, warrants and convertible securities. The effect on the number of shares of such potential common stock equivalents is computed using the treasury stock method or the if-converted method, as applicable. The Company has excluded all outstanding stock options and warrants as well as shares issued upon conversion of debt from the calculation of diluted loss per share because these securities are anti-dilutive.

NOTE   1 -  DESCRIPTION  OF  BUSINESS,  BASIS OF  PRESENTATION  AND  SUMMARY  OF
            SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Summary of Significant Accounting Policies (Continued)
              ------------------------------------------

              Net Loss per Share (Continued)

              The following table sets forth potential shares of common stock that are not included in the diluted net loss per share calculation because to do so would be anti-dilutive for the periods indicated:
                                                Nine Months Ended March 31
                                                    2008        2007
                                                    ----        ----

              Warrants issued in conjunction
                 with financing                    582,000   3,779,020
                                                 =========   =========

              Contingent shares potentially
                 issuable for acquisitions       3,598,750   6,566,000
                                                 =========   =========


              Common stock options               48,513      48,513
                                                 =========   =========

              Income Taxes

              The Company recognizes deferred tax assets and liabilities for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

              Reclassifications

              Certain amounts from prior consolidated financial statements and related notes have been reclassified to conform to current year presentation.

NOTE   2 - GOING CONCERN

              The accompanying financial statements have been prepared assuming the Company will continue as a going concern. During the nine months ended March 31, 2008 and 2007, the Company had significant operating losses which raise substantial doubt about the Company's ability to continue as a going concern. The Company's plans regarding those concerns are addressed in the following paragraph. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

              As shown in the accompanying financial statements, the Company has incurred net losses of approximately $4,125,665 and $4,312,298 for the nine months ended March 31, 2008 and 2007, respectively. Additionally, during the nine months ended March 31, 2008 and 2007, the Company has used cash flow in operations of approximately $3,671,322 and $412,595 in 2008 and 2007, respectively. The accumulated deficit as March 31, 2008 amounted to $21,806,541.

              Currently, the operations of the Company are funded through the issuance of debt and equity instruments as well as borrowings from related parties. Management's plans to generate cash flow include expanding the Company's existing operations as well as through additional acquisitions. Additionally, the Company may raise additional funds by raising additional capital through debt or equity offerings in an effort to fund the Company's anticipated expansion. There is no assurance additional capital will be available to the Company on acceptable terms.

NOTE   3 - BUSINESS COMBINATIONS AND SALE OF SUBSIDIARY

              Effective August 1, 2006, the Company acquired a 70% interest in the operations of Beijing Techview System Engineering Co. Ltd. ("BTSE"), a network design and installation company headquartered in Beijing, China. The purchase price was $2,310,000 in current consideration paid by issuance of 2,100,000 shares of the Company's common stock.

              Effective on January 1, 2008, the Company sold its Techview subsidiary for 2,100,000 shares of Company common stock valued at $2,373,000. As a result of this transaction a gain of $73,733 was recognized.

              On March 23, 2007, the Company entered into an agreement to acquire 100% of the common stock of StreamJet.Net, Inc.
              ("StreamJet"), a broadband data streaming company. The Company issued 4,725,000 shares of common stock to shareholders of StreamJet in escrow pending closing of a subsidiary merger agreement. The Company had not completed the merger at March 31, 2007 because certain deliverables of StreamJet had not been received. The shares are shown as outstanding at March 31, 2007, but no asset value has been placed on the Company's books. On October 22, 2007, the Company completed the merger and valued the equity of StreamJet at $2,929,500.

              The following table presents the allocation of the acquisition cost of StreamJet, including the assets acquired and liabilities assumed, based on their fair value:

              Software License                    $      2,974,293

              Liabilities assumed                          (44,793)
                                                  ----------------

              Net assets acquired                 $      2,929,500
                                                  ================

              On July 19, 2007, the Company closed a subsidiary merger agreement to acquire Dial Tone Communications, Inc. ("Dial Tone") a leading distributor of prepaid phone cards. The Company paid cash of $27,501, issued a three month note for $20,000 and issued 450,000 shares of common stock at closing. In addition, the total purchase price also includes contingent consideration of up to 200,000 shares of the Company's common stock issuable upon the attainment of certain performance milestones, expiring July 31, 2010. The Company has valued the equity of Dial Tone at $310,759.


NOTE   3 - BUSINESS COMBINATIONS (Continued)

              The following table presents the allocation of the acquisition cost of Dial Tone, including the assets acquired and liabilities assumed, based on their fair value:

              Accounts receivable                    $         45,933
              Goodwill                                        264,826
                                                     ----------------
                 Total assets acquired                        310,759

                 Total liabilities assumed                       None
                                                     ----------------

              Net assets acquired                    $        310,759
                                                     ================

              On March 31, 2008,  CVC  International  Inc, a  subsidiary  of the
              Company acquired all of the assets of Brilliant Telecom Group, LLC
              ("Brilliant Assets") a termination service provider. The Company issued 1,000,000 shares of common stock at closing. The Company has valued the Brilliant Assets at $1,150,000.

              The following table presents the allocation of the acquisition cost of the Brilliant Assets, including the assets acquired and liabilities assumed, based on their fair value:

              Software                               $        125,000
              Property and equipment                          151,750
              Goodwill                                        873,250
                                                     ----------------
                 Total assets acquired                      1,150,000

                 Total liabilities assumed                       None
                                                     ----------------

              Net assets acquired                    $      1,150,000
                                                     ================

The following unaudited proforma information reflects the net revenues, net income, and per share amounts for the three and nine months ended March 31, 2008 and 2007 as if all acquisitions by CHVC had been completed on July 1, 2006.

                                           Three months     Three months    Nine months      Nine months
                                              ended            ended           ended            ended
                                         March 31, 2008   March 31, 2007   March 31,2008    March 31, 2007
                                         --------------   --------------   -------------    --------------
Proforma net revenues                   $  12,066,920    $   4,966,434    $  22,691,960    $  16,161,583
Proforma net income                     $  (2,302,425)   $  (1,332,860)   $  (4,513,773)   $  (5,668,821)
Proforma basic and diluted net
income per share                        $       (0.02)   $       (0.01)   $       (0.03)   $       (0.06)

Proforma weighted average shares -
basic and diluted                         149,354,669       98,074,436      133,656,362       98,542,644




NOTE   4 - BUSINESS SEGMENT INFORMATION

              The Company has four reportable segments:  communications software
              development,    telecommunications    services,    calling    card
              distribution,  and advanced broadband hardware distribution.  Each of the segments is described in full in Note 1 to these  financial statements.  The accounting  polices for the segments are the same as  those  described  in the  summary  of  significant  accounting polices.  Information about operations by business segment,  as of and for the nine  months  ended  March 31,  2008 and  2007,  is as follows:


                                                                             Advanced
                      Communications        Tele-                           Broadband
                         Software       communications    Calling Card       Hardware        Corporate and
   2008                Development         Services       Distribution     Distribution      Eliminations       Consolidated
   ----                -----------         --------       ------------     ------------      ------------       ------------
Revenues              $    369,343      $  2,726,461      $ 18,326,348     $  1,153,520      $      5,472      $ 22,581,144

Interest Expense              --                --                --               (150)         (324,436)         (324,586)

Depreciation and
amortization              (131,477)         (250,350)             --            (11,001)          (22,813)         (415,641)
Impairment of
assets                        --                --                --               --                --                --


Net income (loss)         (115,057)         (208,452)        (18,235)          (474,317)       (3,309,604)       (4,125,665)
Capital
expenditures                  --                --                --               --                --                --
Identifiable assets      1,808,648           538,437         1,511,910          352,866         2,583,803         6,795,664

Goodwill                 4,299,125           873,250           900,034        2,821,028              --           8,893,437

Other intangible
assets, net              3,338,931         4,214,050              --               --                 249         7,553,230

                                                                            Advanced
                     Communications        Tele-                           Broadband
                        Software       communications    Calling Card       Hardware        Corporate and
  2007                Development         Services       Distribution     Distribution      Eliminations       Consolidated
  ----                -----------         --------       ------------     ------------      ------------       ------------

Revenues              $    142,155      $    437,403      $       --       $    332,196      $       --        $    911,753


Interest Expense              --                --                --               --            (332,609)         (332,609)

Depreciation and
amortization               (66,023)         (250,908)             --            (29,500)             --            (346,431)
Impairment of
assets                        --            (433,099)             --            (70,000)             --            (503,099)


Net income (loss)          (31,481)         (534,736)             --           (187,602)       (3,558,479)       (4,312,298)


Capital
expenditures                  --                --                --               --                --                --
Identifiable assets        202,519           200,313              --            422,184           611,451         1,437,167

Goodwill                 4,299,125         2,477,852              --          2,368,650              --           9,145,627

Other intangible
assets, net                496,115         4,422,850              --               --                --           4,918,965



NOTE   5 - PROPERTY AND EQUIPMENT

              Major categories of property and equipment at March 31, 2008 were the following:
                                                                     2008
                                                                     ----

              Computer equipment                               $    118,383
              Furniture, fixtures and equipment                     534,295

              Less:  accumulated depreciation
               and amortization                                    (102,411)
                                                               ------------

              Total property and equipment                     $    550,267
                                                               ============

              Depreciation expense totaled $33,814 and $38,281 for the nine months ended on March 31, 2008 and 2007, respectively.

NOTE   6 - GOODWILL AND OTHER INTANGIBLE ASSETS

              In accordance with Statement of Financial Accounting Standards No. 142 (SFAS No. 142), the Company performs an evaluation of the fair values of its operating segments annually, and more frequently if an event occurs or circumstances change that may indicate that the fair value of a reporting unit is less than the carrying amount.

              The Company's balance sheet reflects goodwill of $8,893,437 as of March 31, 2008.

              During the nine months ended March 31, 2008 and 2007,  the Company
              did  not  capitalize  any  costs  related  to  internal   software
              development.

              Other identifiable intangible assets consist of the acquired licenses to provide telecom services in certain districts within China and capitalized software. Other intangible assets as of March 31, 2008 are as follows:

                                            Lives                    2008
                                            -----                    ----

              Telecom licenses             15 Years             $ 5,007,000
              Software licenses            15 Years               2,974,293
              Computer software            10 Years                 703,249
                                                                  ---------
              Total                                               8,684,542

              Less accumulated amortization                      (1,131,063)
                                                                  ---------

              Net                                               $ 7,553,479
                                                                ===========

              Amortization expense totaled $381,827 and $308,150 for the nine months ended March 31, 2008 and 2007, respectively.

NOTE   7 -NOTES PAYABLE

              The Company's notes payable to financial institutions and third parties consist of the following as of March 31, 2008:

              Note payable to a third party with interest at 12%
                   and  collateralized by certain assets held by
                   a related party.  The note matures on October
                   15, 2007.  Additionally,  this note  included
                   detachable   warrants  to  purchase   560,000
                   shares of the Company's  common stock,  which
                   expired May 31, 2006.                              $  98,385

              Note payable  to an  individual,  due  on  demand.
                   Interest   accrues  at  12%  and  is  payable
                   monthly.   The  note  is   collateralized  by
                   certain  assets  held by a related  party and
                   has  detachable  warrants to purchase  22,400
                   shares of CHVC's common stock.                         5,000

              Note payable  to a third  party with  interest  at
                   12%,  and  collateralized  by certain  assets
                   held by a  related  party.  The note  matures
                   June  30,  2008.   Additionally,   this  note
                   included  warrants to purchase 280,000 shares
                   of the Company's common stock,  which expired
                   May 31, 2006.                                        100,000

              Note payable to an  individual  due on demand with
                   interest at 18% and collateralized by certain
                   assets held by a related party.                      100,000

              Note payable  to an  individual,  due  on  demand.
                   Interest   accrues  at  24%  and  is  payable
                   monthly.   The  note  is   collateralized  by
                   certain assets held by a related party.               50,000

              Note   payable  to an  equipment  vendor  due May 1,
                     2011  at 12%  interest  secured  by  computer
                     equipment of DTNet Technologies.  The Company
                     anticipates  early  payoff  of this  debt and
                     accordingly  has  classified  it as a current
                     liability.                                          56,304

              Note   payable to an individual  due October 5, 2009
                     with  interest at 18% and  collateralized  by
                     certain assets held by a related party.             50,000

              Subtotal
                                                                        459,689

              Less current portion                                     (409,689)
                                                                      ---------

              Long term notes payable                                 $  50,000
                                                                      =========

              The Company's notes payable to related parties consist of the following as of March 31, 2008:

              Convertible  debenture  payable  to a related  party due
                  December  31, 2008 with  interest at 8%. The note is
                  secured by all of the common stock of the  Company's
                  DTNet  subsidiary and is convertible  into 1,566,000
                  shares of the Company's common stock at a conversion
                  price of $0.50. The option to convert this note was exchanged for 637,356 shares of common stock on
                  March 6, 2008.                                        329,872

              Subtotal                                                  329,872
              Less current portion                                     (329,872)
                                                                        -------

              Long term portion                                       $    --
                                                                      =========

              The future maturities of the notes payable to third parties and related parties are as follows:

              2008                                                    $ 739,561
              2009                                                       50,000
              2010                                                         --
              2011                                                         --
                                                                      ---------

              Total                                                   $ 789,561
                                                                      =========

NOTE   8 -EQUITY

              Preferred Stock
              ---------------

              All of the Company's preferred stock shares are directly or indirectly owned by entities that are owned or controlled by an officer and director of the Company. As such, this officer has all voting rights relating to this class of stock.

              During the year ended June 30, 2006, the Company's board of directors authorized the issuance of up to 20,000 shares of $0.001 par value Series A Preferred Stock. The Series A Preferred Stock is preferred as to dividends and liquidation over common stock, has a liquidation value of $1,000 per share, and has a dividend rate of 12% of liquidation value per year.

              Preferred shares issued during the nine months ended March 31, 2008:

                       Category                 Number of Shares        Value
                       --------                 ----------------        -----

              Issued in exchange for
                 accrued dividends                       334          $ 334,000
              For conversion of $424,000
                 in debt in 2008.
                                                         848            424,000
                                                   ---------          ---------

              Total                                    1,182          $ 758,999
                                                   =========          =========

              On March 31, 2008, an affiliated entity of the Company assumed certain debts of the Company totaling $424,000 in exchange for 848 shares of Series A Preferred Stock in the Company.

              During the interim period 2008, the Company issued 334 shares of Series A Preferred Stock for accrued dividends to related parties.

              Redemptions
              -----------

              During the nine months ended March 31, 2008, certain common stock warrants were exercised which resulted in an exchange of 442,963 common stock shares for 152 shares of preferred stock.

              On December 31, 2007, the Company redeemed 448 shares of the Company's Series A Preferred Stock for $822,000 cash and the issuance of 620,000 shares of common stock from an affiliated entity.

              On March 31, 2008 the company redeemed 625 shares of the Company's Series A Preferred Stock in exchange for 3,245,000 shares of company common stock, 500,000 of which shares were issued to an affiliated entity.


NOTE 8 -EQUITY (Continued)

              Common Stock

              During the nine months ended March 31, 2008, the Company issued common stock as follows:


                    Category                               Number of Shares    Value
                    --------                               ----------------    -----
              Services                                         1,309,000   $ 1,241,340
              Net cash invested                               32,919,819     7,182,614
              Assets exchanged                                   150,000        81,000
              In connection with acquisitions
              of assets and businesses                         2,206,431     4,893,227
              Cancellation of debt conversion
              feature                                            637,356           637
              In exchange for shares of series A preferred
              stock plus $25,375 of accrued dividends.         4,409,460       604,875



              Total                                           41,632,066   $14,003,693
                                                             ===========   ===========


              During the nine months ended March 31, 2008 the Company issued 20,102,994 common shares pursuant to a stock offering under SEC Regulation S. The Company hereby discloses that the shares would have had a value of approximately $13,052,250 had the shares been sold on the OTC (Pink Sheets) market, that discounts and commissions would total $9,136,575, and net proceeds received by the Company were $3,915,675.

              Effective on January 1, 2008, the Company sold its Techview subsidiary for 2,100,000 shares of Company common stock valued at $2,373,000. As a result of this transaction the outstanding common stock of the Company was reduced by 2,100,000 shares.


NOTE   9 - COMMITMENTS AND CONTINGENCIES

              Employment Agreements
              ---------------------

              On August 31, 2006, the Company entered into an employment agreement with Bill Burbank, the Company's Chief Executive Officer. The employment agreement is for an initial term of three years with automatic renewals on six month intervals thereafter.

              Long Term Contingent Liability
              ------------------------------

              During the quarter ended March 31, 2008 the Company issued 3,000,000 shares of common stock to its subsidiary Streamjet. The shares were pledged as collateral to a third party on the debt of an unrelated borrower which is the licensor of a software license owned by Streamjet. Streamjet received a $1,500,000 note from the borrower which bears interest at 12% plus 25,000 shares of the borrower's common stock per month, and is secured by all of the assets of the borrower. The note may be repaid by delivery of the 3,000,000 Company shares back to Streamjet, and because of this redemption feature the $1,500,000 value of the stock is shown as a long term contingent liability by the Company.

              Litigation
              ----------

              The Company is involved in various claims and legal proceedings in the ordinary course of its business activities. The Company believes that any potential liability associated with the ultimate outcome of these matters will not have a material adverse effect on its financial position or results of operations.

              Operating Leases
              ----------------

              The Company's rent expense amounted to $121,403 and $33,547 for the nine months ended March 31, 2008 and 2007, respectively. The Company has various long-term non-cancelable lease commitments for its offices, warehouse and other facilities which expire through 2011. The minimum rental commitments under non-cancelable long-term operating leases during the next five years are as follows:

              2008                                    $        132,909
              2009                                             113,531
              2010                                             114,847
              2011                                              50,215
                                                      ----------------

              Total                                   $        411,502
                                                      ================

NOTE   10 - RELATED PARTY TRANSACTIONS

              Related Party Receivables
              -------------------------

              One of the Company's subsidiaries has advanced funds to certain employees. Such advances are not interest bearing and are unsecured. Management believes that these assets are collectible as they relate to relationships with continuing employees.

              Related Party Payables
              ----------------------

              Certain companies owned or controlled by a major shareholder, director and officer of CHVC, and other related parties has loaned funds to the Company secured by all of the assets of the Company. These advanced funds are due on demand and bear interest at 0-18%. The balance as of March 31, 2008 was $526,505.

              Related Party Notes
              -------------------

              As disclosed in Note 7, in connection with the Company's acquisition of its DTNet subsidiary, the Company is indebted to a Company controlled by the former owners of DTNet. One of those owners remains a major shareholder, director, officer and employee of CHVC. The note is secured by all of the common stock of DTNet and bears interest at 8% and matures on December 31, 2008. The balance on that note was $329,872 as of March 31, 2008.

              Interest paid under these notes was $67,140 and $13,500 for the nine months ended March 31, 2008 and 2007, respectively.

              Joint Ventures
              --------------

              The Company has entered into a joint venture with WRIO, Corp., dated May 31, 2006, wherein WRIO, Corp. and the Company, through contribution of $1,000 each, are 50/50 partners in the exploitation of wireless broadband technology owned by WRIO, Corp. in China. WRIO, Corp is controlled by an officer and director of the Corporation. No revenues were earned under this joint venture during the nine months ended March 31, 2008 and 2007, accordingly, no revenues or expense have been reflected in these financial statements.

              Preferred Stock
              ---------------

              As disclosed Note 8, all of the Company's preferred stock shares are directly or indirectly owned by entities that are owned or controlled by an officer and director of the Company. As such, this officer has all voting rights relating to this class of stock.

              Guarantees
              ----------

              As disclosed in Note 7, certain of the Company's notes payable due to third parties have been guaranteed by companies owned or controlled by an officer and director of the Company.

NOTE   11 - CONCENTRATION OF RISK

              Major Customers - During the nine months ended March 31, 2008 and 2007, the Company did not have any individual customers or group of customers from which revenues exceeded 10% of total revenues. Accordingly, no trade receivables existed from any individual customers or group of customers which exceeded 10% of accounts receivables at March 31, 2008.

              Assets in Foreign Country - The Company has assets related to its China operations which are located in the Peoples Republic of China. Assets held outside the United States were as follows on March 31, 2008:

                                                                   Mar. 31, 2008

              Tangible assets                                       $  202,519

              Goodwill and other identifiable intangible assets      4,795,240
                                                                    ----------

              Total assets                                          $4,997,759
                                                                    ==========

NOTE   12 - INCOME TAXES

              China
              Prior to January 1, 2008, the Company's subsidiaries were governed by the previous Income Tax Law (the "Previous IT Law") of China. Under the Previous IT Law, the Company's subsidiaries were generally subjected to enterprise income taxes at a statutory rate of 33% (30% state income tax plus 3% local income tax) or 15% for qualified new and high technology enterprises. Effective January 1, 2008, the new Enterprise Income Tax Law (the "EIT Law") in China supersedes the Previous IT Law and unifies the enterprise income tax rate for FIEs at 25%. New and high technology enterprises will continue to enjoy a preferential tax rate of 15% but must meet the new set of criteria defined under the EIT Law and related regulations. The EIT Law provides a five-year transitional period for certain entities that enjoyed a favorable income tax rate of less than 25% under the Previous IT Law and were established before March 16, 2007, to gradually increase their rates to 25%. The EIT Law also imposes a withholding income tax of 10% on dividends distributed by a Foreign-invested Enterprises ("FIEs") to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company's jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Such withholding income tax was exempted under the Previous IT Law. In accordance with APB Option No. 23, "Accounting for Income Taxes-- Special Area," all undistributed earnings are presumed to be transferred to the parent company and are subject to the withholding taxes. The withholding tax imposed on the dividend income will reduce the Company's net income. If a withholding tax were imposed to retained earnings prior to January 1, 2008, the Company would elect to reinvest these retained earnings in the PRC. Accordingly, the Company has not recorded any withholding tax on the retained earnings of its FIEs in China.

              The EIT Law also provides that an enterprise established under the laws of foreign countries or regions but whose "de facto management body" is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law merely defines the location of the "de facto management body" as "the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties, etc., of a non-PRC company is located." The determination of tax residency requires a review of surrounding facts and circumstances of each case. If the Company is treated as a resident enterprise for PRC tax purposes, the Company will be subject to PRC tax on worldwide income at a uniform tax rate of 25% starting from January 1, 2008.

              Like its predecessor, the EIT Law mainly provides a framework for general income tax provisions. There are currently divergent views on how the EIT Law will be implemented. Details on the definition of numerous terms as well as the interpretation and specific application of various provisions are left to the detailed implementing regulations and supplementary tax circulars, which are still being issued. The Company's ultimate effective tax rate will depend on many factors, including but not limited to, whether certain of the Company's subsidiaries in China will receive the new and high technology enterprise status under the new criteria.

              The current and deferred portion of income tax expenses of the Company's China subsidiaries, which were included in the consolidated statements for the periods presented have no significant deferred tax assets or liabilities and the statutory rate and effective rate for China operations approximates 30%.


                                           Nine Months Ended
                                  March 31, 2008       March 31, 2007
                                  --------------       --------------

             Loss from operations               $4,125,665          $  4,312,298


             Tax benefit:
             Federal current                          --                    --
             Federal deferred                         --                    --
             U.S. State                               --                    --

             Foreign                                  --                    --
                                                ----------          ------------

             Total tax benefit                  $     --            $       --
                                                ==========          ============

             Effective tax benefit rate              0.0%                  0.0%
                                                ==========          ============

              The difference between the tax benefit rate and the statutory benefit rate is as follows:

                                                        Nine Months Ended
                                                 March 31, 2008   March 31, 2007
                                                 --------------   --------------

             Statutory benefit rate                   34.0%           34.0%

             Inability to utilize
             operating loss carry forwards           (34.0%)         (34.0%)


             Effective tax benefit rate                0.0%            0.0%
                                                     ======          ======

              The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are as follows:

                                                            March 31, 2008
                                                            --------------

              Deductible temporary differences:
                 U.S. federal deferred operating loss      $   2,856,665
                 State deferred operating loss                   420,898
                 Foreign deferred operating loss                   9,468
                                                           -------------
                                                                3,287,031
              Less:  valuation allowance                      (3,287,031)
                                                           -------------

              Total tax assets                             $       --
                                                           =============

              At June 30, 2007, the Company had carry forward losses for income tax purposes of approximately $8,401,956 that may be offset against future taxable income. Due to the uncertainty regarding the success of future operations, management has recorded a valuation allowance equal to 100% of the resultant deferred tax asset.

              The carry forward losses expire in future years through 2027 as follows:

              Expiration Year                                   Amount
                                                                ------
                 2025                                      $     457,895
                 2026                                          1,499,867
                 2027                                          4,790,794
                 2028                                          1,653,400

NOTE   13 - STOCK BASED COMPENSATION

              The Company has granted stock options through certain informal stock option plans to directors, officers and employees. These options vest monthly as earned with no expiration date.

              Prior to July 1, 2005, the Company accounted for these plans under the recognition measurement provisions of APB No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123").

              Effective with its fiscal year beginning July 1, 2005, the Company adopted the fair value recognition provisions of SFAS No. 123R, Share-Based Payment ("SFAS No. 123R"), using the modified-prospective-transition method. Under that transition method, compensation cost is recognized in the periods after adoption for (i) all stock option awards granted or modified after December 31, 2005 based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R and (ii) all stock options granted prior to but not yet vested as of July 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123. The results for prior periods were not restated.


              Stock-based compensation cost of $0 and $11,802 for the nine months ended March 31, 2008 and 2007, respectively. The related deferred income tax asset was $0 as of March 31, 2008 and 2007.

              The following table summarizes the allocation of stock-based compensation expense under SFAS 123R:

                                                        March 31,     March 31,
                                                          2008          2007
                                                       ---------     ----------
              Selling, general and administrative      $    --       $   11,802
                                                       ---------     ----------
              Total stock-based compensation expense
                included in operating expenses              --           11,802
                                                       ---------     ----------
              Total stock-based compensation expense   $    --       $   11,802
                                                       =========     ==========

              The fair value of stock option awards granted on or after July 1, 2005 was determined using a Black-Scholes-Merton option-pricing model utilizing a range of assumptions related to dividend yield, volatility, risk-free interest rate, and employee exercise behavior. Dividend yield was determined to be $0 as these have not been historically paid. Expected volatility is based on the historical volatility calculated from the historical values of the Company's stock prices. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of the grant. The Company estimates forfeitures based on historical data.

              On November 10, 2005, the FASB issued FASB Staff Position No. 123R-3, Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards. The Company has elected to adopt the shortcut method provided by the FASB Staff Position for determining the initial pool of excess tax benefits available to absorb tax deficiencies related to stock-based compensation subsequent to the adoption of SFAS 123R. The shortcut method includes simplified procedures to establish the beginning balance of the pool of excess tax benefits (the "APIC Tax Pool") and to determine the subsequent effect on the APIC Tax Pool and Cash Flow Statements of the tax effects of employee stock-based compensation awards.

              Prior to adoption of SFAS 123R, all tax benefits from deductions resulting from the exercise of stock options were presented as operating cash flows in the Cash Flow Statement. SFAS 123R requires the cash flow tax benefits resulting from tax deductions in excess of the compensation cost recognized (excess tax benefits) to be classified as financing cash flows. Excess tax benefits aggregating $0 were reported in Financing Activities for the nine months ended March 31, 2008 and 2007.

              A summary of options granted and outstanding is presented below:

                                                         March 31, 2007
                                                         --------------
                                                   Number of   Weighted average
                                                   options      exercise price
                                                   -------      --------------

              Outstanding at beginning of period    92,493       $   0.48
              Granted                               23,095           0.50
              Exercised                               --          --
              Forfeited                            (67,025)          0.46
                                                   -------       --------

              Outstanding at end of period          48,513       $   0.50
                                                   -------       --------

              Exercisable at end of period          48,513       $   0.50
                                                   =======       ========



                                                         March 31, 2008
                                                         --------------
                                                   Number of   Weighted average
                                                   options      exercise price
                                                   -------      --------------

              Outstanding at beginning of period    48,513       $   0.50
              Granted                                 --          --

              Exercised                               --          --

              Forfeited                               --          --
                                                   -------       --------

              Outstanding at end of period          48,513       $   0.50
                                                   -------       --------

              Exercisable at end of period          48,513       $   0.50
                                                   =======       ========

              The weighted average fair value of shares granted was $0 and $0.50 for 2008 and 2007, respectively.

NOTE   14 - WARRANTS

              The Company has issued warrants to purchase its common stock in connection with financing transactions. As of March 31, 2008, the warrants are exercisable and have terms as follows:

                                                  In connection
                                                     with
                 Exercise Price  Termination       financing
                   per Share        Date          transactions

                  $0.40           July 2008         350,000
                  $0.40        January 2009         232,000

                Total                               582,000
                                                    =======

              The Company issued warrants to purchase an aggregate of 9,161,420 shares of the Company's common stock at prices ranging from $0.40 to $1.00 per share in connection with financing transactions. The warrants vested immediately and had expiration dates ranging from 1 to 2 years from the date of issuance. The fair value of the warrants at each reporting or measurement date was determined based on the Black-Scholes option pricing model. The fair value of the warrants was calculated with the following weighted average assumptions: no dividend yield; expected volatility of 42%; risk free rates ranging from 3.26% to 5.18% and an expected life equal to the vesting period of 1 month.

              The aggregate fair value of the warrants was $1,407,497. For the nine months ended March 31, 2008 and 2007, $0 and $605,729, respectively was charged to other financing charges with the offset to additional paid in capital. Of these warrants, 800,000 expired unexercised in January 2008.

NOTE 15 - LOSS ON IMPAIRMENT OF ASSETS AND INVESTMENTS

              As a result of the Company's evaluation of assets and investments, the Company recorded impairment losses as follows for the nine months ended March 31, 2008 and 2007:

                                                             2008       2007
                                                             ----       ----

              Telecommunications services segment             --       503,099
                                                           --------   --------

              Total                                        $  --      $503,099
                                                           ========   ========


NOTE   16 - SUBSEQUENT EVENTS

              On July 19, 2007, the Company closed a subsidiary merger agreement to acquire Dial Tone Communications, Inc. ("Dial Tone"), a leading distributor of prepaid phone cards. At closing, the Company paid cash of $27,501, issued a three month note for $20,000 and issued 450,000 shares of common stock. The Company may also issue up to 200,000 additional shares of common stock as contingent consideration based on future earnings. In June 2008, the Company renegotiated certain terms of the merger agreement and as a result, 300,000 shares of the Company's common stock were returned to the Company.

              On August 1, 2008, CVC International Inc., filed a lawsuit against Brilliant Telecom and an individual claiming damages arising from breaches of the asset acquisition agreement. The lawsuit also claims recission of the asset purchase agreement as an alternative remedy.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   August 4, 2008                CHINA VOICE HOLDING CORP.

                                       By: /s/ Bill Burbank
                                           --------------------
                                           Bill Burbank, Chief Executive Officer
                                           and President

                                INDEX OF EXHIBITS

Exhibit
Numbers                             Exhibits

2.1            Agreement  dated  February 27, 2004 for the  acquisition of Voium
               Technologies, Ltd.
2.2            Agreement  and Plan of  Reorganization  dated  April 2004 for the
               acquisition  of  China  Voice  Corp  by  Surf  Franchise,   Inc.,
               predecessor to Registrant
2.3.1          Agreement   dated  January  18,  2006  for  the   acquisition  of
               Candidsoft  Technologies  Co. LTD of  Beijing,  and  Post-Closing
               Agreement
2.3.2          Technology Agreement regarding Candidsoft
2.4            Agreement and Plan of Merger and Reorganization  dated August 25,
               2006 for the  acquisition of VCG  Technologies,  Inc. d/b/a DTNet
               Technologies
2.5            Agreement  and Plan of Merger and  Reorganization  dated June 14,
               2007 for the acquisition of Phone House, Inc.
2.6            Agreement  and Plan of Merger and  Reorganization  dated July 19,
               2007 for the acquisition of Dial-Tone Communications, Inc.
2.7            Agreement and Plan of Merger and  Reorganization  dated March 15,
               2007 for the acquisition of Stream Jet.Net, Inc.
3.1.1          Articles of Incorporation of the Registrant
3.1.2          Articles of Merger
3.2            Bylaws of the Registrant
4.1            Specimen Certificate for Common Stock of the Registrant
10.1           Employment Agreement dated August 31, 2006 with Bill Burbank
10.2           List  of  licenses  issued  by  Telecommunication  Administrative
               Bureau of Beijing
10.3           Joint  Venture   Agreement   dated  May  31,  2006  between  WRIO
               Corporation and Voium Technologies Ltd.
10.4           Promissory  Note dated  December  1, 2004 to  Associates  Funding
               Group Inc. in the  principal  amount of $400,000,  with  Security
               Agreement
10.5           Loan Agreement dated February 13, 2008 between Essential Security
               Software  Inc.  and Stream  Jet.Net,  Inc.,  Promissory  Note and
               Security Agreement
10.6           Exclusive  Supplier  Agreement  dated  January 10,  2008  between
               StarCom Alliance, Inc. and Power Prepaid Phone Card Distribution
10.7           Agreement  dated June 6, 2007 between  Registrant  and  InterEdge
               Technologies, LLC to Supply Intelligent Telephone Adaptors
10.8           Collaboration Agreement
21             Subsidiaries of the Registrant